As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-274767

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invesco Galaxy Ethereum ETF

(Exact name of registrant as specified in its charter)

Delaware	6221	93-6866177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Adam Henkel, Esq.

Invesco Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

800-983-0903

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Paulita Pike, Esq. Ropes & Gray LLP 191 North Wacker Drive, 32nd Floor Chicago, IL 60606	Brian D. McCabe, Esq. Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated May 31, 2024

PRELIMINARY PROSPECTUS

INVESCO GALAXY ETHEREUM ETF

COMMON SHARES

Invesco Galaxy Ethereum ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on Cboe BZX (“Cboe” or the “Exchange”) under the ticker symbol “QETH”. The Trust’s investment objective is to reflect the performance of the spot price of ether as measured using Lukka Prime Ethereum Reference Rate (the “Benchmark”), less the Trust’s expenses and other liabilities.

In seeking to achieve its investment objective, the Trust will hold ether. The Trust will value its Shares each Business Day as of 4:00 p.m. ET. The value of ether held by the Trust is determined based on the fair market value (“FMV”) price for ether, reflecting the execution price of ether on its principal market as determined each day by Lukka Inc., an independent third-party digital asset data company (the “Benchmark Provider”). The Benchmark is designed to provide an estimated fair market value price for ether, based on the execution price of ether on its principal market. In this regard, the Benchmark Provider seeks to identify a “principal market” for ether each day by evaluating eligible ether trading platforms across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. Invesco Capital Management LLC (the “Sponsor” or “Invesco”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, The Bank of New York Mellon is the Trust’s transfer agent (“Transfer Agent”) and will hold all of the Trust’s cash on the Trust’s behalf as cash custodian (“Cash Custodian”), and Coinbase Custody Trust Company, LLC (the “Ethereum Custodian”) will hold all of the Trust’s ether on the Trust’s behalf as custodian.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Such trades may occur at a premium or discount relative to the net asset value per share (“NAV”) of the Shares of the Trust.

The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u) under the Securities Act of 1933, as amended (the “Securities Act”). The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust issues or redeems its Shares, it will do so only in blocks of 5,000 Shares (a “Creation Basket”) based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities).

Creation and redemption transactions initially will take place in cash. Subject to Cboe in the future receiving the necessary regulatory approval to permit the Trust to create and redeem Creation Baskets in-kind for ether (the “In-Kind Regulatory Approval”), these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval and the related in-kind creation model is unknown and there is no guarantee that the Cboe will receive such approval. If Cboe receives the In-Kind Regulatory Approval and the Sponsor chooses to allow in-kind creations and redemptions, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. Galaxy Digital Funds LLC (the “Execution Agent”) will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects a counterparty or digital asset trading platform (“Ethereum Counterparty”), the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

In connection with both creation and redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. The Trust will create Shares by receiving ether from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust. The Trust will redeem shares by delivering ether to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust.

The Trust expects to purchase or sell ether in connection with cash creation and redemption transactions, and to sell ether to pay certain expenses, including the Sponsor Fee. Each creating or redeeming Authorized Participant will be charged a transaction fee in connection with each creation or redemption transaction. Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.

The Trust was seeded with $[  ] on [   ], 2024 through the sale of [    ] Shares. In this transaction, the Sponsor purchased [    ] Shares ([    ] Creation Baskets) at a price of $[  ] per Share based on the Benchmark price as of 4:00 p.m. ET on [   ], 2024. Accordingly, as of the market close on [   ], 2024, the Trust had total assets of $[   ], solely represented by ether held in custody by the Ethereum Custodian, and had [    ] Shares outstanding, entirely held by the Sponsor. The Sponsor acted as a statutory underwriter in connection with these purchases.

Prior to this offering, pursuant to this Prospectus, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol QETH. Investing in the Trust involves risks similar to those involved with an investment directly in ether, as well as other significant risks. See “Risk Factors” beginning on page 11.

The offering of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act. The offering is intended to be a continuous offering and is not expected to terminate until either all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the Securities Act. The Trust is not a mutual fund, is not registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in, nor obligations of, the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT RISKS RELATED TO ETHER. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS ” BEGINNING ON PAGE 11.

THE SHARES OF THE TRUST ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR, THE TRUSTEE, THE BENCHMARK PROVIDER, THE ADMINISTRATOR, THE TRANSFER AGENT, THE EXECUTION AGENT, THE CASH CUSTODIAN, THE ETHEREUM CUSTODIAN, THE MARKETING AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. THE SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is June [ ], 2024

-i-

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States (the “U.S.”).

-ii-

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, technology developments regarding the use of ether and other digital assets, including the systems used by the Sponsor and the Trust’s Ethereum Custodian in their provision of services to the Trust, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares. None of the Trust, the Sponsor, or the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

-iii-

EMERGING GROWTH COMPANY STATUS

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

•	provide certain disclosure regarding executive compensation required of larger public companies; or

•	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.235 billion or more in annual revenues; (ii) when it is deemed to be a large accelerated filer under Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934; (iii) when it issues more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

INVESCO GALAXY ETHEREUM ETF

TICKER: QETH

CUSIP: 143494113

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in the Prospectus that is material and/or that may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, “Ethereum” with an uppercase “E” is used to describe the system as a whole that is involved in maintaining the ledger of ether ownership and facilitating the transfer of ether among parties. When referring to the digital asset within the Ethereum network, “ether” is written with a lowercase “e.”

Overview of the Trust

Invesco Galaxy Ethereum ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on Cboe BZX (the “Exchange”) under the ticker symbol QETH.

Invesco Capital Management LLC (the “Sponsor”) is the sponsor of the Trust.

The Trust’s investment objective is to reflect the performance of the spot price of ether as measured using the Lukka Prime Ethereum Reference Rate (the “Benchmark”), less the Trust’s expenses and other liabilities. The Trust is passively-managed and the Sponsor does not actively manage the ether held by the Trust. This means that the Sponsor does not sell ether at times when its price is high or acquire ether at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional ether investors to attempt to reduce the risks of losses resulting from price changes. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust is not a registered investment company under the Investment Company Act of 1940 (the “1940 Act”) and is not required to register under the 1940 Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the Commodity Exchange Act (the “CEA”), and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with its activities with respect to the Trust.

The Trust intends to continuously offer Shares but may suspend the issuance of Shares at any time.

In seeking to achieve its investment objective, the Trust will hold ether. The Trust will value its Shares each Business Day as of 4:00 p.m. ET. The value of ether held by the Trust is determined based on the estimated fair market value (“FMV”) price for ether, reflecting the execution price of ether on its principal market as determined each day by Lukka Inc., an independent third-party digital asset data company (the “Benchmark Provider”). In this regard, the Benchmark Provider seeks to identify a “principal market” for ether each day, by evaluating eligible ether trading platform across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity.

CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, The Bank of New York Mellon is the Trust’s transfer agent (“Transfer Agent”) and will hold all of the Trust’s cash on the Trust’s behalf as cash custodian (“Cash Custodian”), and Coinbase Custody Trust Company, LLC (the “Ethereum Custodian”) will hold all of the Trust’s ether on the Trust’s behalf as custodian.

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust issues or redeems its Shares, it will do so only in blocks of 5,000 Shares (a “Creation Basket”) based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities).

Creation and redemption transactions initially will take place in cash. Subject to Cboe in the future receiving the necessary regulatory approval to permit the Trust to create and redeem Creation Baskets in-kind for ether (the “In-Kind Regulatory Approval”), these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval and the related in-kind creation model is unknown and there is no guarantee that the Cboe will receive such approval. If Cboe receives the In-Kind Regulatory Approval and the Sponsor chooses to allow in-kind creations and redemptions, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. Galaxy Digital Funds LLC (the “Execution Agent”) will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects a counterparty or digital asset trading platform (“Ethereum Counterparty”), the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

In connection with both creation and redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. The Trust will create Shares by receiving ether from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust. The Trust will redeem shares by delivering ether to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust. Each creating or redeeming Authorized Participant will be charged a transaction fee in connection with each creation or redemption transaction.

The Trust expects to purchase or sell ether in connection with cash creation or redemption transactions, and may sell ether to pay certain expenses, including the Sponsor Fee. In this capacity, the Sponsor has entered into an agreement with Execution Agent to facilitate the purchase or sale of ether by the Trust.

The quantity of ether required to create each Creation Basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Sponsor will publish the Creation Basket after market close, which is composed of an amount of ether that will be used to determine the amount of cash required to purchase a Creation Basket the following day. After the Trust’s NAV is struck on a Business Day (as defined herein), The Bank of New York Mellon (the “Administrator”) adjusts the quantity of ether constituting the Creation Basket Deposit as appropriate to reflect accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. The Administrator calculates the Creation Basket Deposit for a given day by multiplying the NAV by the number of Shares in a Creation Basket (5,000) divided by the price of ether at 4:00 p.m. ET as determined consistent with the Benchmark to determine the cash amount required for a Creation Basket. Fractions of an ether smaller than .000000001 are disregarded for purposes of the computation of the Creation Basket Deposit. Although the Administrator applies the ether price to the calculate of the Creation Basket value, the Administrator plays no role in the determination of the ether price used by the Trust; rather the ether price used in calculating the cash value of a Creation Basket is identical to the ether price used in determining the Trust’s NAV.

To the extent there is a difference between the price actually paid by the Trust to acquire a Creation Basket worth of ether in the creation process compared to the cash value of the Creation Basket (i.e., if there is a difference between the amount paid by the Execution Agent on behalf of the Trust to purchase the requisite amount of ether and the valuation of ether as part of the Trust’s NAV calculation), that difference will also be charged to the creating Authorized Participant in the form of a variable fee.

To support the ability of Authorized Participants to provide liquidity at prices that reflect the value of the Trust’s assets and to facilitate orderly transactions in the Shares, the Trust will ordinarily process redemptions of Creation Baskets on the next day when the Exchange is open for regular trading (a “Business Day”) following receipt of a redemption request by an Authorized Participant.

Creation Baskets are expected to be created when there is sufficient demand for Shares, including when the market price per Share is at a premium to the net asset value per Share (“NAV”). Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Similarly, Creation Baskets are expected to be redeemed when the market price per Share is at a discount to the NAV. Investors (other than Authorized Participants) seeking to purchase or sell Shares on any day are expected to transact in the secondary market, on the Exchange or other national securities exchanges, at the market price per Share, rather than through the creation or redemption of Creation Baskets. Shares initially comprising the same Creation Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

The Sponsor believes that the design of the Trust will enable investors to effectively and efficiently implement strategic and tactical asset allocation strategies that use ether by investing in the Shares rather than directly in ether.

The Trust’s Expenses

The Trust will pay the Sponsor a unified fee of [●]% per annum (the “Sponsor Fee”) as compensation for services performed under the Trust Agreement (as defined herein). The Trust’s only ordinary recurring expense is the Sponsor Fee.

The Sponsor Fee will be accrued daily and paid monthly in arrears in U.S. dollars, and will be calculated by the Administrator. The Administrator will calculate the Sponsor Fee on a daily basis by applying the [●]% annualized rate to the Trust’s total net assets. To cover the Sponsor Fee, and extraordinary expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Execution Agent to convert ether held by the Trust into U.S. dollars. The NAV of the Trust and the number of ether represented by a Share will decline each time the Trust accrues the Sponsor Fee or any Trust expenses not assumed by the Sponsor. The Trust is not responsible for paying any costs associated with the transfer of ether to or from the Trust in connection with paying the Sponsor Fee or in connection with creation and redemption transactions.

Except as noted below, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor’s unified fee, including, but not limited to, the Trustee’s fees, the fees of The Bank of New York Mellon (for its services as the “Administrator,” “Transfer Agent,” and “Cash Custodian”), the fees of the Ethereum Custodian, the fees of the Execution Agent, Exchange listing fees, Securities and Exchange Commission (“SEC”) registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor also paid the costs of the Trust’s organization.

The Trust may incur certain extraordinary expenses that are not assumed by the Sponsor. These include, but are not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Ethereum blockchain), any indemnification of the Sponsor, Cash Custodian, Ethereum Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Trust from time to time will be required to sell ether in such quantities as necessary to permit payment of the Sponsor Fee and any Trust expenses and liabilities not assumed by the Sponsor. The Sponsor has engaged the Execution Agent to sell ether on the Trust’s behalf in such circumstances. At the direction of the Trust, the Execution Agent will seek to sell ether at approximately the price at which it is valued by the Trust and in the smallest amounts required to permit such payments as they become due, with the intention of minimizing the Trust’s holdings of assets other than ether. Accordingly, the amount of ether to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of ether.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on September 27, 2023, pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to its Amended and Restated Declaration of Trust and Trust Agreement, dated as of May 31, 2024 (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. Shareholders will have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Lukka Prime Ethereum Reference Rate

The Benchmark is designed to provide an estimated fair market value (“FMV”) for ether, in a manner that aligns with accounting principles generally accepted in the United States (“U.S. GAAP”) and International Financial Reporting Standards Foundation (“IFRS”) accounting guidelines regarding fair market value measurements. In this regard, the Benchmark Provider seeks to identify a “principal market” for ether each day, by evaluating eligible ether trading platforms across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. As of May 2024, the following trading platforms are considered to be eligible trading platforms by the Benchmark Provider: Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase, Crypto.com, Gate.io, Gemini, HitBTC, Huobi, itBit, Kraken, KuCoin, LMAX, MEXC Global, OKEx and Poloniex (collectively, “Benchmark Pricing Sources”). The Benchmark Provider reviews trading platforms eligible for inclusion in the Benchmark quarterly. In determining which trading platforms to include Benchmark Pricing Sources, the Benchmark Provider evaluates each trading platform using proprietary ratings criteria. The Benchmark Provider periodically reassesses the trading platforms eligible to be considered Benchmark Pricing Sources, and makes adjustments as needed.

For purposes of financial reporting, the Trust will determine the principal market for ether in accordance with ASC Topic 820-10, and such determination is considered from the Trust’s perspective. Procedures will be implemented to review and confirm the prices utilized to value ether reflect fair value in accordance with ASC Topic 820 and will be reviewed by the Sponsor’s Valuation Committee on a periodic basis.

With respect to the Trust’s Authorized Participants, the Trust has no authority over which trading platforms the Authorized Participants or their affiliates might transact on, although the Trust expects that most Authorized Participants or their affiliates may transact on several of the trading platforms used by the Benchmark Provider. The Trust notes that for transactions in which it is selling ether, it may do so in principal-to-principal transactions, although the Trust is eligible to execute trades on all of the trading platforms used by the Benchmark Provider. While the principal to principal market is the market in which the Execution Agent, on the Trust’s behalf, would normally transact for sales of ether, in considering all information reasonably available in accordance with the guidance in ASC 820-10-35-5A, the Trust notes that the identification of a principal market is completed by the Benchmark Provider based on a variety of different criteria including but not limited to trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. The Trust views this evidence to the contrary as an appropriate basis to determine a primary market that is not the principal-to-principal market, in accordance with the guidance in ASC 820-10-35-5A.

The Trust’s Service Providers

The Sponsor

Invesco Capital Management LLC is the Sponsor of the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering, the listing of Shares on the Exchange and valuing the ether held by the Trust. The Sponsor is a limited liability company formed in the State of Delaware on February 7, 2003, and is a wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries, including the Sponsor, are an independent global investment management group. The Sponsor’s principal address is 3500 Lacey Road, Suite 700, Downers Grove, IL 60515.

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the Trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA. The Trustee’s principal address is located at 251 Little Falls Drive, Wilmington, DE 19808.

The Administrator

The Bank of New York Mellon (“BNYM”) serves as the Trust’s Administrator. Under the trust administration and accounting agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including calculating the NAV of the Trust, determining the net assets of the Trust, and calculating the size of the Creation Baskets. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.

The Transfer Agent

BNYM also serves as the Transfer Agent for the Trust. The Transfer Agent is responsible for (1) issuing and redeeming Shares in connection with creation and redemption transactions, (2) responding to correspondence by holders of the Shares (“Shareholders”) and others relating to its duties, (3) maintaining Shareholder accounts and (4) making periodic reports to the Trust. The Transfer Agent’s principal address is 240 Greenwich Street, New York, New York 10286.

The Ethereum Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s Ethereum Custodian. The Trust has entered into a prime brokerage and custody agreement with the Ethereum Custodian (the “Ether Custody Agreement”), pursuant to which the Ethereum Custodian will hold in custody all of the Trust’s ether, other than that which may be maintained in a trading account with Coinbase, Inc. from time to time. See “Prospectus Summary – Custody of the Trust’s Assets,” below. The Ethereum Custodian is chartered as a limited purpose trust company by the New York State Department of Financial Services (“NYSDFS”) and is authorized by the NYSDFS to provide digital asset custody services. The Ethereum Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.

The Ethereum Custodian is a third-party limited purpose trust company that was chartered in 2018 upon receiving a trust charter from the NYSDFS. The Ethereum Custodian is subject to regulation by the NYSDFS and has a long track record of providing custodial services for digital asset private keys. The Sponsor believes that the Ethereum Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s ether holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys. The Trust Ethereum Account and Sponsor Ethereum Account (each as defined herein) are segregated accounts and are therefore not commingled with the Ethereum Custodian’s corporate or other customer assets.

Although the Ethereum Custodian carries insurance for the benefit of its account holders, the Ethereum Custodian’s insurance does not cover any loss in value to ether and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust.

The Cash Custodian

BNYM also serves as the cash custodian for the Trust (the “Cash Custodian”) pursuant to a custody agreement (the “Cash Custody Agreement”). The Cash Custodian is responsible for holding the Trust’s cash, including in connection with creation and redemption transactions effected in cash. The Cash Custodian is a New York state-chartered bank and a member of the Federal Reserve System. The Cash Custodian’s principal address is 240 Greenwich Street, New York, New York 10286.

The Execution Agent

The Sponsor has entered into an agreement with Galaxy Digital Funds LLC, a subsidiary of Galaxy Digital LP (“Galaxy” or the “Execution Agent”) to serve as Execution Agent. At the direction of the Sponsor, the Execution Agent is responsible for selling ether on behalf of the Trust to the extent necessary to permit the payment of the Trust’s expenses. The Trust also will utilize the services of the Execution Agent to purchase or sell ether in connection with cash creations and redemptions. When acquiring or disposing of ether on behalf of the Trust in connection with a creation or redemption transaction, the Sponsor will provide instructions to the Execution Agent, who will identify an Ethereum Counterparty. In connection with both creation and redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. In addition, as part of this agreement, the Execution Agent has agreed to co-brand and co-market the Trust and the Sponsor has licensed the use of certain Execution Agent trademarks, service marks and trade names in connection with the Trust. The Execution Agent’s principal address is 300 Vesey Street, New York City, New York 10282.

Galaxy is a subsidiary of Galaxy Digital Holdings LP (“Galaxy Holdings”). Galaxy Digital Holdings Ltd., which holds a limited partner interest in Galaxy Holdings, is listed on the Toronto Stock Exchange under the symbol “GLXY.”

Authorized Participants

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). Creation and redemption transactions initially will take place in cash. Subject to Cboe receiving the necessary regulatory approval to permit the Trust to create and redeem Creation Baskets in-kind for ether (the “In-Kind Regulatory Approval”), these transactions may also take place in exchange for ether. If Cboe receives the In-Kind Regulatory Approval and the Sponsor chooses to allow in-kind creations and redemptions, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects a counterparty or digital asset trading platform (“Ethereum Counterparty”), the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

In connection with both creation and redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. The Trust will create Shares by receiving ether from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust. The Trust will redeem shares by delivering ether to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust.

Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction.

The Marketing Agent

Invesco Distributors, Inc. (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations. The Marketing Agent’s principal address is 11 Greenway Plaza, Suite 1000, Houston, TX 77046.

Custody of the Trust’s Assets

The Ethereum Custodian will keep the private keys associated with the Trust’s ether in a “cold storage” environment where the private keys are generated and secured (the “Prime Custody Vault”). From time to time, such as when the Trust’s ether is being processed in connection with certain creation or redemption transactions or it is being sold, the Trust’s ether may be maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase” or the “Prime Broker”), an affiliate of the Ethereum Custodian. The Trust’s ether will be maintained by the Ethereum Custodian and Coinbase in accounts that are required to be segregated from the assets held by the Ethereum Custodian or Coinbase as principal and, when held in the Prime Custody Vault, the assets of their other customers. “Cold storage” refers to a safeguarding method by which the private keys corresponding to the Trust’s ethers are generated and stored in an offline manner using computers or devices that are not directly connected to the internet, which is intended to make them more resistant to hacking, or similarly secure technology. All of the Trust’s ether will be held in the Prime Custody Vault unless it is maintained in the Trading Balance in connection with certain creation or redemption transactions or it is being sold to pay the Sponsor Fee or Trust expenses not assumed by the Sponsor. The Trust will not participate in the proof-of-stake validation mechanism of the Ethereum network (i.e., the Trust will not “stake” its ether) to earn additional ether or seek other means of generating income from its ether holdings.

The ether in the Trust’s account at the Ethereum Custodian may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Ethereum Custodian:

Cold Storage: Cold storage in the context of ether means keeping the reserve of ether offline, which is a widely-used security precaution, especially when dealing with a large amount of ether. Ether held under custodianship with the Ethereum Custodian will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private key materials, the cryptographic components that allow a user to access ether, are stored offline on hardware that has never been directly connected to the internet. Storing private key materials offline minimizes the risk of the ether being stolen. The Sponsor expects that all of the Trust’s ether will be held in cold storage of the Ethereum Custodian in the Prime Custody Vault on an ongoing basis, except as noted above. In connection with certain creations or redemptions, the Trust may process creations and redemptions by selling ether from its Prime Custody Vault balance.

Private Keys: All private keys are securely protected using multiple layers of high-quality encryption and in Ethereum Custodian-owned offline hardware in physically secure environments. No customers or third parties are given access to the Ethereum Custodian’s private keys.

Whitelisting: Transactions are only sent to vetted, known addresses. The Ethereum Custodian’s platform supports pre-approval and test transactions. The Ethereum Custodian requires authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Ethereum Custodian’s platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the Ethereum Custodian’s platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Ethereum Custodian in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.

Audit Trails: Audit trails exist for all movement of ether within Ethereum Custodian-controlled ether wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Ether Custody Agreement, ether held in custody with the Ethereum Custodian will be segregated from both the proprietary property of the Ethereum Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts.

The Ethereum Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (e.g., crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust. The Ethereum Custodian is not FDIC-insured.

The Trust relies on the Cash Custodian to hold or transfer any cash related to the purchase or sale of ether in connection with cash creation and redemption transactions, or held for payment of expenses not assumed by the Sponsor, such as the Sponsor Fee. In its role, the Cash Custodian helps facilitate the creations and redemptions of Shares done in exchange for cash.

Net Asset Value

NAV means the value of the total assets of the Trust including, but not limited to, all ether and cash (if any) less the total liabilities of the Trust (including accrued but unpaid expenses), divided by the number of outstanding Shares.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading. In determining the Trust’s NAV, the Administrator values the ether held by the Trust based on the price established by the Benchmark Provider as of 4:00 p.m. ET each Business Day.

The amount of ether represented by the Shares will be reduced during the life of the Trust each time the Trust accrues the Sponsor Fee or pays for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls. See “Risk Factors—Risks Related to the Trust and the Shares—The amount of ether represented by the Shares will decline over time” and “Calculation of NAV.”

Plan of Distribution

The Trust is an exchange-traded fund. Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges, as well as any bid-ask spread. Such trades may occur at a premium or discount relative to the NAV of the Trust.

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). Creation and redemption transactions initially will take place in cash. Subject to Cboe in the future receiving the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. If Cboe receives the In-Kind Regulatory Approval and the Sponsor chooses to allow in-kind creations and redemptions, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction.

Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol QETH.

Federal Income Tax Considerations

It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they incur a proportionate share of the expenses of the Trust. Consequently, each sale of ether by the Trust (which includes, under current Internal Revenue Service guidance, using ether to pay expenses of the Trust, including the Sponsor Fee) would give rise to taxable gain or loss to Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Creation Baskets will initially consist of cash deposits. Such cash deposits are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of ether, (ii) delivered to Authorized Participants in connection with a redemption of Creation Baskets or (iii) transferred to pay the Sponsor Fee or for extraordinary expenses and liabilities not assumed by the Sponsor.

The Trust’s ether is held by the Ethereum Custodian (or held temporarily in the Trading Balance with Coinbase) on behalf of the Trust until sold by the Execution Agent to pay the Sponsor Fee or to pay for extraordinary expenses and liabilities not assumed by the Sponsor.

Ether and the Ethereum Network

Ether is a digital asset, also referred to as a digital currency or cryptocurrency, which serves as the unit of account on the open-source, decentralized, peer-to-peer Ethereum network (“Ethereum” or “Ethereum network”). Ether may be used to pay for goods and services, including to provide “gas” in connection with executing specific operations on the Ethereum network, stored for future use, or converted to a fiat currency, such as the U.S. dollar, at rates determined on digital asset trading platforms, or in individual end-user-to-end-user transactions under a barter system. In addition, ether is used to compensate node operators on the Ethereum network for using computational resources to confirm transactions and secure the network. Furthermore, the Ethereum network also allows users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum Blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system. The value of ether is not backed by any government, corporation, or other identified body.

The value of ether is determined in part by the supply, of and demand for, ether in the markets for exchange that have been organized to facilitate the trading of ether. Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of [•], ether had a total market capitalization of approximately $[•] and represented approximately [•]% of the entire digital asset market. Ether is maintained on the Ethereum network. No single entity owns or operates the Ethereum network. The Ethereum network is accessed through software and governs ether’s creation and movement. The source code for the Ethereum network is open-source, and anyone can contribute to its development.

The Ethereum software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the predefined set of rules are not necessarily contractual in nature but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the oldest and largest smart contract platform in terms of market cap, availability of decentralized applications, and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi is believed by some to offer many opportunities for innovation and to have the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.

Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Ethereum network only if it is accepted by participants that collectively have a majority of the processing power on the Ethereum network.

If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional such as the Ethereum “Merge.” The Merge represents the Ethereum Network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems validators are required to stake ether.

New ether is created as a result of “staking” of ether by validators. Validators are required to stake ether in order to be selected to perform validation activities and then once selected, as a reward, they earn newly created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Investors must stake at least 32 ether to become an Ethereum validator. The Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.

Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of public Ethereum addresses and their associated private key(s). This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.

“Gas” refers to the unit that measures the amount of computational effort required to execute specific operations on the Ethereum network. Since each Ethereum transaction requires computational resources to execute, those resources have to be paid for to ensure Ethereum is not vulnerable to spam and cannot get stuck in infinite computational loops. Payment for computation is made in the form of a gas fee. The gas fee is the amount of gas used to do some operation, multiplied by the cost per unit gas. The Ethereum Improvement Proposal 1559 simplified the transaction fee process. Instead of performing complex calculations to estimate the gas, users instead pay an algorithmically determined transaction fee set by the protocol itself. Gas price is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates validators to process and verify transactions for a monetary reward. Gas price fluctuates with supply and demand for processing power since validators can choose to not process transactions when gas prices are low. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.

Ether may be regarded as a currency or digital commodity depending on its specific use in particular transactions. Ether may be used as a medium of exchange or unit of account. Although a number of large and small retailers accept ether as a form of payment in the United States and foreign markets, there is relatively limited use of ether for commercial and retail payments. Similarly, ether may be used as a store of value (i.e., an asset that maintains its value rather than depreciating), although it has experienced significant periods of price volatility.

There can be no assurance as to the future performance of ether; the past performance and volatility of ether should not be taken as an indication of future performance or volatility.

The Ethereum Market

Ether had a total market capitalization of approximately $[●] billion as of [●]. Ether spot trading occurs on venues in the U.S. that are licensed to conduct that business by the NYSDFS, other venues in the U.S. and non-U.S. venues. In addition, ether futures and options trading occurs on trading platforms in the U.S. regulated by the CFTC. The market for NYSDFS-licensed and CFTC-regulated trading of ether and ether derivatives has developed substantially. Ether market conditions in the three months ending on [●] are briefly summarized as follows:

•

Ether: There are over 20 NYSDFS-licensed entities operating trading platforms with order books for spot trading of ether. Among the top NYSDFS-licensed trading platforms, year-to-date as-of [●], the average daily trading volume is approximately $[●] million. Across these venues, the average daily deviation of prices was less than [●]%. The largest NYSDFS-licensed trading platform by volume had an average bid-ask spread during the period of less than [●]%.

•

Futures: There are currently three CFTC-regulated trading platforms, two of which are open and facilitate trading of ether futures, with a total average daily trading volume of approximately $[●] billion.

•	Options: One CFTC-regulated trading platform facilitates trading of options on ether futures, with average monthly trading volume of approximately $[●] billion.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. You should consider carefully the risks summarized below, which are described in more detail under “Risk Factors.”

Shareholders may choose to use the Trust as means of investing indirectly in ether. Shareholders considering a purchase of Shares of the Trust should carefully consider how much of their total assets should be exposed to the ether market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

Risks Related to Ether

Market and Volatility Risk. Ether has historically exhibited high price volatility relative to more traditional asset classes, which may be due to speculation regarding potential future appreciation in value. The value of the Trust’s investments in ether could decline rapidly, including to zero.

Some market observers have asserted that the ether market periodically experiences pricing “bubbles” and have predicted that, in time, the value of ether will fall to a fraction of its current value, or even to zero. Ether has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Adoption Risk. The further development and acceptance of the Ethereum network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Ethereum network may adversely affect the price of ether and therefore an investment in the Shares.

Currently, there is relatively limited use of ether in the retail and commercial marketplace in comparison to relatively extensive use as a store of value. Tax treatment of the use of ether as a medium of exchange and other factors could hinder expansion of ether into retail and commercial markets. A lack of expansion by ether into retail and commercial markets, or a contraction of such use, may result in damage to the public perception of ether and the utility of ether as a payment system, increased volatility or a reduction in the value of ether, all of which could adversely impact an investment in the Shares. Furthermore, while ether was among the first widely used digital assets, many other digital assets besides ether have also been created. To the extent market participants come to prefer these other digital assets, the value of ether, and therefore an investment in the Shares, may be adversely affected.

Regulatory Risk. Regulatory changes or actions may alter the nature of an investment in ether or restrict the use of ether or the operations of the Ethereum network or venues on which ether trades in a manner that adversely affects the price of ether and an investment in the Shares. For example, it may become difficult or illegal to acquire, hold, sell or use ether in one or more countries, which could adversely impact the price of ether.

Cybersecurity Risk Related to Ether. In the past, flaws in the source code for ether have been discovered, including those that resulted in the theft of users’ ether. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules has occurred.

Additionally, if a malicious actor or botnet (i.e., a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power of the Ethereum network, such actor or botnet could alter the digital transaction ledger, or “blockchain,” that records transactions in and ownership of ether and adversely affect the value of ether.

By using computers that appear to be participating in the Ethereum network, but that are not in fact connected to the network (so-called “cancer nodes”), a malicious actor can disconnect the target user from the ether economy entirely by refusing to relay any blocks or transactions.

Separate from the cybersecurity risks of the Ethereum protocol, entities that custody or facilitate the transfers or trading of ether have been frequent and successful targets of cybersecurity attacks, leading to significant theft of ether. If any of these exploitations or attacks occur, it could result in a loss of public confidence in ether, a decline in the value of ether and, as a result, adversely impact an investment in the Shares.

Risks Related to the Trust and the Shares

Expense Risk. The Trust’s returns will not match the performance of ether because the Trust incurs the Sponsor Fee and may incur other expenses.

Risk That Market Price of Shares May Reflect a Discount or Premium to NAV. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, levels of trading activity, differences between the normal trading hours for the Trust and the underlying ether market, the calculation methodology of the NAV, demand or supply for Shares of the Trust in excess of an Authorized Participant’s ability to create or redeem Shares and/or the closing of ether trading platforms due to fraud, failure, security breaches or otherwise. As a result, the NAV of the Shares included in Creation Baskets may differ from the market price of the Shares.

Cash Creations and Redemptions. The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV. The use of cash creations and redemptions could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants to elect to not participate in the Trust’s Share creation and redemption processes, which may adversely affect the arbitrage mechanism, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Related to Ether

Ether and Ethereum generally.

Ether is the native digital asset and unit of account on the Ethereum network. The market value of ether is not related to any specific company, government or asset. The valuation of ether depends on a number of factors, including future expectations for the value of the Ethereum network, the number of ether transactions, and the overall usage of ether as an asset. This means that a significant amount of the value of ether is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s holdings, depending on the valuation of ether.

Several factors may affect the price of ether, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of ether or the use of ether as a form of payment.

The Ethereum network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Ethereum network protocols and various software implementations thereof, often on the Ethereum repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Although some market participants such as the Ethereum Foundation sponsor some developers, core developers are not generally compensated for their work on the Ethereum network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Ethereum network community to address novel technical issues or to achieve consensus around solutions therefor. As with other digital asset networks, the Ethereum network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of the participating nodes. The Ethereum network’s Ethereum 2.0 upgrade addresses some of Ethereum’s speed, efficiency and scalability issues through staking and sharding. However, both hard forks and future software upgrades designed to further address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Ethereum could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s ether, which would adversely impact the value of the Shares. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ether and the Ethereum network. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Finally, as there is no centralized party controlling the development of the Ethereum network, there can be no assurance that the community as a whole will not implement changes to the Ethereum network protocols that have an adverse impact on the Trust or an investment in the Shares.

Moving from Proof-of-Work (PoW) to Proof-of-Stake (PoS) Consensus Mechanism.

In September 2022, the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism called Serenity, or Ethereum 2.0. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as mining multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. There is no guarantee that the Ethereum community will embrace Ethereum 2.0, and the new protocol may never fully scale.

The possibility exists that Ethereum 2.0 may never achieve the goals of the Ethereum community, which may have a negative impact on the market value of ether, and consequently the NAV of the Trust.

The Trust will not participate in the proof-of-stake validation mechanism of the Ethereum network (i.e., the Trust will not “stake” its ether) to earn additional ether or seek other means of generating income from its ether holdings.

The scheduled creation of newly minted ether and their subsequent sale may cause the price of ether to decline, which could negatively affect an investment in the Trust.

In accordance with the Ethereum 2.0 upgrades, newly created or minted ether are generated through a process referred to as “staking” which involves the collection of a staking reward of new ether. To operate a node, a validator must acquire and lock 32 ether by sending a special transaction to the staking contract, which transaction associates the staked ether with a withdrawal address (to unlock the ether and receive any staking rewards) and a validator address (to designate the validator node performing transaction verification). When the recipient makes newly minted ether available for sale, there can be downward pressure on the price of ether as the new supply is introduced into the Ethereum market.

Market and Volatility Risk. Ether has historically exhibited high price volatility relative to more traditional asset classes. For example, there were steep increases in the value of certain digital assets, including ether, over the course of 2021. These increases were followed by steep drawdowns throughout 2022. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout ether’s history, including, for example, in 2017-2018, before repeating again in 2021-2022. Over the course of 2023 and in to 2024, ether prices have continued to exhibit significant volatility.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events, the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these or similar events, digital asset prices, including ether, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined.

In addition, regulatory and enforcement scrutiny of digital assets has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. Developments in the regulation of digital assets are ongoing. For example, in July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto trading platforms, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based exchange-traded products (“ETPs”). In the immediate aftermath of this court decision, the price of bitcoin increased from nearly $26,000 to over $28,100. It is not possible to predict at this time all of the risks that regulatory developments may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of ether.

The value of the Trust’s investments in ether could decline rapidly, including to zero.

Ether’s historical volatility may be due to speculation regarding potential future appreciation in value, which could adversely affect an investment in the Shares.

Momentum investing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by anticipated future appreciation in value. Momentum investing in ether may have contributed, and may continue to contribute, to speculation regarding potential future appreciation in the value of ether, inflating and making these prices more volatile. As a result, ether may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of ether, and, in turn, an investment in the Trust.

Some market observers have asserted that the ether market often experiences pricing “bubbles” and have predicted that, in time, the value of ether will fall to a fraction of its current value, or even to zero.

Ether has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

The price of ether may be impacted by the behavior of a small number of influential individuals or companies.

The price of ether has experienced increased volatility resulting from the statements and actions of individuals in the ether and broader technology community. Filings by companies and social media statements by prominent individuals have in the past and may in the future have an outsized impact on the price of ether relative to fundamental value considerations. To the extent that the actions of one or more companies or individuals leads to an increase in the price of ether, a reversal of such position by the company or individual may have a sharp, negative impact on the price of ether and the value of the Shares.

Adoption Risk.

User adoption of ether may slow down, stop, or reverse.

The further development and acceptance of the Ethereum network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Ethereum network faces significant obstacles to increasing the usage of ether without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance of the Ethereum network may adversely affect the price of ether and therefore an investment in the Shares.

The use of ether to, among other things, buy and sell goods and services is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Ether is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty. The factors affecting the further development of this industry, include, but are not limited to:

•	continued worldwide growth or possible cessation or reversal in the adoption and use of ether and other digital assets;

•

government and quasi-government regulation of ether and other digital assets and their use, including taxation of ether transactions, or restrictions on or regulation of access to and operation of the Ethereum network and other digital asset networks;

•

changes in consumer demographics and public tastes and preferences, including the possibility that market participants may come to prefer other digital assets to ether for a variety of reasons, including that such other digital currencies may have features (like different consensus mechanisms) or uses that ether lacks;

•	the maintenance and development of the open-source software protocol of the Ethereum network;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	the use of the networks supporting digital assets for developing smart contracts and distributed applications;

•	general economic conditions and the regulatory environment relating to digital assets;

•	because of the energy usage required for mining certain digital assets, regulation stemming from energy usage and/or climate concerns; and

•	negative consumer or public perception of ether specifically and other digital assets generally.

Currently, there is relatively limited use of ether in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares.

Ether has only recently and very selectively accepted as a means of payment for goods and services by some retail and commercial outlets, and the use of ether by consumers to pay such retail and commercial outlets remains extremely limited. Banks and other established financial institutions may refuse to process funds for ether transactions; process wire transfers to or from ether trading platforms, ether-related companies or service providers; or maintain accounts for persons or entities transacting in ether or providing ether-related services. In addition, some taxing jurisdictions, including the U.S., treat the use of ether as a medium of exchange for goods and services to be a taxable sale of ether, which could discourage the use of ether as a medium of exchange, especially for a holder of ether that has appreciated in value. See “—Regulatory Risk—The tax treatment of ether and transactions involving ether for U.S. federal income tax purpose is uncertain and may change, which could adversely affect the value of an investment in the Shares.”

Conversely, a significant portion of ether’s demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines ether’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Use of ether as a medium of exchange and payment method may always be low. A lack of expansion by ether into retail and commercial markets, or a contraction of such use, may result in damage to the public perception of ether and the utility of ether as a payment system, increased volatility or a reduction in the value of ether, all of which could adversely impact an investment in the Shares. There can be no assurance that such acceptance will grow, or not decline, in the future.

While bitcoin, the first widely used digital asset, and many other digital assets were created and mainly serve as a form of money, digital assets can be used to do more complicated things. Some digital assets were built specifically with more complex use cases in mind. For example, the Ethereum network was designed primarily to facilitate smart contracts, with the digital asset ether serving as the transactional mechanism for many portions of such contracts. Smart contracts are programs that automatically execute on a blockchain, allowing for a myriad of interesting applications to be built. It is possible that market demand for digital assets with use cases beyond serving as a form of money could over time reduce the market demand for ether, which would adversely impact the price of ether and, as a result, an investment in the Shares. Additionally, certain digital assets use non-blockchain technologies, like Directed Acyclic Graph data structures, to maintain consensus. To the extent market participants come to prefer these other consensus mechanisms or digital assets that use non-blockchain technology, the value of ether, and therefore an investment in the Shares, may be adversely affected.

Ethereum faces significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective.

The Ethereum network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between decentralization, security and scalability. One means through which public blockchains such as the Ethereum network achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture.

Historically, the development of the source code of the Ethereum protocol has been overseen by the Ethereum Foundation and the core developers. The core developers evolve over time, largely based on self-determined participation. However, the Ethereum network would cease to operate successfully without both validators and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Ethereum network. EIP 1559 is an example of a change where certain constituencies, such as miners, or sub-groups within a constituency, demonstrated differing interests from those of the core developers or certain users of the Ethereum network, such as decentralized application and smart contract developers. As a general matter, the governance of the Ethereum network generally depends on the majority of all members of the Ethereum community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Ethereum network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges and the implementation of Ethereum 2.0. Deeply-held differences of opinion have led to forks in the past, such as between Ethereum and Ethereum Classic following The DAO hack, and could lead to additional forks in the future, with potentially divisive effects. The Ethereum network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, validators, and developer talent to abandon the Ethereum network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ether to decline.

If increases in throughput on the Ethereum network lag behind growth in usage of ether, average fees and settlement times may increase considerably. For example, the Ethereum network has been significantly congested at times, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for ether, and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

The implementation of Ethereum 2.0 has increased the speed and efficiency of the Ethereum network. However, there is no guarantee that any of the mechanisms in place or being explored for further increasing the speed, efficiency and scalability of the Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

The prevailing level of transaction fees may adversely affect the usage of the Ethereum network.

New ether is created when ether validators use their stake on the Ethereum network to participate in the consensus mechanism, which records and verifies every ether transaction on the Ethereum blockchain. In return for their services, validators are rewarded through receipt of a set amount of ether. If transaction fees voluntarily paid by users are not sufficiently high or if transaction fees increase to the point of being prohibitively expensive for users, validators may not have an adequate incentive to continue validating. Further, if the price of ether or the reward for validating new blocks is not sufficiently high to incentivize validators, validators may cease participating in the consensus mechanism. Validators ceasing operations or participation in the consensus mechanism would reduce the collective processing power on the Ethereum network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain) and make the Ethereum network more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process of the Ethereum network may adversely affect the Trust’s investments in ether.

The amount of new ether earned by staking may be adjusted. Historically, the validating reward associated with solving an Ethereum block has been reduced, although the supply of new ether is uncapped. If the transaction fees are too low, miners may not be incentivized to validate transactions and confirmations of transactions on the blockchain could be temporarily slowed. A reduction in the processing power expended by validators on the Ethereum network could reduce infrastructure security, reduce confidence in the Ethereum network, or expose the Ethereum network to a malicious actor or botnet obtaining a majority of processing power on the Ethereum network. Decreased demand for ether or reduced security on the Ethereum network may adversely impact an investment in the Shares.

Competition from central bank digital currencies (“CBDCs”) and other digital assets could adversely affect the value of ether and other digital assets.

Central banks have introduced digital forms of legal tender (CBDCs). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as a form of legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, ether and other digital assets as a medium of exchange or store of value. As a result, the value of ether could decrease, which could adversely affect an investment in the Trust.

Competing digital assets may adversely affect the value of ether and digital assets.

Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Ethereum network, for example, allowing faster settlement times, reducing gas fees, or reducing electricity usage in connection with mining. If these digital assets are successful, such success could reduce demand for ether and adversely affect the value of ether and an investment in the Trust.

Prices of ether may be affected due to stablecoins (including Tether and U.S. Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the ether market through its trading in ether. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of ether. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the ether market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for ether, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money. For example, on February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the ether market. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and the U.S. treasuries market, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ether. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a “run” on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including ether), or regulatory concerns about stablecoin issuers or intermediaries, such as trading platforms, that support stablecoins, could impact individuals’ willingness to trade on trading platforms that rely on stablecoins, reduce liquidity in the ether market, and affect the value of ether, and in turn impact an investment in the Shares.

The open-source structure of the Ethereum network protocol means that certain core developers and other contributors may not be directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network.

The Ethereum network operates based on open-source protocol maintained by a group of core developers. There is no official developer or group of developers that controls the Ethereum network. However, historically the Ethereum network’s development has been overseen by the Ethereum Foundation and other core developers. The Ethereum Foundation and core developers are able to access and alter the Ethereum network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Ethereum network’s source code. As the Ethereum network protocol is not sold and its use does not generate revenue for development teams, core developers may not be directly compensated for maintaining and updating the Ethereum network protocol. Consequently, developers may lack a financial incentive to maintain or develop the network, and the core developers may lack the resources to adequately address emerging issues with the network. There can be no guarantee that developer support will continue or be sufficient in the future. Additionally, some development and developers are funded by companies whose interests may be at odds with other participants in the network or with investors’ interests. To the extent that material issues arise with the Ethereum network protocol and the core developers and open-source contributors are unable or unwilling to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Shares may be adversely affected.

Lack of clarity in the corporate governance of ether may lead to ineffective decision-making that slows development or prevents the Ethereum network from overcoming important obstacles.

Governance of decentralized networks, such as the Ethereum network, is by voluntary consensus and open competition. Ethereum has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. Historically the development of the source code of the Ethereum protocol has been overseen by the Ethereum Foundation and the core developers. The core developers evolve over time, largely based on self-determined participation. However, the Ethereum network would cease to operate successfully without both miners and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Ethereum network. The lack of clarity on governance may adversely affect ether’s utility and ability to grow and face challenges, both of which may require solutions and a directed effort to overcome problems, especially long-term problems.

To the extent lack of clarity in corporate governance of ether leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

A temporary or permanent blockchain “fork” could adversely affect an investment in the Shares.

The Ethereum network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of ether adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners (under the former proof-of-work model) or validators (under the current proof-of-stake model) consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group running the pre modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of ether running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, The Ethereum network has forked in the past. In 2016, a fork resulted in the creation of Ethereum and Ethereum Classic networks. Following a fork, holders of one asset such as ETH will hold equal amounts of assets resulting from the fork, in this case, assets on the Ethereum proof-of-work blockchain.

Furthermore, a hard fork can introduce new security risks. For example, when Ethereum and Ethereum Classic split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued trading platforms through at least October 2016. An trading platform announced in July 2016 that it had lost 40,000 ether tokens from the Ethereum Classic network, which was worth about $100,000 at that time, as a result of replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the Ethereum network, thereby making the network more susceptible to attack.

A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect ether’s viability. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of ether while resisting community-led efforts to merge the two chains. This would result in a permanent fork, as in the case of Ethereum and Classic Ethereum Classic, as detailed above.

A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect ether’s viability. It is possible, however, that a substantial number of validators could adopt an incompatible version of ether while resisting community-led efforts to merge the two chains. This would result in a permanent fork, as in the case of Ethereum and Ethereum Classic, as detailed above.

As another example of the effects of hard forks on digital assets, on September 15th, 2022, the Ethereum network successfully completed its Merge, moving from a Proof-of-Work (“PoW”) model to a Proof-of-Stake (“PoS”) model. Ethereum PoW miners who disagreed with the new consensus mechanism forked the network, which resulted in the EthereumPoW network (“ETHW”). ETHW was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to PoS. The vast majority of token holder votes preferred the new PoS consensus method. There was no material impact on the Ethereum network as a result of the fork. All ether holders were air dropped ETHW tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the ETHW token almost immediately lost most of its value.

In the event of a hard fork of the Ethereum network, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created. Ether is the only digital asset that will be held by the Trust. In the event the Trust seeks to change its treatment of Incidental Rights or IR Assets, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

In the event of a fork, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network it believes is generally accepted as the Ethereum network and should therefore be considered the appropriate network, and the associated asset as ether, for the Trust’s purposes. If the Trust modifies its policy on forks and air drops, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

Cybersecurity Risk Related to Ethereum.

Flaws in the source code of Ethereum, or flaws in the underlying cryptography, could leave the Ethereum network vulnerable to a multitude of attack vectors.

If the source code or cryptography underlying ether proves to be flawed or ineffective, malicious actors may be able to steal ether held by others, which could negatively impact the demand for ether and therefore adversely impact the price of ether. In the past, flaws in the source code for ether have been discovered, including those that resulted in the loss of users’ ether. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying ether could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to steal ether held by others, which could adversely affect the demand for ether and therefore adversely impact the price of ether. Even if the affected digital asset is not ether, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively impact the demand for ether and therefore adversely affect an investment in the Shares.

Additionally, if a malicious actor or botnet (i.e., a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power of a PoW network, such actor or botnet could alter the blockchain and adversely affect the value of certain digital assets, which would adversely affect the value of the Trust’s investments. The Ethereum network is subject to control by a significant number of developers or intermediaries important for the operation and maintenance of the Ethereum network. If a malicious actor or botnet obtains a majority of the processing power dedicated to mining on a PoW network, it may be able to alter the blockchain on which the network and most transactions rely by constructing fraudulent blocks or preventing certain transactions from being completed in a timely manner or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions. However, it could not generate new ether units or transactions using such control. The malicious actor could “double-spend” its own ether units (i.e., spend the same units in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the PoW network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down confirmations of transactions on the impacted network.

Some digital asset networks have been subject to malicious activity achieved through control over 50% of the processing power on the network. For example, on May 24, 2018, it was reported that attackers compromised the Bitcoin Gold network in this manner and were successfully able to double-spend units of ether gold in a series of transactions over the course of at least one week and in a total amount of at least $18 million. In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Furthermore, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Other digital assets such as Verge, Monacoin and Electroneum have also suffered similar attacks. To the extent that the Ethereum ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Ethereum network will increase, which may adversely affect an investment in the Shares. See “—Regulatory Risk.”

A malicious actor may also obtain control over the Ethereum network through its influence over core or influential developers. For example, this could allow the malicious actor to stymie legitimate network development efforts or attempt to introduce malicious code to the network under the guise of a software improvement proposal by such a developer. To the extent that the Ethereum ecosystem fails to attract a significant number of users, the possibility that a malicious actor may be able to obtain control of the Ethereum network in this manner will remain heightened.

By using cancer nodes, a malicious actor can disconnect the target user from the ether economy entirely by refusing to relay any blocks or transactions.

Separate from the cybersecurity risks of the Ethereum protocol, entities that custody or facilitate the transfers or trading of ether have been frequent and successful targets of cybersecurity attacks, leading to significant theft of ether.

See “Ether and the Ethereum Market—The Ethereum Market—Forms of Attack.”

If any of these exploitations or attacks occur, it could result in a loss of public confidence in ether and a decline in the value of ether and, as a result, adversely impact an investment in the Shares.

Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. There have been a number of vulnerabilities in various smart contract implementations exploited by hackers since the launch of the Ethereum network in 2015 that have resulted in the loss of ether from accounts. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.

Many applications associated with DeFi are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, and the value of ether could decrease.

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect an investment in the Trust.

Ether transactions are not reversible. Once a transaction has been verified and recorded in a block that is added to the Ethereum blockchain, an incorrect transfer of a digital asset, such as ether, or a theft of ether generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s ether is handled by the Ethereum Custodian, and the transfer of ether to and from Authorized Participants or their agents is directed by the Sponsor. If the Ethereum Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s ether holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its ether, which could adversely affect an investment in the

Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s ether holdings are stolen, including from or by the Ethereum Custodian, the Trust could lose some or all of its ether holdings, which could adversely impact an investment in the Shares of the Trust.

Security threats to the Trust’s account with the Ethereum Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s ether held in the Trust’s account with the Ethereum Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Ethereum Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ether may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Ethereum Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Ethereum Custodian, the private keys (and therefore ether) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Ethereum Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Ethereum Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Ethereum Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Ether Custody Agreement is terminated or the Ethereum Custodian or Prime Broker fail to provide services as required, the Sponsor may need to find and appoint a replacement custodian and/or prime broker, which could pose a challenge to the safekeeping and safe transfer of the Trust’s ethers, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Ethereum Custodian to operate. The Ethereum Custodian performs essential functions in terms of safekeeping the Trust’s ether, and its affiliate, Coinbase may be utilized by the Trust to facilitate the selling of ether by the Trust to pay the Sponsor Fee and, to the extent applicable, other Trust expenses, or in certain circumstances, to purchase and sell ether in connection with cash creation or redemption transactions. If the Ethereum Custodian or Prime Broker fail to perform the functions they perform for the Trust due to insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Ethereum Custodian or the Prime Broker, the Trust may be unable to operate or create or redeem Creation Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, Coinbase and the Ethereum Custodian’s parent company, Coinbase Global Inc. (“Coinbase Global” and together, the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”). According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase’s violations of the Exchange Act to the same extent as Coinbase The SEC’s complaint against the Relevant Coinbase Entities does not allege that ether is a security nor does it allege that Coinbase’s activities involving ether caused the alleged registration violations, and the Ethereum Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide prime brokerage services to the Trust could be affected. If Coinbase were to be required or choose as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Creation Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Ethereum Custodian is not named in the complaint, if Coinbase Global, as the parent of the Ethereum Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

If the Ether Custody Agreement is terminated, the Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s ether or as the Trust’s prime broker under the same terms as the current Ethereum Custody Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime broker, the Sponsor may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Ether Custody Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.

Loss of a critical banking relationship for, or the failure of a bank used by, the Execution Agent could adversely impact the Trust’s ability to create or redeem Creation Baskets, or could cause losses to the Trust.

The Execution Agent is responsible for selling ether on behalf of the Trust to pay the Sponsor Fee and, to the extent applicable, other Trust expenses. In addition, the Execution Agent will purchase or sell ether in connection with cash creations and redemptions. The Execution Agent may rely on bank accounts to provide its execution services and hold any cash related to a customer’s purchase or sale of ether. To the extent that the Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust.

The Trust could also suffer losses in the event that a bank in which the Execution Agent holds customer cash fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. For example, Silvergate Bank, Silicon Valley Bank, Signature Bank, and First Republic Bank recently experienced financial distress, including voluntary liquidation and receiverships.

Changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash associated with the Trust’s orders to purchase or sell ether in connection with payment of the Sponsor Fee, and to the extent applicable, other Trust expenses, or in connection with creation and redemption transactions. If the Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Execution Agent maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance.

The Execution Agent may utilize the services of the Prime Broker to route Trust orders through certain Connected Trading Venues. The loss or failure of any such Connected Trading Venues may adversely affect the Execution Agent’s ability to execute the Trust’s ether transactions and cause losses for the Trust.

In connection with selling ether on behalf of the Trust, the Execution Agent (acting as agent of the Trust) may elect to route ether purchase or sale orders to a trading platform operated by Coinbase, Inc., the Prime Broker. The Prime Broker provides access to a number of trading platforms and venues where the Execution Agent, acting on behalf of the Trust, may execute orders to buy and sell ether (each such venue, a “Connected Trading Venue”). In connection with these activities, the Prime Broker may hold ether with such Connected Trading Venues for a short time in order to effect the Trust’s orders. If the Prime Broker were unable to access to these Connected Trading Venues, its trading services (and therefore the Execution Agent’s services as well) could be adversely affected to the extent that the Execution Agent is limited in its ability to execute order flow for the Trust, and the Trust could suffer resulting losses or disruptions to its operations. While the Prime Broker has policies and procedures to oversee Connected Trading Venues, if any of these venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Execution Agent, on behalf of the Trust, might not be able to fully recover the Trust’s ether.

A disruption of the internet may affect the use of ether and subsequently the value of the Shares.

Ethereum is dependent upon the internet. A significant disruption in internet connectivity could disrupt the Ethereum network’s operations until the disruption is resolved and have an adverse effect on the price of ether. In particular, some variants of digital assets have been subjected to a number of denial-of-service attacks, which have led to temporary delays in block creation and in the transfer of the digital assets. While in certain cases in response to an attack, an additional hard fork has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that if ether increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

Ether is also susceptible to border gateway protocol (“BGP”) hijacking. Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Ethereum network, participants may lose faith in the security of ether, which could affect ether’s value and consequently the value of the Shares.

Any future attacks that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of an investment in the Shares.

Regulatory Risk.

As ether and the broader digital assets ecosystem has grown, it has begun to attract more regulatory attention around the globe. The future regulatory environment is uncertain and may vary by country or even within countries. Failure to appropriately regulate the digital assets ecosystem could stifle innovation, which could adversely impact the value of the Shares.

As ether and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the Financial Crimes Enforcement Network (“FinCEN”), SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset trading platform market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

For example, the events of 2022, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset trading platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset trading platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Ethereum and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. Moreover, President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and ether held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset trading platform, for similar violations. The requirement that trading platforms that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling ether and therefore may adversely affect the price of ether and an investment in the Shares. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the trading platforms involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether a digital asset that has been associated with such addresses in the past can be easily sold. This “tainted” digital asset may trade at a substantial discount to an untainted digital asset. Reduced fungibility in the digital asset markets may reduce the liquidity of such digital assets and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYSDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYSDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of ether and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

In addition, a determination that ether is a security under U.S. or foreign law could adversely affect an investment in the Shares. See “—Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.”

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on most matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares.

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement without Shareholder consent. The Sponsor shall determine the content and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial existing right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the Prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to consent and agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.

The Trust is not an investment company subject to the 1940 Act, and the Sponsor believes that the Trust is not required to register under such act. Accordingly, investors do not have the protections afforded by that statute, which is designed to ensure that registered funds are acting in their investors’ best interests, minimize conflicts of interest and provide for the impartial oversight of investment companies. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue. In addition, under Section 36(b) of the 1940 Act, investment advisers to registered investment companies have an express fiduciary duty with respect to their receipt of compensation for services.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any other courts located in Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the State of Delaware and any other courts located in Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Trust Agreement also provides that each Shareholder waives the right to trial by jury in any such claim, suit, action or proceeding. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. No Shareholder can waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder.

If a Shareholder opposed a jury trial demand based on the waiver, the applicable court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable federal laws. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the Trust Agreement. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

While the Sponsor, its management team, and the Execution Agent operate other investment vehicles that, like the Trust, specifically invest in digital assets, they have a limited track record. This limited experience poses several potential risks to the effective management and operation of the Trust. Digital assets, such as ether, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively.

The past performance of the Sponsor’s or the Execution Agent’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. The unique nature of digital assets makes past performance an unreliable indicator of future success in this area. The digital asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to digital asset transactions and custody.

Should the experience of the Sponsor, its management team, or the Execution Agent prove inadequate or unsuitable for managing a digital asset-based investment vehicle like the Trust, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.

Furthermore, the Sponsor and the Execution Agent are currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the reputation of either the Sponsor or the Execution Agent, it could have an adverse impact on their ability to continue to serve as Sponsor or Execution Agent, respectively, for the Trust.

Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which ether is treated for classification and clearing purposes. In particular, certain transactions in ether may be deemed to be commodity interests under the CEA or ether may be classified by the SEC as a “security” under U.S. federal securities laws. Public statements made in the past by senior officials at the SEC, including a June 2018 speech by the director of the SEC’s Division of Corporation Finance, indicate that such officials do not believe that ether is a security. Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court. If ether is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for ether as a digital asset. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to dissolve the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has not asserted regulatory authority over ether or trading or ownership of ether and has not expressed the view that ether should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that ether is not a security under the federal securities laws. However, the SEC has commented on ether and ether-related market developments and has taken action against investment schemes involving ether. In a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also has determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including ether. Finally, the SEC’s Division of Examinations (“Examinations”) has stated that digital assets are an examination priority. In particular, Examinations has expressed its intent to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

The CFTC has regulatory jurisdiction over the ether futures markets. In addition, because the CFTC has determined that ether is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for ether. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market trading platforms or transactions involving ether that do not utilize collateral, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over ether futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for ether trading or transactions.

Ethereum and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including ether. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any existing regulation or future regulatory change or other events on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect ether, particularly with respect to ether trading platforms and service providers that fall within such jurisdictions’ regulatory scope.

Laws, regulations or directives in foreign countries may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of ether, and, in turn, the value of the Shares.

In addition to financial regulation, because of the high energy usage required for mining some digital assets, digital assets may be subject to regulation stemming from energy usage and/or climate concerns. Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of digital assets, and, in turn, the value of the Shares.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYSDFS’ BitLicense regulation.

Such additional regulatory obligations may cause an Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If an Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to timely acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity. An Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to dissolve the Trust. Dissolution by an Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

The tax treatment of ether and transactions involving ether for U.S. federal income tax purpose is uncertain and may change, which could adversely affect the value of an investment in the Shares.

Current U.S. Internal Revenue Service (“IRS”) guidance indicates that ether should be treated and taxed as property, not as currency, for U.S. federal income tax purposes, and that transactions involving the payment of ether in return for goods and services should be treated as barter transactions. Such exchanges result in capital gain or loss measured by the difference between the price at which ether is exchanged and the taxpayer’s basis in the ether. However, because ether is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of ether may have a negative effect on prices of ether and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. In addition, the IRS and U.S. Department of Treasury have proposed regulations regarding the tax information reporting rules for cryptocurrency transactions. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein should not be used as any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of ether and transactions involving ether for state and local tax purposes is uncertain and may change, which could adversely affect the value of an investment in the Shares.

Because ether is a new technological innovation, the tax treatment of ether for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. A number of states have issued their own guidance regarding the tax treatment of certain digital assets for state income or sales and use tax purposes. For example, the New York State Department of Taxation and Finance (“NYSDTF”) has issued guidance regarding the application of state tax law to virtual currency. The agency determined that New York State would follow IRS guidance with respect to the treatment of virtual currency for state income tax purposes. Furthermore, the NYSDTF concluded that virtual currency is a form of “intangible property,” meaning that transactions using virtual currency to purchase goods or services may be subject to state sales tax under barter transaction treatment. It is uncertain what guidance, if any, on the treatment of ether for state and local tax purposes may be issued in the future. Such treatment may have negative consequences for investors in digital assets, including the potential imposition of a greater tax burden on investors in digital assets or the potential imposition of greater costs on the acquisition and disposition of digital assets. In either case, such different tax treatment may potentially have a negative effect on the price of ether and a negative impact on the NAV of the Trust.

A hard “fork” or airdrop of the Ethereum blockchain could result in Shareholders incurring a tax liability.

If a hard fork, airdrop or similar event occurs in the Ethereum blockchain, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created. Although the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created, it is possible that Shareholders may still incur a federal income tax liability as a result of a hard fork, airdrop or similar event if, for example, the IRS does not recognize such a disclaimer. Under current guidance, the IRS has held that a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income.

Current IRS guidance does not address whether income recognized by a non-U.S. person as a result of a hard fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S. source “fixed or determinable annual or periodical gains, profits and income” (“FDAP”). A Non-U.S. Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of the new digital asset.

The receipt, distribution and/or sale of the new digital asset may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S. tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” as a consequence of an investment in the Shares.

Under current IRS guidance, hard forks, airdrops and similar events with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). U.S. Tax-Exempt Shareholders should consult their tax advisers regarding whether such Shareholders may recognize UBTI as a consequence of an investment in the Shares.

Intellectual property rights claims may adversely affect the operation of the Ethereum network.

Third parties may assert intellectual property claims relating to the holding and transfer of ether and its source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer ether may adversely affect an investment in the Trust. Additionally, a meritorious intellectual property claim could prevent the Trust and other end-users from accessing, holding or transferring ether, which could force the liquidation of the Trust’s holdings of ether. As a result, an intellectual property claim against the Trust or other large ether participants could adversely affect an investment in the Shares.

Risks Related to the Markets and Service Ecosystems for Ether

The venues through which cryptocurrencies (including ether) trade are relatively new and may be more exposed to operational problems or failure than trading platforms for other assets, which could adversely affect the value of ether and therefore adversely affect an investment in the Shares.

Platforms through which ether trades are relatively new. Ether trading platforms are generally subject to different regulatory requirements than venues for trading more traditional assets, and may be subject to limited or no regulation, especially outside the U.S. Furthermore, many such trading platforms, including exchanges and over-the-counter trading venues, do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. Ether trading platforms may impose daily, weekly, monthly or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of ether for fiat currency difficult or impossible. Participation in ether trading on some venues requires users to take on credit risk by transferring digital assets from a personal account to a third party’s account, which could discourage trading on those platforms.

Over the past several years, a number of cryptocurrency trading platforms have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such platforms were not compensated or made whole for the partial or complete losses of their account balances in such exchanges. While smaller trading platforms are less likely to have the infrastructure and capitalization that make larger trading platforms more stable, larger trading venues are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). For example, in 2014, the largest bitcoin trading platform at the time, Mt. Gox, filed for bankruptcy in Japan amid reports the trading platform lost up to 850,000 bitcoin, valued then at over $450 million.

As another example, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. In August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large bitcoin trading platform. The value of bitcoin immediately decreased by more than 10% following reports of the theft at Bitfinex. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset trading platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their trading platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, Japan-based exchange Coincheck reported that over $500 million worth of the digital asset NEM had been lost due to hacking attacks, resulting in significant decreases in the prices of bitcoin, ether and other digital assets as the market grew increasingly concerned about the security of digital assets. Following South Korean-based trading platform Coinrail’s announcement in early June 2018 about a hacking incident, the price of bitcoin and ether dropped more than 10%. In September 2018, Japan-based trading platform Zaif announced that approximately $60 million worth of digital assets, was stolen due to hacking activities. In May 2019, one of the world’s largest digital asset trading platforms, Binance, was hacked, resulting in losses of approximately $40 million. Further, in November 2022, FTX

Trading Ltd. (“FTX”), one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. Various claims and issues related to FTX have not yet been fully resolved.

Ether trading platforms that are regulated typically must comply with minimum net worth, cybersecurity, and anti-money laundering requirements, but are not typically required to protect customers to the same extent as regulated securities exchanges or futures exchanges.

Some academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

Furthermore, many ether trading platforms lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of ether on trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset trading platforms, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the ether market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in ether manipulating ether pricing; (3) hacking of the Ethereum network and trading platforms; (4) malicious control of the Ethereum network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in ether, new sources of demand for ether) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “Risk Factors—Risk Factors Related to Digital Assets—Prices of ether may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”), the activities of stablecoin issuers and their regulatory treatment”), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at ether trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders. Such trading could occur in the event that an individual associated with a trading venue uses information regarding the Trust’s trading activity to the detriment of the Trust. In addition, the lack of trading safeguards may permit “wash-trading” (sales of ether by the Trust for a loss followed by repurchases of ether that, under IRS rules, may prevent the Trust from claiming a tax loss on the sale of ether).

Operational problems or failures by ether trading platforms and fluctuations in ether prices may reduce confidence in these platforms or in ether generally, which could adversely affect the price of ether and therefore adversely affect an investment in the Shares.

Failure of funds that hold ether or bitcoin, or that have exposure to ether or bitcoin through derivatives, to receive SEC approval to list their shares on exchanges could adversely affect an investment in the Shares.

There have been a growing number of attempts to list on national securities exchanges the shares of funds that hold ether or bitcoin or that have exposure to ether or bitcoin through derivatives. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets including ether, bitcoin and related products. The SEC has repeatedly denied such requests of funds that have attempted to list their shares on exchanges. On January 18, 2018, the SEC’s Division of Investment Management outlined several questions that sponsors would be expected to address before it would consider granting approval for funds holding “substantial amounts” of digital assets or “cryptocurrency-related products.” The questions, which focus on specific requirements of the 1940 Act, generally fall into one of five key areas: valuation, liquidity, custody, arbitrage and potential manipulation. Further, by way of illustration, in the fall of 2021, NYSE Arca proposed listing shares of Grayscale Bitcoin Trust (“GBTC”) on the exchange as a spot bitcoin exchange-traded product (“ETP”). After delaying a decision for nearly eight months, the SEC denied GBTC’s application in June 2022, finding that NYSE Arca’s proposed rule change. After the SEC’s denial, Grayscale sued the SEC under the Administrative Procedures Act, arguing that the denial of GBTC’s listing was “arbitrary and capricious” in light of the SEC’s approval of two similar bitcoin futures-based ETPs. On August 29, 2023, a three-judge panel of the D.C. Circuit Court of Appeals unanimously sided with Grayscale, finding that GBTC was materially similar to SEC-approved bitcoin futures ETPs across the relevant regulatory factors. The listing of spot bitcoin ETPs has created more opportunities for institutional and retail investors to invest in digital assets. The recent approval of listing rules for spot ether ETPs could impact the demand for ether and therefore affect an investment in the Shares.

Political or economic crises may motivate large-scale sales of ether, which could result in a reduction in the prices of ether and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, ether is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of ether, either globally or locally. Large-scale sales of ether would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of ether is pseudonymous, and the supply of accessible ether is unknown. Entities with substantial holdings in ether may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of ether and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own ether or the quantity of ether that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early ether adopters hold a significant proportion of the ether that has been created to date. There are no regulations in place that would prevent a large holder of ether from selling ether it holds. To the extent such large holders of ether engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of ether and adversely affect an investment in the Shares.

Risks Related to the Trust and the Shares

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include:

•	the development and maintenance of an active trading market for Shares;

•	the continued participation of Authorized Participants;

•	the ability of Authorized Participants to obtain and dispose of ether in an efficient manner to effectuate creation and redemption orders;

•	the liquidity of the ether market;

•	the functioning of the markets on which ether trades;

•	the compliance of the Trust’s portfolio holdings with investment restrictions, policies or regulatory or tax law requirements; and

•	the ability of the Trust to achieve or maintain an economically viable size.

The Trust is subject to risks due to its concentration of investments in a single asset.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: ether. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ether, including the rise or fall in its price, sometimes rapidly or unexpectedly. By concentrating its investment strategy solely in ether, any losses suffered as a result of a decrease in the value of ether can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

Shareholders will not receive the benefits of any forks or “airdrops.”

The Ethereum blockchain may be subject to forks or airdrops that create new digital assets. See “Ether and the Ethereum Market—The Ethereum Market—Forks and Airdrops.” Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. The Sponsor refers to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Assets.” If a hard fork, airdrop or similar event occurs in the Ethereum blockchain, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created. Ether is the only digital asset that will be held by the Trust. In the event the Trust seeks to change its treatment of Incidental Rights or IR Assets, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in ether directly rather than purchasing Shares.

The Trust is subject to management and operational risks from its Sponsor and service providers.

The Trust is subject to management risk because it relies on the Sponsor’s ability to achieve its investment objective. Shareholders will have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Trust also is subject to the risk of loss as a result of other services provided by the Sponsor and other service providers, including benchmark, custody, administrative, accounting, tax, legal, custody, transfer agency and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error and cyber attacks, disruptions and failures affecting, or by, a service provider. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the Trust and other accounts, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or dissolution of the Trust.

In addition, the Trust’s service providers, including the Etheeum Custodian, act in similar capacities for a number of other digital asset ETPs. If those digital asset ETPs experience operational challenges or regulatory problems that impact or implicate one or more of the Trust’s service providers, the Trust’s operations may be adversely impacted as a result. The Sponsor will monitor the services provided by the Trust’s service providers to detect and identify any such potential issues with the service providers.

The Trust as well as the Sponsor and its service providers are vulnerable to the effects of the COVID-19 pandemic and other public crises that may arise in the future, which may adversely affect the performance of the Trust’s investment in ether and your investment in the Trust.

The recent spread of the human coronavirus disease 2019 (“COVID-19”) is an example. In the first quarter of 2020, the World Health Organization (the “WHO”) recognized COVID-19 as a global pandemic and both the WHO and the United States declared the outbreak a public health emergency. The subsequent spread of COVID-19 resulted in, among other significant adverse economic impacts, instances of market closures and dislocations, extreme volatility, liquidity constraints and increased trading costs. Efforts to contain the spread of COVID-19 resulted in travel restrictions, closed international borders, disruptions of healthcare systems, business operations (including business closures) and supply chains, employee layoffs and general lack of employee availability, lower consumer demand, and defaults and credit downgrades, all of which contributed to disruption of global economic activity across many industries and exacerbated other pre-existing political, social and economic risks domestically and globally. Although the WHO and the United States ended their declarations of COVID-19 as a global health emergency in May 2023, the full economic impact at the macro-level and on individual businesses, as well as the potential for a future reoccurrence of COVID-19 or the occurrence of a similar epidemic or pandemic, is unpredictable and could result in significant and prolonged adverse impact on economies and financial markets in specific countries and worldwide and thereby could negatively affect a Fund’s performance.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s ether.

The Sponsor will continue to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Sponsor believes that the security procedures that the Sponsor and the Ethereum Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s ether from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Ethereum Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Ethereum Custodian is responsible for its own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s ether and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The development and commercialization of the Trust is subject to competitive pressures and may be adversely affected by competition from competing products and other investment vehicles focused on ether or other digital assets.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving ether more rapidly, effectively or for a lower fee than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust. For exchange-traded products similar to the Trust, there have been significant “first-mover” advantages in terms of asset gathering, trading volume and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods.

Investors may invest in ether through means other than the Shares, including through direct investments in ether and other potential financial vehicles, possibly including securities backed by or linked to ether and digital asset financial vehicles similar to the Trust, or ether futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ether directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of ether are formed and represent a significant proportion of the demand for ether, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding ether, could negatively affect the Benchmark, the Trust’s ether holdings, the price of the Shares, the net asset value of the Trust and the NAV.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of ether.

In addition, the Trust will compete with direct investments in ether, ether futures-based products, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Trust.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ether that may have an adverse effect on the price of the Shares. These factors include:

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The Trust could experience unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ether have been developed specifically for this product;

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The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs, used to protect the Trust’s account with the Ethereum Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

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If the Ethereum network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The NAV may not always correspond to the market price of the Shares.

The NAV of the Trust may not always correspond to the market price of its Shares. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, demand or supply for Shares of the Trust in excess of an Authorized Participant’s ability to create or redeem Shares and/or the closing of ether trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether. Additionally, ether is traded on trading platform markets and over-the-counter 24-hours a day and seven days a week, and the value of the Shares may therefore change on days and at times when an investor is not able to buy or sell Shares.

The Trust and the Sponsor believe that slippage in trading (i.e., the difference between the expected price and the price at which the trade is executed) is not necessarily more pronounced in the trading of digital assets as compared to other asset classes or in the trading of ether as compared to other digital assets. To monitor the trading of ether and other digital assets, the Execution Agent requests quotes from liquidity providers to trade ether or other digital asset as a spread off a corresponding index. While trading slippage is not expected to have a material impact on the Trust over the long term, trading slippage may from time to time be material on a given day. The Trust does not currently intend to take specific steps to limit the impact of trading slippage.

An Authorized Participant may be able to create or redeem a Creation Basket at a discount or a premium to the public trading price per Share. To the extent creations or redemptions take place in kind in the future, the Trust’s operations will therefore not be directly impacted by any discount or premium in the market price of its Shares.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

If the Benchmark is not available or the Sponsor determines, in its sole discretion, that the Benchmark should not be used, the Trust’s ether investments may be valued using techniques other than reliance on the price established by the Benchmark. The value established by using the Benchmark may be different from what would be produced through the use of another methodology. Ether valued using techniques other than those employed by the Benchmark, including ether investments that are “fair valued,” may differ from the value established by the Benchmark.

Benchmark tracking risk.

Although the Trust will attempt to structure its portfolio so that it is able to track the Benchmark, the Trust may not achieve the desired degree of correlation between its performance and that of the Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, differences in the timing of the addition or removal of constituent trading platforms underlying the Benchmark, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

The use of cash creations and redemptions may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of ether, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying ether held by the Trust or sell Shares at a price lower than the value of the underlying ether held by the Trust, causing Shareholders to suffer losses. Further, if and when In-Kind Regulatory Approval is obtained, the Trust may not be able to successfully implement in-kind creation and redemption transactions, which could put the Trust at a disadvantage compared to other digital asset ETPs that are able to implement in-kind creations and redemptions.

Ether buying and selling activity associated with the creation and redemption of Creation Baskets, or withdrawal from participation by an Authorized Participant, may adversely affect an investment in the Shares of the Trust.

The Trust’s or the Execution Agent’s purchase of ether in connection with Creation Basket purchase orders may cause the price of ether to increase, which will result in higher prices for the Shares. Increases in ether prices may also occur as a result of ether purchases by other market participants who attempt to benefit from an increase in the market price of ether when Creation Baskets are issued. The market price of ether may therefore decline immediately after Creation Baskets are issued.

Selling activity associated with sales of ether by the Trust or the Execution Agent in connection with redemption orders may decrease the ether prices, which will result in lower prices for the Shares. Decreases in ether prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of ether by the Trust or the Execution Agent may have on the price of ether, sales and purchases of ether by similar investment vehicles (if developed) could impact the price of ether. If the price of ether declines, the trading price of the Shares will generally also decline.

Authorized Participant Risk

The Trust has a limited number of financial institutions that may act as Authorized Participants and engage in creation or redemption transactions directly with the Trust, and none of those Authorized Participants is obligated to engage in creation and/or redemption transactions. In the event that one or more Authorized Participants that have substantial interests in the Trust’s Shares exit the business or are unable to proceed with participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, and no other Authorized Participant is able to step forward to create or redeem Creation Baskets, this may result in a significantly diminished trading market for the Shares, and the Shares may be more likely to trade at a premium or discount to the Trust’s NAV and to face trading halts and/or delisting. Further, the Trust’s Authorized Participants may act as authorized participants for a number of other digital asset ETPs. If those digital asset ETPs experience operational challenges or regulatory problems that impact or implicate one or more of the Trust’s Authorized Participants, the Trust may be adversely impacted. In addition, if one or more of the Trust’s Authorized Participants discontinue serving as an Authorized Participant with respect to the Trust but not to other digital asset ETPs, the liquidity of Shares and the value of an investment in the Shares may be adversely affected. Finally, in periods of heightened ether price volatility, the Authorized Participants may not be able to effectively make markets in several impacted digital asset ETPs at once, which could lead to larger bid-ask spreads or Share price premiums and discounts. The Sponsor will monitor the activity and operations of the Trust’s Authorized Participants to identify any such potential issues.

The inability of Authorized Participants to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants will generally want to hedge their exposure in connection with Creation Basket creation and redemption orders. To the extent Authorized Participants are unable to hedge their exposure due to market conditions (e.g., insufficient ether liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of ether, etc.), such conditions may make it difficult to create or redeem Creation Baskets or cause them to not create or redeem Creation Baskets. In addition, the hedging mechanisms employed by Authorized Participants to hedge their exposure to ether may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market.

The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Ether is extremely volatile, and concerns exist about the stability and reliability of many trading platforms where ether trades. In a highly volatile market, or if one or more trading platforms supporting the ether market face an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Ether spot trading platforms are not subject to the same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot ether occurs on multiple domestic and foreign trading platforms that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond trading platforms. If these trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount to the NAV.

In addition, trading on these trading platforms may be halted or disrupted due to regulatory actions, operational problems at the trading platforms or third parties, cybersecurity incidents or acts of fraud or misconduct, among others. In the event a trading platform experiences such a disruption, the Trust may be impacted and the value of the Shares may decline. Further, the price and availability of ether on these trading platforms may differ, and if the Trust transacts at one trading platform at a time where the price and/or availability of ether is materially worse than that of another trading platform, the value of Shares may be impacted. Operational problems or failures by ether trading platforms and fluctuations in ether prices may reduce confidence in these platforms or in ether generally, which could adversely affect the price of ether and therefore adversely affect an investment in the Shares.

Only Authorized Participants may transact in Creation Baskets.

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). Shareholders that are not Authorized Participants or who are unable to transact in Creation Baskets through Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares. Although shares of the Trust are listed for trading on the Exchange, there can be no assurance that an active trading market for such shares will develop or be maintained. Secondary market trading in Shares may be halted by the Exchange because of market conditions or for other reasons. Shares of the Trust, similar to shares of other issuers listed on a stock exchange, may be sold short and are therefore subject to the risk of increased volatility and price decreases associated with being sold short. Shares trade on the Exchange at prices at, above or below the most recent NAV. The NAV is calculated at the end of each Business Day and fluctuates with changes in the market value of the Trust’s ether. The trading price of the Shares fluctuates continuously throughout trading hours based on both market supply of and demand for Shares and the underlying value of the Trust’s ether or the Trust’s NAV. As a result, the trading prices of Shares may deviate significantly from NAV during periods of market volatility. Any of these factors, among others, may lead to the Shares trading at a premium or discount to NAV. While the creation/redemption feature is designed to make it more likely that Shares normally will trade on the Exchange at prices close to the next calculated NAV, market prices are not expected to correlate exactly with the Trust’s NAV due to timing reasons, supply and demand imbalances and other factors. In addition, disruptions to creations and redemptions, including disruptions at Authorized Participants, or other market participants, and during periods of significant market volatility, may result in trading prices for Shares that differ significantly from its NAV. Authorized Participants may be less willing to create or redeem Shares if there is a lack of an active market for such Shares or its underlying investments, which may contribute to the Shares trading at a premium or discount to NAV. Buying or selling Shares on the Exchange involves two types of costs that apply to all securities transactions. When buying or selling Shares through a broker, Shareholders will likely incur a brokerage commission and other charges. In addition, Shareholders may incur the cost of the “spread”; that is, the difference between what investors are willing to pay for Shares (the “bid” price) and the price at which they are willing to sell Shares (the “ask” price). The spread, which varies over time for Shares based on trading volume and market liquidity, is generally narrower if the Trust has more trading volume and market liquidity and wider if the Trust has less trading volume and market liquidity. In addition, increased market volatility may cause wider spreads. There may also be regulatory and other charges that are incurred as a result of trading activity. Because of the costs inherent in buying or selling Shares, frequent trading may detract significantly from investment results and an investment in Shares may not be advisable for investors who anticipate regularly making small investments through a brokerage account.

Ethereum Counterparty Risk.

There can be no guarantee that the Execution Agent will be able to find Ethereum Counterparties to actively and continuously provide ether liquidity to the Trust. Because the Ethereum Counterparties are not contractually obligated to provide ether liquidity to the Trust, if the Trust is unable to find sufficient sources of ether liquidity, the Execution Agent may not be able to purchase or sell ether on behalf of the Trust at prices and at times that will enable the Trust to track the Benchmark. If the Execution Agent is unable to transact in ether on the Trust’s behalf on a timely and cost-efficient basis, it could adversely affect the price of ether and therefore adversely affect an investment in the Shares. To the extent that the unavailability of ether liquidity results in a diminished trading market for the Shares, the Shares may be more likely to trade at a premium or discount to the Trust’s NAV and to face trading halts and/or delisting. Further, if one or more Ethereum Counterparties or trading platforms or venues supporting the ether market are unwilling or unable to provide liquidity to the Trust, it could be challenging for any Authorized Participants to provide continuous liquidity in the Shares.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the purchase or redemption settlement date, for (1) any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, (3) such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders (for example, where acceptance of the total deposit required to create each Creation Basket would have certain adverse tax consequences to the Trust or its Shareholders), or (4) as agreed upon between the Sponsor and Authorized Participant. An emergency could include situations where the Trust is unable to transact in ether or where the Trust is unable to value its ether holdings. Such a situation may arise when trading of ether is suspended on one or more of the digital asset trading platforms that are included in the Benchmark (for example, as a result of a significant technical failure, power outage or network error) or the Trust is unable to access the ether in the Trust’s ether custody account at the Ethereum Custodian due to technical or operating issues at the Trust or the Ethereum Custodian. Because the Trust’s ether transactions are expected to be effected by the Execution Agent over-the-counter, it is unlikely that the Trust’s ether transactions would be directly impacted by a trading halt on one or more digital asset trading platforms. However, such disruptions may have an effect on overall ether liquidity or cause price spreads of ether to widen.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the authorized participant agreement by and among the Trust, the Sponsor and the Authorized Participants (the “Authorized Participant Agreement”) or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the ticker symbol QETH. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, will likely be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, Shareholders could incur a taxable gain as a result of the sale of ether (including sales of ether to pay the Sponsor Fee and other Trust expenses), which gain does not correspond to a distribution to Shareholders (so-called “phantom income”). Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. In that event, Shareholders may be subject to tax on any realized capital gain resulting from their pro-rata share of the ethers sold by the Trust even though there is not a corresponding distribution from the Trust. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “U.S. Federal Income Tax Consequences—Taxation of the Trust.”

The amount of ether represented by the Shares will decline over time.

The amount of ether represented by the Shares will be reduced during the life of the Trust each time the Trust accrues the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

Each outstanding Share represents a fractional, undivided interest in the ether held by the Trust. The Trust transfers ether to pay for the Sponsor Fee, and to pay for any extraordinary expenses, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Ethereum blockchain), any indemnification of the Sponsor, Cash Custodian, Ethereum Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Therefore, the amount of ether represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of ether or cash used to acquire ether over time, as the amount of ether required to create Shares proportionally reflects the amount of ether represented by the Shares outstanding at the time of such Share issuance. Assuming a constant ether price, the trading price of the Shares is expected to gradually decline relative to the price of ether at the rate of the Sponsor Fee and other expenses.

Any errors or changes in calculations used to value the Trust’s ether holdings and ether holdings per Share may have an adverse effect on the value of the Shares.

The value of Trust’s ether holdings is typically determined on a daily basis as of 4:00 p.m. ET on each Business Day. This determination is made utilizing data from the operations of the Trust, calculated as of 4:00 p.m. ET on such day. In the event that the value of the Trust’s ether holdings or ether holdings per Share is incorrectly calculated, the Sponsor and the Administrator will not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent, the Ethereum Custodian or the Cash Custodian.

Under the Trust Agreement, the Trustee and the Sponsor will have a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. The Trust has also agreed to indemnify the Transfer Agent, Ethereum Custodian and Cash Custodian under their respective agreements with the Trust for certain liabilities or expenses that such party incurs, subject to certain qualifications. Therefore, the Trustee, Sponsor, Transfer Agent, the Ethereum Custodian or the Cash Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Trust and the value of the Shares.

The Sponsor and its affiliates are subject to conflicts of interest that could adversely affect an investment in the Trust.

The Sponsor and its affiliates and their respective officers, directors and employees and other related parties engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its related parties will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its related parties may engage in activities where the interests of the Sponsor and its related parties or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more related parties. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s related parties, and the allocation of such employees’ time between the Sponsor and its related parties may change over time.

The Sponsor and its related parties are responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, offshore funds or accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor may devote unequal time and attention to the management of different accounts. As a result, the Sponsor may not be able to fulfill its obligations to the Trust as might be the case if it were to devote substantially more attention to the management of a single account. The effects of this potential conflict may be more pronounced where accounts overseen by the Sponsor have different investment strategies.

A conflict of interest arises where the financial or other benefits available to the Sponsor or its related parties differ among the accounts that it manages. Where the structure of the Sponsor’s or its related party’s fee differs among accounts (such as where certain accounts pay higher management fees or a performance or incentive fee), the Sponsor might be motivated to help certain accounts over others. In addition, the Sponsor might be motivated to favor accounts in which it has an interest and/or its related parties have interests. Similarly, the desire to maintain or raise assets under management or to enhance the Sponsor’s or its related parties’ performance record or to derive other rewards, financial or otherwise, could influence the Sponsor to give preferential treatment to those accounts that could most significantly benefit the Sponsor.

The Trust’s service providers (including its Ethereum Custodian, Administrator, auditor and legal counsel) may provide services to other pooled investment vehicles with similar investment strategies and objectives and, accordingly, may have conflicts of interest. The Trust’s Sponsor and other service providers and their principals, employees or affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust.

The Sponsor or its related parties may purchase Shares from the Trust from time to time, and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which you may be able to sell your Shares. The Sponsor and its related parties reserve the right, subject to compliance with applicable law, to sell into the market or redeem in Creation Baskets through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor or its related parties face conflicting interests in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its related parties are under no obligation to consider the effect of redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares.

The Sponsor is responsible for selecting and engaging the Trust’s service providers, including the Benchmark Provider. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in ether and/or in Shares, and due to the fact that the Sponsor Fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the Benchmark Provider’s valuation of Shares.

Investment vehicles advised or managed by affiliates of the Sponsor hold a minority interest in Coinbase Global, the parent of Coinbase Inc., which serves as the Trust’s Prime Broker and operates one of the digital asset trading platforms included in the Benchmark price and is the parent of the Ethereum Custodian.

Investment vehicles advised or managed by affiliates of the Sponsor own shares in many public companies listed in the United States, including Coinbase Global, the parent of Coinbase Inc. which operates the Coinbase trading platform and serves as the Trust’s Prime Broker. The Trust values its digital assets by reference to the Benchmark price. Coinbase is one of the digital asset trading platforms included in the Benchmark.

Although neither the Sponsor nor any affiliates of the Sponsor nor any investment vehicles managed or advised by any of them exercise control over Coinbase, it is possible that positions of investment vehicles managed by affiliates of the Sponsor in Coinbase may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor Coinbase’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by Coinbase as Prime Broker. Similarly, investors could have concerns that the Sponsor or affiliates of the Sponsor could influence market data provided by Coinbase in a way that benefits the Sponsor, for example by artificially inflating the values of ether in order to increase the Sponsor’s fees. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Coinbase Global is also the parent company of the Ethereum Custodian. The Ethereum Custodian serves as a fiduciary and custodian on the Trust’s behalf, and is responsible for safeguarding digital assets held by the Trust, and holding the private keys that provide access to the Trust’s digital wallets and vaults. The positions of investment vehicles managed by affiliates of the Sponsor in the parent company of the Ethereum Custodian may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor the Ethereum Custodian’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by the Ethereum Custodian. Similarly, it is possible that investors could have concerns that the interests owned by investment vehicles managed by affiliates of the Sponsor in Coinbase could cause it to refrain from taking actions that are in the best interests of the Trust but that could harm the Ethereum Custodian. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

There is no guarantee that every employee, officer, director or similar person associated with the Sponsor, the Execution Agent or their affiliates will comply with the policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust, the Sponsor or the Execution Agent.

While the Sponsor has adopted and implemented policies and will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which ether is the referenced asset, there is no way to guarantee that every employee, officer, director, or similar person associated the Sponsor, the Execution Agent or their affiliates will comply at all times with such policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust, the Sponsor or the Execution Agent. This risk is present in traditional financial markets and is not unique to ether. If such employees or others affiliated with the Trust, Sponsor, Execution Agent, or affiliates respectively do engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Trust, Sponsor, Execution Agent, or relevant affiliate respectively could be the target of civil or criminal fines, penalties, punishments, or other regulatory or other sanctions or lawsuits or could be the target of an investigation, whether directly or indirectly, such as on a failure to diligently supervise theory. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor, the Execution Agent and their affiliates may also participate in transactions related to ether, either for their own account (subject to certain internal employee trading operating practices) or for the account of other clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether.

Limited recourse

The Ethereum Custodian has limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its ether and any recovery may be limited, except to the extent that such loss, claim or damage directly resulted from the negligence, bad faith, willful misconduct or fraud of the Ethereum Custodian. In addition, the Ethereum Custodian is generally not liable for any loss caused, directly or indirectly, by the failure of the Trust to provide true, correct and complete information to the Ethereum Custodian, or a force majeure event. Furthermore, the Ethereum Custodian is generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Ethereum Custodian or any system failure in respect of a third party’s automated system that prevents the Ethereum Custodian from fulfilling its obligations.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

Risks Related to the Benchmark

The Benchmark has a limited history.

The Benchmark has a limited history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Benchmark will appropriately track the price of ether in the future, and the Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The Benchmark Pricing Sources used by the Benchmark are digital asset spot markets that facilitate the buying and selling of ether and other digital assets. Although many Benchmark Pricing Sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of ether may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of ether used in Benchmark calculations and, therefore, could affect the ether price as reflected by the Benchmark.

The Benchmark is based on various inputs which include price data from various third-party ether spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change the Benchmark.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) an index or standard other than the Benchmark at any time, with at least 60 days’ prior notice to the Shareholders (where possible), if investment conditions change or the Sponsor believes that another index or benchmark better aligns with the Trust’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The trading platforms that may be designated as a principal market under the Benchmark Provider’s methodology face a number of risks.

Unlike traditional stock and commodity exchanges, cryptocurrency trading platforms face a number of risks, including but not limited to, distributed denial-of-service (“dDoS”), interruption of trading, hacking of user accounts, lack of standards and naming convention for symbols, and an unstable technological and legal environment (causing changes in fee structure, blocking of funds withdrawal, etc.). Suspension or disruption of market trading in ether on one or more Benchmark Pricing Sources may adversely affect the value of the Benchmark.

The Benchmark is subject to the limitations of its methodology and the ether market.

Though the Benchmark is designed to be representative of the ether market or otherwise align with its stated objective, it may not be representative in every case or achieve its stated objective in all instances. The Benchmark is designed and calculated strictly to follow the rules of its methodology, and any Benchmark price or other output is limited in its usefulness to such design and calculation. In addition, the Benchmark will necessarily be composed of a limited number of potential principal markets, and thus the Benchmark may not reflect the value of ether on crypto trading platforms not considered in the Benchmark. Furthermore, the Benchmark Provider publicizes its methodology as a whitepaper available for download on the Benchmark Provider’s website.

The ether market can be volatile, including those market interests which the Benchmark intends to measure or upon which the Benchmark is dependent in order to achieve its stated objective. For example, illiquidity can have an impact on the quality or amount of data available to the Benchmark Provider for calculation, and may cause the Benchmark to produce unpredictable or unanticipated results. In addition, market trends and changes to market structure may render the objective of the Benchmark unachievable or cause the Benchmark to become impractical to replicate.

The Benchmark Provider could experience system failures or errors.

If the computers or other facilities of the Benchmark Provider, Benchmark Pricing Sources, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Benchmark may be delayed. Errors in Benchmark data, the Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. See “Calculation of NAV—General.” To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of ether. To the extent such prices differ materially from the market price for ether, investors may lose confidence in the Shares’ ability to track the market price of ether, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” ether will be a common occurrence.

Risks related to pricing.

As set forth under “Calculation of NAV” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the estimated fair market value (“FMV”) for ether determined by the Benchmark Provider. The price of ether in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV. The Benchmark Provider has substantial discretion at any time to change the methodology used to determine the FMV of ether, including the spot markets underlying its methodology. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes.

The Benchmark Pricing Sources used by the Benchmark Provider are digital asset spot markets that facilitate the buying and selling of ether and other digital assets. Although many Benchmark Pricing Sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of ether may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of ether determined by the Benchmark Provider.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of ether trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether.

An Authorized Participant may be able to create or redeem a Creation Basket at a discount or a premium to the public trading price per Share. To the extent creations or redemptions take place in-kind in the future, the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per Share.

Shareholders also should note that the size of the Trust in terms of total ether held may change substantially over time and as Creation Baskets are created and redeemed.

In the event that the value of the Trust’s ether holdings or ether holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

ETHER AND THE ETHEREUM MARKET

This section of the Prospectus provides a more detailed description of ether, including information about the historical development of ether, how a person holds ether, how to use ether in transactions, how to trade ether, the markets where ether can be bought, held and sold, the ether over-the-counter (“OTC”) market and government oversight of ether.

Ether and the Ethereum Network

Ether is a digital asset that is created and transmitted through the operations of the Ethereum peer-to-peer network and associated blockchain ledger (the “Ethereum blockchain” and together the “Ethereum network”), a network of computers, known as nodes, that operates on cryptographic computer-code based logic, called a protocol. No single entity owns or operates the Ethereum network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. Ether is not issued by governments, banks or any other centralized authority. The Ethereum network allows people to exchange tokens of value, called ether, which are recorded on a public transaction ledger known as the Ethereum blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset exchanges or in individual end-user-to-end-user transactions under a barter system.

The Ethereum network allows users to write and implement computer programs called smart contracts-that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Ethereum network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ether. Rather, following the initial distribution of ether, ether is created, burned and allocated by the Ethereum network protocol through a process that is currently subject to an issuance and burn rate as further described under “Limits on ether Supply” below. The value of ether is determined by the supply of and demand for ether on the digital asset exchanges or in private end-user-to-end-user transactions. There is no hard cap which would limit the number of outstanding ether at any one time to a predetermined maximum.

New ether are created and rewarded to the validators of a block in the Ethereum blockchain for verifying transactions. The Ethereum blockchain is effectively a decentralized database that includes all blocks that have been validated and it is updated to include new blocks as they are validated. Each ether transaction is broadcast to the Ethereum network and, when included in a block, recorded in the Ethereum blockchain. As each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording, the Ethereum blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum network.

Among other things, ether is used to pay for transaction fees and computational services (i.e., smart contracts) on the Ethereum network; users of the Ethereum network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether on the Ethereum network incentivizes developers to write quality applications and increases the efficiency of the Ethereum network because wasteful code costs more. It also ensures that the Ethereum network remains economically viable by compensating people for their contributed computational resources.

History of Ethereum

The Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with bitcoin, with the goal of creating a peer-to-peer, open-source network enabling users to create so-called decentralized applications powered by smart contracts, which are general-purpose code that executes on the Ethereum network. By combining the Ethereum blockchain with a flexible scripting language that is designed to be capable of implementing sophisticated logic and execute a wide variety of instructions, the Ethereum network was designed to act as a programmable infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The Ethereum network went live on July 30, 2015. Decentralized applications may be controlled by a single user or small group. See “Risk Factors-Risk Factors Related to Digital Assets.” Smart contracts, including those relating to decentralized finance (“DeFi”) applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.”

Ether is the digital asset that powers the Ethereum network and serves as the network’s native unit of account that is used to pay the “gas” fees needed to power decentralized applications and smart contracts and execute transactions. Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to protocol development.

Smart Contracts and Development on the Ethereum network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Ethereum network involves building more complex tools on top of smart contracts, such as decentralized applications (“DApps”); organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, the Ethereum network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of December 31, 2023, it is believed that a majority of digital assets not issued as the native token on their own blockchains were built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.

More recently, the Ethereum network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. Over the course of 2023, between $19.6 billion and $31.5 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network.

In addition, the Ethereum network and other smart contract platforms have been used for creating non-fungible tokens (“NFTs”). Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Ethereum network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

The DAO and Ethereum Classic

In July 2016, the Ethereum network experienced what is referred to as a permanent hard fork that resulted in two different versions of its blockchain: Ethereum and Ethereum Classic.

In April 2016, a blockchain solutions company known as Slock announced the launch of a decentralized autonomous organization, known as “the DAO” on the Ethereum network. The DAO was designed as a decentralized crowdfunding model, in which anyone could contribute ether to the DAO in order to become a voting member and equity stakeholder in the organization. Members of the DAO could then make proposals about different projects to pursue and put them to a vote. By committing to profitable projects, members would be rewarded based on the terms of a smart contract and their proportional interest in the DAO. As of May 27, 2016, $150 million, or approximately 14% of all ether outstanding, was contributed to, and invested in, the DAO.

On June 17, 2016, an anonymous hacker exploited the DAO smart contract code to syphon approximately $60 million, or 3.6 million ether, into a segregated account. Upon the news of the breach, the price of ether was quickly cut in half as investors liquidated their holdings and members of the Ethereum community worked to determine a solution.

In the days that followed, several attempts were made to retrieve the stolen funds and secure the Ethereum network. However, it soon became apparent that direct interference with the protocol (i.e., a hard fork) would be necessary. The argument for the hard fork was that it would create an entirely new version of the Ethereum blockchain, erasing any record of the theft, and restoring the stolen funds to their original owners. The counterargument was that it would be antithetical to the core principle of immutability of the Ethereum blockchain.

The decision over whether or not to hard fork the Ethereum blockchain was put to a vote of Ethereum community members. A majority of votes were cast in favor of a hard fork. On July 15, 2016, a hard fork specification was implemented by the Ethereum Foundation. On July 20, 2016, the Ethereum network completed the hard fork, and a new version of the blockchain, without recognition of the theft, was born.

Many believed that after the hard fork the original version of the Ethereum blockchain would dissipate entirely. However, a group of validators continued to mine the original Ethereum blockchain for philosophical and economic reasons. On July 20, 2016, the original Ethereum protocol was rebranded as “Ethereum Classic,” and its native token as ether classic (ETC), preserving the untampered transaction history (including the DAO theft). Following the hard fork of Ethereum, each holder of ether automatically received an equivalent number of ETC tokens.

Overview of the Ethereum network’s Operations

In order to own, transfer or use ether directly on the Ethereum network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must notify the Ethereum network of the transaction by broadcasting the transaction data to its network peers. The Ethereum network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Ethereum blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum blockchain.

Summary of an Ether Transaction

A “transaction request” refers to a request to the Ethereum network made by a user, in which the requesting user (the “sender”) asks the Ethereum network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum network’s state. An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum blockchain), or light nodes, which only host a local copy of a sub-portion of the full Ethereum blockchain with reduced data. Nodes may (but do not have to) be validators, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.

Any user can broadcast a transaction request to the Ethereum network from a node located on the network. A user can run their own node, or they can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (specifically, a validator node). Execution of the transaction request by the validator results in a change to Ethereum network’s state once the transaction is broadcast to all other nodes across the Ethereum network. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.

The Ethereum blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum network. An Ethereum network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

Accounts depend on nodes to access the peer-to-peer Ethereum network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum network address enable the user to connect to the Ethereum network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can either run their own node (and their own Ethereum Client) and connect that node to their Ethereum wallet, allowing them to make transactions from their Ethereum wallet on the Ethereum network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum network that way. Multiple accounts can access the Ethereum network through one node.

Each user’s Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the validators who validate their transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum network nodes, who in turn broadcast it on a peer-to-peer basis to validators to allow transaction confirmation.

Ethereum network validators record and confirm transactions when they validate and add blocks of information to the Ethereum blockchain. Validators operate through nodes whose Ethereum Clients have an extra piece of software that permits the node to perform validation transactions. In a proof-of-stake consensus protocol like that used by the Ethereum network, validators compete to be randomly selected to validate transactions. A validator must stake 32 ether to become a validator, which allows them to activate a unique validator key pair (consisting of a public and private validator key). Each 32 ether that is staked results in issuance of a validator key pair, meaning that multiple validators can operate through a single validator node (including a validator node operated by a third party as a service). Validators generally both propose blocks (“proposers”) and participate in a committee which approves the block (“attesters”). When a validator is randomly selected by the protocol’s algorithm to propose a block, it submits a proposal for the block to be committed to the blockchain subject to completion of validation by other validators on the network, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added. The proposing validator becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If, once created, the proposing validator’s block is confirmed by a committee of randomly selected attesters, the block is committed to the Ethereum network and added to the Ethereum blockchain. Any smart contract code that has been called by the transaction request is also executed (provided the base fee is paid for the Ethereum network’s computational power associated with executing the code, and up to the amount of the base fee). Upon the addition of a block included in the Ethereum blockchain, an adjustment to the ether balance in both the sender and recipient’s Ethereum network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.

As a reward for their services in adding the block to the Blockchain, the proposing validators receive redistributed ether (i.e., “tips”) and the attesting validators receive newly minted ether. If the proposing validator’s block is determined to be faulty or to break protocol rules by the approving validator committee, the proposer is penalized by having their staked ether reduced. Validators can also be penalized for attesting to transactions that break protocol rules or are inconsistent with the majority of other validators, or for inactivity or missing attestations that the Ethereum network protocol assigned to them. In extreme cases, a proposing or attesting validator can be “slashed”, meaning forcibly ejected by other validators, with their staked ether continuously drained, potentially up to the loss of their entire stake. In this way, the Ethereum network attempts to reduce double-spend and other attacks by validators and incentivize validator integrity.

Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ether or the reallocation of ownership of certain ether in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange. If a transaction can also take place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Ethereum network or recorded on the Ethereum blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not peer-to-peer ether transactions in that they do not involve a transaction on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of ether ownership is not cryptographically protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.

Creation of New Ether

Initial Creation of Ether

Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. The initial 72.0 million ether were distributed as follows:

Initial Distribution: 60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million.

Ethereum Foundation: 6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

Ethereum Developers: 3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

Developer Purchase Program: 3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum network, ether supply initially increased through a progressive validation process. Following the introduction of EIP-1559, described below, ether supply and issuance rate varies based on factors such as recent use of the network.

Proof-of-Work Validation Process

Prior to September 2022, Ethereum operated using a proof-of-work consensus mechanism. Under proof-of-work, in order to incentivize those who incurred the computational costs of securing the network by validating transactions, there was a reward given to the computer (under proof-of-work, validators were known as “miners”) that was able to create the latest block on the chain. Every 12 seconds, on average, a new block was added to the Ethereum blockchain with the latest transactions processed by the network, and the miner that generated this block was awarded a variable amount of ether, depending on use of the network at the time. In certain validation scenarios, ether was sometimes sent to another miner if they were also able to find a solution, but their block was not included. This is referred to as an “uncle/aunt reward.” Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) was guaranteed to be random. Prior to the Merge upgrade, described below, miners on the Ethereum network engaged in a set of prescribed complex mathematical calculations in order to add a block to the Ethereum blockchain and thereby confirm ether transactions included in that block’s data.

Proof-of-Stake Process

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade that was initially known as “Ethereum 2.0.” and eventually became known as the “Merge” to transition the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. The Merge was completed on September 15, 2022 and the Ethereum network has operated on a proof-of-stake model since such time.

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work. Every 12 seconds, approximately, a new block is added to the Ethereum blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded ether.

Limits on Ether Supply

The rate at which new ether are issued and put into circulation is expected to vary. In September 2022 the Ethereum network converted from proof-of-work to a new proof-of-stake consensus mechanism. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network. In addition, the issuance of new ether could be partially or completely offset by the burn mechanism introduced by the EIP-1559 modification, under which ether are removed from supply at a rate that varies with network usage. See “Modifications to the Ethereum Protocol.” On occasion, the ether supply has been deflationary over a 24-hour period as a result of the burn mechanism. The attributes of the new consensus algorithm are subject to change, but in sum, the new consensus algorithm and related modifications reduced total new ether issuances and could turn the ether supply deflationary over the long term.

As of March 21, 2024, the current circulating supply of ether is estimated to be around 120.07 million coins.

Modifications to the Ethereum Protocol

The Ethereum network is an open-source project with no official developer or group of developers that controls it. However, historically the Ethereum network’s development has been overseen by the Ethereum Foundation and other core developers. The Ethereum Foundation and core developers are able to access and alter the Ethereum network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Ethereum network’s source code. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. Nodes must accept any changes made to the Ethereum source code by choosing to download the proposed modification of the Ethereum network’s source code in their individual Ethereum Client, and ultimately a critical mass (in practice, a substantial majority) of validators and users—such as DApp and smart contract developers, as well as users of DApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network—must support the shift, or the upgrades will lack adoption. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. If a modification is accepted only by a percentage of nodes, a division in the Ethereum network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors-Risk Factors Related to Digital Assets.” A temporary or permanent “fork” could adversely affect an investment in the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Ethereum network only if accepted by a sufficiently broad cross-section of the Ethereum network’s participants.

For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purpose of Byzantium was to increase the network’s privacy, security, and scalability and reduce the block reward for validators (at that time, validators on the proof-of-work consensus version of Ethereum were known as “miners”) who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial of service attacks, enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purpose of these upgrades was to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to include proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as miners) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others).

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues—such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand—have been discussed by network participants, such as sharding. The purpose of sharding, which has been discussed for years, is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum blockchain (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum blockchain runs in parallel with the existing Layer 1 Ethereum blockchain and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate the fees paid to validators. EIP 1559 resulted in the splitting of fees into two components: a base fee and tip. Ether used to pay the base fee is as a result of EIP 1559 removed from circulation, or “burnt,” and the tip is paid to validators. EIP-1559 has reduced the total net issuance of ether fees to validators. Future updates may impact the supply of or demand for ether or its price.

The Trust’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum blockchain and network may increase the data flow on the Ethereum network and could either “bloat” the size of the Ethereum blockchain or slow confirmation times.

Forks and Airdrops

A “hard fork” of the Ethereum network (or any other a digital asset network) occurs when there is a disagreement among users and miners (under the former proof-of-work model) or validators (under the current proof-of-stake model) over modifications to the network, which are typically made through software upgrades and subsequently accepted or rejected through downloads or lack thereof of the relevant software upgrade by users. If less than a substantial majority of users and miners consent to a proposed modification, and the modification is not compatible with the software prior to its modification, a fork in the blockchain results, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork is the existence of two versions of the network running in parallel, yet lacking interchangeability. After a fork, holders of the original digital asset typically end up holding equal amounts of the original digital asset and the new digital asset.

For example, in June 2016, a smart contract developed and deployed on the Ethereum network was hacked and approximately $60 million worth of ether was stolen, which resulted in most participants in the Ethereum ecosystem electing to adopt a hard fork that effectively reversed the hack. However, a minority of users continued to develop the old blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain also named ether, or ETC. Ethereum Classic’s ether remains traded on several digital asset trading platforms.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run for any given digital asset. Such a fork could adversely affect ether’s viability. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the network while resisting community-led efforts to merge the two chains, resulting in a permanent fork.

A hard fork can introduce new security risks. Another possible result of a hard fork is an inherent decrease in the level of security. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the Ethereum network, thereby making the network more susceptible to attack. A fork in the Ethereum network could adversely affect an investment in the Shares.

In addition to forks, ether (or any other digital asset) may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free simply by virtue of having held the original digital asset at a certain point in time leading up to the airdrop. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned ether as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory, or other risks for the Trust, the Sponsor, Authorized Participants, or other entities.

From time to time, the Trust may be entitled to Incidental Rights or IR Assets by virtue of its ownership of ether, generally through a fork in the Ethereum blockchain, an airdrop offered to holders of ether or other similar event.

In the event the Trust becomes entitled to Incidental Rights or IR Assets by virtue of its ownership of ether, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created. Ether is the only digital asset that will be held by the Trust. In the event the Trust seeks to change its treatment of Incidental Rights or IR Assets, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

In the event of a fork, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network it believes is generally accepted as the Ethereum network and should therefore be considered the appropriate network, and the associated asset as ether, for the Trust’s purposes.

If the Trust modifies its policy on forks and airdrops, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

Forms of Attack Against the Ethereum network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ethereum network contains certain flaws. For example, the Ethereum network is currently vulnerable to a “51% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the Ethereum blockchain. As of the date of this prospectus, the top three largest staking pools controlled nearly 50% of the ether staked on the Ethereum network.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of Ethereum. Any similar attacks on the Ethereum network that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Ethereum network. For additional information, see the “Risk Factors” section of this prospectus.

Market Participants

Validators

In proof-of-stake, validators risk or stake coins to be pseudo randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Malfunctions that cause validators to go offline and, in turn, inhibit them from performing their duties, can result in financial penalties (e.g., inactivity leak). Any malicious activity, such as proposing multiple blocks for the same slot, making incorrect attestations or otherwise violating protocol rules, results in the penalization or slashing of staked coins and forced exit from performing validator duties. The penalty varies depending on the type of offense and correlation to potential offenses by other validators.

Validators range from Ethereum enthusiasts to professional operations that design and build dedicated machines and data centers. On the Ethereum network, a validator must stake 32 ether in order to participate in maintaining the network. Once consensus is reached, the participating validator receives newly issued ETH as part of consensus rewards and the priority fee as part of execution rewards. The priority fee represents one of two components of the transaction fee. The second component is the base fee, which makes up the vast majority of the transaction fees paid by users and is not received by validators, but is instead taken out of circulation, or burnt. The base fee and the priority fee both fluctuate with network usership.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer ether transactions through the direct sending of ether over the Ethereum network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of ether as a means of payment is still developing and has not been accepted in the same manner as bitcoin due to ether’s relative nascency and because ether has a generally different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of ether. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store ether for users. As the Ethereum network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Ethereum network.

Competition

As of December 31, 2023, more than 8,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While ether has enjoyed some success in its limited history, the aggregate value of outstanding ether is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. In addition, while ether was the first digital asset with a network that served as a smart contracts platform, a number of newer digital assets also function as smart contracts platforms, including Solana, Avalanche and Cardano. Some industry groups are also creating private, permissioned blockchain versions of Ethereum.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. On March 9, 2022, President Biden signed an Executive Order on Ensuring Responsible Development of Digital Assets (the “Executive Order”) asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the ether futures markets. In addition, because the CFTC has determined that ether is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for ether. The CFTC has pursued enforcement actions relating to fraud and manipulation involving ether and ether markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving ether that do not use collateral, leverage, or financing.

On February 8, 2021, the CME, a designated contract market (“DCM”) registered with the CFTC launched new contracts for ether futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self- regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of ether futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other ether prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. At the same time, the chair has also stated that the SEC has authority under existing laws to regulate the digital asset sector.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect a digital asset network, the digital asset markets, and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example:

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China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges.

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South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. South Korea has also banned initial coin offerings.

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The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

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The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

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The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA is expected to pass the European Parliament in 2023 and come into effect in 2024.

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There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Ethereum ecosystem in the United States and globally, or otherwise negatively affect the value of ether held by the Trust. The effect of any future regulatory change on the Trust or the ether held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Government Oversight

Regulatory guidance and the possibility of government action has been significant in shaping the evolution of the ether market. A number of U.S. federal and state agencies and foreign governments and agencies have finalized or proposed rules or guidance, conducted investigations and issued subpoenas, engaged in successful prosecutions, and issued consumer advisories related to ether and other digital assets. For example, FinCEN and certain state financial regulatory agencies require that companies that provide certain services in digital assets obtain licenses or registrations, and have anti-money laundering and sanctions programs, among other requirements, which licenses or registrations can be difficult or costly to obtain or maintain. Additionally, there is uncertainty among regulators regarding ether’s treatment and classification as a “security” or a “commodity,” which may have material adverse consequences for ether as a digital asset. Continued government and agency actions are likely to continue to be significant to the development of the market and the price of ether, as described in more detail under “Risk Factors—Risks Related to Ether—Regulatory Risk” above.

THE TRUST

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that trade on the Exchange under the ticker symbol QETH. The Trust’s investment objective is to reflect the performance of the spot price of ether as measured using the Benchmark, less the Trust’s expenses and other liabilities.

In seeking to achieve its investment objective, the Trust will hold ether. The Trust will value its Shares daily based on the value of the Benchmark as of 4:00 p.m. ET. The value of ether held by the Trust is determined based on the fair market value (“FMV”) price for ether, reflecting the execution price of ether on its principal market as determined by the Benchmark Provider. Invesco Capital Management LLC is the sponsor of the Trust, CSC Delaware Trust Company is the trustee of the Trust, and the Ethereum Custodian will hold all of the Trust’s ether on the Trust’s behalf.

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust issues or redeems its Shares, it will do so only in blocks of 5,000 Shares (a “Creation Basket”) based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities).

Creation and redemption transactions initially will take place in cash. Subject to Cboe in the future receiving the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval and the related in-kind creation model is unknown and there is no guarantee that the Cboe will receive such approval. If Cboe receives the In-Kind Regulatory Approval and the Sponsor chooses to allow in-kind creations and redemptions, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

In connection with both creation and redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. The Trust will create Shares by receiving ether from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust. The Trust will redeem shares by delivering ether to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust.

Subject to specific instructions from the Sponsor, the Execution Agent in its discretion is responsible for selecting the method of transacting, the price, the Ethereum Counterparty or Counterparties and the trading platform or venue (if any) for the execution of each purchase and sale of ether on behalf of the Trust. The Execution Agent has established policies and procedures for identifying, monitoring and performing due diligence on potential Ethereum Counterparties and trading platforms or venues, with entities being added or removed from consideration on an ongoing basis. In addition, the Execution Agent evaluates Ethereum Counterparties and trading platforms or venues on a per-transaction basis. At the time it selects an Ethereum Counterparty for any specific transaction, the Execution Agent may consider a number of factors in an effort to seek to achieve “best execution,” including price, transaction costs, speed, and likelihood of execution and settlement, taking into account the size of the transaction and the experience and capabilities of the Ethereum Counterparty. Relying on its history of transacting in ether, the Execution Agent assesses Ethereum Counterparties in seeking to achieve the best overall outcome for the Trust. Although the Trust is new, and therefore does not have a history of trading ether, the Execution Agent (and its asset management affiliates) have extensive experience, having traded over $3.5 Billion in digital assets in 2023 across twelve counterparties for other accounts.

As of [    ], 2024, [●] have been identified by the Execution Agent as Ethereum Counterparties and have consented to be named in this Prospectus. Each of these Ethereum Counterparties are, and any other Ethereum Counterparty the Execution Agent, on behalf of the Trust, places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions, and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Execution Agent, on behalf of the Trust, may engage additional Ethereum Counterparties at any time. The Trust will include a list of Ethereum Counterparties in the Trust’s Annual Reports on Form 10-K.

The Trust expects to purchase or sell ether in connection with cash creation or redemption transactions, and may direct the Execution Agent to sell ether on behalf of the Trust to pay certain expenses, including the Sponsor Fee. Each creating or redeeming Authorized Participant will be charged a transaction fee in connection with each creation or redemption transaction.

To support the ability of Authorized Participants to provide liquidity at prices that reflect the value of the Trust’s assets and to facilitate orderly transactions in the Shares, the Trust will ordinarily process redemptions of Creation Baskets on the next Business Day following receipt of a redemption request by an Authorized Participant.

Creation Baskets are expected to be created when there is sufficient demand for Shares, including when the market price per Share is at a premium to the NAV. Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Similarly, Creation Baskets are expected to be redeemed when the market price per Share is at a discount to the NAV. Investors seeking to purchase or sell Shares on any day are expected to transact in the secondary market, on the Exchange or other national securities exchanges, at the market price per Share, rather than through the creation or redemption of Creation Baskets.

The Sponsor believes that the design of the Trust will enable Investors to effectively and efficiently implement strategic and tactical asset allocation strategies that use ether by investing in the Shares rather than directly in ether.

Description of Lukka Prime

The Benchmark is designed to provide an estimated fair market value for ether, in a manner that aligns with U.S. GAAP and IFRS accounting guidelines regarding fair market value measurements. In this regard, the Benchmark Provider seeks to identify a “principal market” each day for ether, by evaluating eligible ether trading platforms across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. As of May 2024, the following trading platforms are considered to be eligible trading platforms by the Benchmark Provider: Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase, Crypto.com, Gate.io, Gemini, HitBTC, Huobi, itBit, Kraken, KuCoin, LMAX, MEXC Global, OKEx and Poloniex (collectively, “ Benchmark Pricing Sources”). The Benchmark Provider reviews trading platforms eligible for inclusion in the Benchmark quarterly. In determining which trading platforms to include, the Benchmark Provider evaluates each trading platform using proprietary ratings criteria. The Benchmark Provider periodically reassesses the trading platforms eligible to be considered Benchmark Pricing Sources, and makes adjustments as needed.

In pursuit of its commitment to provide the highest quality, institutional grade product offerings, the Benchmark Provider adheres to strict oversight practices. As part of this oversight, the Benchmark Provider maintains formal governance boards to oversee its data products. The Benchmark Provider’s Price Integrity Oversight Board (“PIOB”) seeks to ensure the integrity and validity of the Benchmark Provider’s pricing and valuation products and to also ensure that products remain fit for purpose. One of the PIOB’s responsibilities, among others, is to determine the market data that is utilized in the Benchmark Provider’s pricing and valuation processes. This includes any approval of new sources of market data and the suspension or discontinuation of existing sources of market data. Additionally, the Benchmark Provider’s PIOB regularly reviews eligible trading platforms, including any new sources of pricing information. As it pertains to the impact on the NAV of the Trust, the continuous monitoring of pricing data helps ensure that pricing accurately reflects the economic reality that the benchmark is intended to measure. A change in the Benchmark Pricing Sources may result in a change in the Trust’s NAV.

The Benchmark Provider launched the Benchmark in January 2020, and the Benchmark has been back-populated to January 2014. The below graph compares the historical Benchmark returns to the prices on each of the Benchmark Pricing Sources with U.S. Dollar-ether trading pairs from January 1, 2023 to March 31, 2024.

As is evident from the foregoing graph and as expected given arbitrage activity across trading platforms, the historic Benchmark returns have aligned closely to the prices of ether on each of the Benchmark Pricing Sources with U.S. Dollar-ether trading pairs.

The below table contains the market share and volume information for each Benchmark Pricing Source with U.S. Dollar-ether trading pairs. Note that the Benchmark Provider will prioritize U.S. Dollar trading pairs before using trading platforms where other pairs, such as stablecoins, are used:

ETH- USD Lukka Prime Ethereum Volumes (January 1, 2023 - April 1, 2024)
Trading Platform	Volume (%)
Bitflyer	0.10%
Bitfinex	4.83%
Bittrex[1]	0.08%
Bitstamp	4.38%
Coinbase	71.06%
Gemini	1.66%
itBit	0.18%
Kraken	13.23%
LMAX	4.49%

1	[Bittrex was removed as a Benchmark Pricing Source on November 21, 2023.]

The Benchmark Pricing Sources are described below.

Trading platforms with U.S. Dollar trading pairs:

Bitfinex: A British Virgin Islands-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Bitfinex is also licensed as a Digital Asset Service Provider from the Central Reserve Bank of El Salvador.

Bitflyer: A Japan-based trading platform registered as a Virtual Currency Exchange from the Japan Financial Services Agency. Bitflyer is also licensed as a virtual currency business under the NYSDFS BitLicense.

Bittrex: A Liechtenstein-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Bittrex is also licensed in Bermuda and Liechtenstein. On November 20, 2023, Bittrex announced its intention to wind down its operations and disable trading activity effective December 4, 2023. On November 21, 2023, Bittrex was removed as a Benchmark Pricing Source as a result of its announcement.

Bitstamp: A U.K.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Bitstamp is also licensed as a virtual currency business under the NYSDFS BitLicense.

Coinbase: A U.S.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Coinbase is also licensed as a virtual currency business under the NYSDFS BitLicense.

Gemini: A U.S.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Gemini is also licensed as a virtual currency business under the NYSDFS BitLicense.

itBit: A U.S.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. itBit is also chartered by the NYSDFS as a limited purpose trust company.

Kraken: A U.S.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Kraken is also registered as a Digital Currency Exchange Provider with the Australian Transaction Reports and Analysis Centre.

LMAX: A Gibraltar-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. LMAX is also registered as a DLT provider by the Gibraltar Financial Services Commission.

Trading platforms without U.S. Dollar trading pairs.

Binance: A Cayman Islands-based trading platform with a Digital Asset Service Provider registration from the Autorité des Marchés Financiers, MVP Preparatory License from Dubai’s Virtual Assets Regulatory Authority and a variety of other licenses across the European and Asia-Pacific regions.

Crypto.com: A Singapore-based trading platform with a Digital Token License from the Monetary Authority of Singapore. Crypto.com is also registered as a Money Services Business with the Financial Crimes Enforcement Network.

Gate.io: A Cayman Islands-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Gate.io is also registered as a DLT provider by the Gibraltar Financial Services Commission and a variety of other licenses across the European and Asia-Pacific regions.

HitBTC: A British Virgin Islands-based trading platform that currently does not hold any licenses from any licensing authorities.

Huobi: A Gibraltar-based trading platform with a Distributed Ledger Technology Provider License from the Gibraltar Financial Services Commission. Huobi is also registered as a Digital Currency Exchange Provider with the Australian Transaction Reports and Analysis Centre.

KuCoin: A Seychelles-based trading platform that currently does not hold any licenses from any licensing authorities.

MEXC Global: A Seychelles-based trading platform registered as a Digital Currency Exchange Provider with the Australian Transaction Reports and Analysis Centre and a variety of other licenses across the European region.

OKX (fka OKEx): A Seychelles-based trading platform with a MVP Preparatory License from Dubai’s Virtual Assets Regulatory Authority.

Poloniex: A Seychelles-based trading platform that currently does not hold any licenses from any licensing authorities.

FTX and FTX US were removed as a Benchmark Pricing Source by the Benchmark Provider on November 10, 2022 and November 11, 2022, respectively, as a result of the collapse and subsequent bankruptcy filings of those firms. On November 21, 2023, Bittrex was removed as a Benchmark Pricing Source as a result of its announcement that it intends to wind down its operations and disable trading activity effective December 4, 2023. There have been no other changes to the Benchmark Pricing Sources since the fourth quarter of 2022. A list of the Benchmark Pricing Sources is maintained on the Benchmark Provider’s website.

The Trust confirms that the Sponsor may, in its sole discretion, change either the Benchmark or Benchmark Provider without Shareholder approval.

In the event that the Benchmark Provider changes the methodology of the Benchmark, the Benchmark Provider will inform the Sponsor of the nature of the change and the timeline for implementation. The Sponsor will notify investors of material changes to the Benchmark, or the Sponsor’s decision to change the Benchmark or the Benchmark Provider, by providing notice to investors and market participants as promptly as practicable through some combination of press release, website disclosure, 8-K filing or registration statement supplement, in addition to any notice to the listing exchange required under applicable listing rules.

In determining the value of ether, the Benchmark Provider applies a five-step weighting process for identifying the principal trading platform for ether and the last price on that trading platform. A Base Exchange Score (“BES”) that takes into account the criteria above is assigned to each Benchmark Pricing Source in order to select the most appropriate primary trading platform and then an executed trading platform price is determined at 4:00 p.m. ET. The characteristics of each trading platform are weighted as follows for their BES:

•

Oversight (35%): This score reflects the rules in place to protect and to give access to investors and is a function of a variety of factors. The score assigned for trading platform oversight will depend on parameters such as jurisdiction, regulation, “Know Your Customer and Anti-Money Laundering Compliance” (KYC/AML), etc. Benchmark Participants will receive a higher score if they are subject to more stringent regulation, including comprehensive KYC/AML screening, and the level of currency oversight and regulation in their home jurisdiction.

•

Microstructure Efficiency (30%): The second trading platform characteristic is microstructure efficiency. The Benchmark takes the effective bid-ask spread as a proxy for efficiency. For each trading platform and currency pair, the Benchmark takes an estimate of the “effective spread,” which is a common approach to measuring trade execution costs.

•

Data Integrity (25%): Data Integrity provides a metric of how consistent a trading platform’s trading activity is with its underlying market microstructure. This is done by aligning a trading platform’s trade data for a given product with quotes data pertaining to the same market. Trading platforms whose traded prices deviate outside the spreads indicated by the quotes data are penalized. This would potentially expose nefarious actions such as wash trading or other potential manipulation of data. The metric is computed by joining a sample of trades with quotes by trading platform, product and time. With this, the Benchmark Provider computes the maximum observed ask price and the minimum observed bid price over a rolling window in time. This serves to define a range of possible trade prices that would be expected based on the quotes data. The Benchmark Provider then aggregates this dataset by trading platform, computing the fraction of transactions where the trade price was within the expected range as computed in the prior step. This fraction is multiplied by 100 to give the data integrity score.

•

Data Transparency (10%): Transparency is the term used for a quality score that is determined by the level of detail of the data offered by a trading platform. Similar to the jurisdiction hierarchy, Level 1, the highest level in the transparency hierarchy, is assigned 100 points and is reduced by 20 points for each subsequent lower level. The most transparent (Level 1) trading platforms offer order-level data, followed by order book (Level 2), trade-level (Level 3), candles (Level 4), and then no data (Level 5).

For financial reporting purposes, the Trust will determine the principal market for ether in accordance with ASC Topic 820-10, and such determination is considered from the Trust’s perspective. The Benchmark follows a methodology designed to identify the principal market for ether at a given time. Procedures will be implemented by the Sponsor to review and confirm the prices utilized to value ether reflect fair value in accordance with ASC Topic 820 and will be reviewed by the Sponsor’s Valuation Committee on a periodic basis.

With respect to the Trust’s Authorized Participants or their affiliates, the Trust notes that it has no authority over which trading platforms the Authorized Participants or their affiliates might transact on, although the Trust expects that most Authorized Participants or their affiliates may transact on several of the trading platforms that are Benchmark Pricing Sources for the Benchmark Provider. The Trust notes that for transactions in which it is selling ether, it may do so in principal-to-principal transactions arranged by the Execution Agent, although the Trust is eligible to execute trades on all of the trading platforms used by the Benchmark Provider. While the principal to principal market is the market in which the Execution Agent, on the Trust’s behalf, would normally transact for sales of ether, in considering all information reasonably available in accordance with the guidance in ASC 820-10-35-5A, the Trust notes that the identification of a principal market is completed by the Benchmark Provider based on a variety of different criteria including but not limited to trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. The Trust views this evidence to the contrary as appropriate basis to determine a primary market that is not the principal-to-principal market, in accordance with the guidance in ASC 820-10-35-5A. The Sponsor performed extensive back testing of the Benchmark, comparing the Benchmark Provider’s historical designation of the primary trading platform and the daily pricing from said trading platform, relative to where the Trust is expected to transact. The Sponsor concluded that the methodology consistently resulted in a principal market that aligns with the Trust’s expected transaction activities. Procedures will be implemented to review and confirm the above on at least a quarterly basis, adjusting the frequency of that review if determined necessary by the Sponsor’s Valuation Committee.

The Trust and the Sponsor are not responsible for the calculations performed by the Benchmark Provider or for the development or implementation of the Benchmark Provider’s methodologies.

WITHOUT LIMITING THE FOREGOING, NONE OF LUKKA INC., THE SPONSOR, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, DELAYS OR INTERRUPTIONS IN THE BENCHMARK PRICING PROCESS NONE OF LUKKA INC., THE SPONSOR, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICING SERVICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LUKKA INC., THE SPONSOR, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LUKKA INC. AND THE SPONSOR OTHER THAN THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES.

The Trust’s Expenses

The Trust will pay the Sponsor a unified fee of [●]% per annum (the “Sponsor Fee”) as compensation for services performed under the Trust Agreement (as defined herein). The Trust’s only ordinary, recurring expense is the Sponsor Fee.

The Sponsor Fee will be accrued daily and paid monthly in arrears in U.S. dollars, and will be calculated by the Administrator. The Administrator will calculate the Sponsor Fee on a daily basis by applying the [●]% annualized rate to the Trust’s total net assets. To cover the Sponsor Fee, and extraordinary expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Execution Agent to convert ether held by the Trust into U.S. dollars. The NAV of the Trust and the number of ether represented by a Share will decline each time the Trust accrues the Sponsor Fee or any Trust expenses not assumed by the Sponsor. The Trust is not responsible for paying any costs associated with the transfer of ether to or from the Trust in connection with paying the Sponsor Fee or in connection with creation and redemption transactions.

Except as noted below, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor Fee, including, but not limited to, the Trustee’s fees, the fees of the Administrator and the Transfer Agent, the fees of the Ethereum Custodian, the fees of the Execution Agent, Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor also paid the costs of the Trust’s organization.

The Trust may incur certain extraordinary expenses that are not assumed by the Sponsor. These include, but are not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Ethereum blockchain), any indemnification of the Sponsor, Cash Custodian, Ethereum Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Trust from time to time will be required to sell ether in such quantities as is necessary to permit payment of the Sponsor Fee and any Trust expenses and liabilities not assumed by the Sponsor. The Trust has authorized the Execution Agent to sell ether on its behalf in such quantity as is necessary to permit payment of such expenses in such circumstances. At the direction of the Trust, the Execution Agent will seek to sell ether at approximately the price at which it is valued by the Trust and in the smallest amounts required to permit such payments as they become due, with the intention of minimizing the Trust’s holdings of assets other than ether. Accordingly, the amount of ether to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of ether. Any cash held by the Trustee will not bear any interest. Each sale of ether by the Trust to pay the Sponsor Fee or other Trust expenses will give rise to taxable gain or loss to Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

CALCULATION OF NAV

General

The Shares are valued each Business Day as of 4:00 p.m. ET. The value of ether held by the Trust is determined based on the fair market value price for ether determined by the Benchmark Provider. In this regard, the Benchmark Provider seeks to identify a “principal market” for ether each day, by evaluating eligible ether trading platforms across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. The Sponsor believes that use of the Benchmark mitigates against idiosyncratic exchange risk, as the failure of any individual Benchmark Pricing Source will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that the NAV is based on data from multiple trading platforms makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple trading platforms simultaneously to impact the NAV.

The Trust’s NAV is an amount denominated in U.S. dollars and is not utilized in determining the number of Shares that an Authorized Participant will receive in creating Shares, or the value of ether that an Authorized Participant will receive in redeeming Shares, as those transactions are based on the Trust’s ether holdings per Share. See “Creation and Redemption of Shares.”

The Trust’s NAV is calculated by:

•	taking the current market value of its ether (calculated by the Benchmark Provider) and any other assets;

•	subtracting any liabilities (including accrued but unpaid expenses); and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Business Day. The end-of-day ether price is calculated using the execution price of ether on the principal market selected by the Benchmark Provider as of 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET). The daily valuation process will be overseen by the Sponsor’s Valuation Team. The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides the Sponsor’s Valuation Team an opportunity to algorithmically detect, flag, investigate, and address unusual pricing should it occur.

Consistent with the daily pricing of all assets held in the Sponsor’s funds that are registered under the 1940 Act, daily valuation oversight resides with the Sponsor’s Valuation Team. The Sponsor’s Valuation Team is an independent control function within the Sponsor with the responsibility for oversight of asset pricing. Standardized controls (such as exception-based reports) are in place and run daily prior to NAV dissemination to detect “unusual pricing.” This includes, but is not limited to, missing price reports, unchanged price reports, and large daily price variance reports. Specifically with respect to the Trust, the Sponsor’s Valuation Team will monitor the pricing of the Benchmark to ensure that the Trust’s NAV is determined based on consistent, accurate pricing that the Sponsor believes is reflective of the value of the Trust’s ether, and also a transparent methodology and process. In addition, the Sponsor’s Valuation Team may seek information and recommendations from the Execution Agent, the Benchmark Provider, the Ethereum Custodian, the Prime Broker or others regarding ether valuation issues and potential ether market events.

All price updates are communicated to the Administrator only by the Sponsor’s pricing team. No members of the Sponsor’s investment or other business-related teams are authorized to provide pricing instructions to the Administrator. Price updates are communicated to the Administrator prior to NAV finalization and therefore would be incorporated in that day’s NAV.

The Sponsor’s Valuation Team will monitor for significant events related to digital assets that may impact the value of the Trust’s ether, and will determine in good faith whether to fair value the Trust’s ether on a given day based on whether certain pre-determined criteria have been met. For example, if the Benchmark deviates by more than a pre-determined amount from an alternate benchmark available to the Sponsor, then the Sponsor’s Valuation Team may determine to utilize the alternate benchmark. The Sponsor’s Valuation Team may also fair value the Trust’s ether using observed market transactions from various trading platforms, including some or all of the trading platforms included in the Benchmark.

In the event the Benchmark becomes unavailable or if the Sponsor or Administrator determines that the Benchmark does not reflect an accurate ether price, an independent assessment to designate the Trust’s principal market is performed by looking at pricing and transaction volume information from eligible trading platforms in which the Trust transacts only incorporating those. Typically, this will involve a multi-step process conducted by the Sponsor’s Valuation Team to identify the principal market for ether on a given day:

•

First, a list of eligible ether trading platforms in which the Trust transacts is compiled and ranked in descending order based on the prior twelve months of volume of ether traded on each trading platform.

•	Second, any trading platforms that do not comply with licensing requirements which are applicable to the Trust and the Authorized Participants are excluded.

•

Third, reviews of intra-day pricing are completed to identify any material variances which may impact the price information provided by a particular trading platform. A ether trading platform is then selected as the Trust’s principal market and pricing consumed from that trading platform.

Even if the Benchmark is deemed to be available and reliable, the aforementioned process is completed periodically as deemed necessary by the Sponsor’s Valuation Team in order to assess and evaluate the effectiveness of the process.

The ether markets are generally open on days when U.S. markets are closed, which means that the value of the ether owned by the Trust could change on days when Shares cannot be bought or sold.

The website for the Trust, www.invesco.com/QETH, which will be publicly accessible at no charge, will contain the following information: (a) the prior Business Day’s NAV; (b) the prior Business Day’s official closing price; (c) calculation of the premium or discount of such Cboe official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Cboe official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Administrator will also disseminate the Trust’s ether holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association (“CTA”).

The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Benchmarks to the extent the methodology used to calculate the Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for ether on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for ether, which will be determined and designated by such third-party vendor daily based on its consideration of several trading platform characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in an active market for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining fair value in preparing the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for ether in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that ether is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through Ethereum Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the Ethereum Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s ether, the principal market in each scenario is determined by looking at the market-based level of volume and ether trading activity. Ethereum Counterparties, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable ether trading platforms (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gate.io, Gemini, HitBTC, Huobi, itBit, Kraken, KuCoin, LMAX, MEXC Global, OKEx, and Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for ether. The Sponsor then identifies that market as the principal market for ether during that period, and uses the price for ether from that venue at 4:00 ET as the principal market price.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Benchmark Provider will calculate and disseminate during each day the NYSE is open for regular trading an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value throughout the trading day to reflect changes in the most recently reported price of ether as reported by the Benchmark Provider or another reporting service.

The IIV disseminated during each day the NYSE is open for regular trading should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day value of the Trust’s ether. The IIV will be calculated every second from 9:30 a.m. to 4:00 p.m. ET and disseminated on a per Share basis every 15 seconds during each day the NYSE is open for regular trading. Lukka Inc. will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV as of the time that the NAV is calculated on a given day may differ from the NAV for such day due to the differences in the time window of trades used to calculate each price (the NAV uses a 15-minute window, whereas the IIV draws prices from the last trade on each trading platform in an effort to produce a relevant, real-time price).

There are many instances in the market today where the IIV as of the time that the NAV is calculated on a given day and the NAV of an ETF for such day are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated ether price as reflected on the Benchmark Pricing Sources.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Shares and the IIV. If the market price of the Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Shares and the IIV, and thus can be beneficial to all market participants.

Stock Splits

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders in the secondary market. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Other Assets

The fair values of any liquid assets held by the Trust primarily in the form of cash and certificates of deposits are included in the determination of NAV.

Liabilities

The fair value of the Trust’s liabilities is included in the determination of NAV. These liabilities are expected generally to consist only of the Sponsor Fee, although liabilities may also include extraordinary expenses from time to time. See “The Trust—The Trust’s Fees and Expenses.”

Impact of Trust Expenses on the Trust’s NAV

The amount of ether represented by the Shares will be reduced during the life of the Trust each time the Trust accrues the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on September 27, 2023 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to its Amended and Restated Declaration of Trust and Trust Agreement, dated as of May 31, 2024 (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor.

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Trust is passively-managed and the Sponsor does not actively manage the ether held by the Trust. This means that the Sponsor does not sell ether at times when its price is high or acquire ether at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional ether investors to attempt to reduce the risks of losses resulting from price changes. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Baskets. The Trust creates and redeems Shares from time to time, but only in one or more Creation Baskets. Creation and redemption transactions initially will take place in cash. Subject to Cboe in the future receiving the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval and the related in-kind creation model is unknown and there is no guarantee that the Cboe will receive such approval. If Cboe receives the In-Kind Regulatory Approval and the Sponsor chooses to allow in-kind creations and redemptions, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

In connection with both creation and redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. The Trust will create Shares by receiving ether from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust. The Trust will redeem shares by delivering ether to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust.

The Sponsor recognizes that the size of the Creation Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Creation Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s shares.

The Trust has no fixed termination date.

Dissolution of the Trust

The Trust will dissolve at the direction of the Sponsor, and the Sponsor will promptly notify Shareholders of such dissolution, if any of the following dissolution events occur:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•

180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•

the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the BSA and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	a U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its ether;

•	ether is determined to be a “security” and is subject to regulation under U.S. federal securities laws;

•

any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of ether for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Internal Revenue Code of 1986, as amended (the “Code”) or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable;

•

60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•

the Trustee elects to dissolve the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•

the Sponsor elects to dissolve the Trust after the Trustee, Execution Agent, Administrator or the Ethereum Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of dissolution events that rely on Sponsor determinations to dissolve the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and the Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event of a determination that the Trust is a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to dissolve the Trust.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the Delaware Act that it is appropriate to terminate and liquidate the Trust, the Sponsor will instruct the Execution Agent to sell the Trust’s ether and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution. Following the liquidation of the Trust’s ether, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Trust Agreement.

Upon dissolution of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon completion of the winding up of the business of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive dissolution of the Trust Agreement.

Amendments

The Trust Agreement provides that it may be amended by the Sponsor in its sole discretion and without the Shareholders’ consent. Any such amendment to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion, except that any amendment that imposes or increases any fees or charges or prejudices a substantial existing right of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given to the Shareholders. However, any amendment to the Trust Agreement that affects the rights or duties of the Trustee will require the Trustee’s prior written consent. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. The Sponsor does not expect to make any amendment that would impair the right of Authorized Participants to surrender Creation Baskets and receive therefore the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Ethereum Custodian. Except as noted in “The Trust—The Trust’s Expenses” above, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor Fee, including, but not limited to, the Trustee’s fees, the Administrator’s fee, the Transfer Agent’s fee, the Ethereum Custodian’s fee, the Execution Agent’s fees, Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor also paid the costs of the Trust’s organization. The Sponsor is a wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries, including the Sponsor, are an independent global investment management group.

The Sponsor has significant experience overseeing exchange-traded products, including both 1940 Act-registered exchange-traded products and non-1940 Act-registered exchange-traded products. The Sponsor currently oversees over 200 exchange-traded products with assets totaling $634 billion as of December 31, 2023. By managing its own products and through its relationships with the Execution Agent and the Ethereum Custodian, the Sponsor has amassed significant knowledge regarding ether and the digital asset markets.

The Trustee

CSC Delaware Trust Company, a Delaware trust company located at 251 Little Falls Drive, Wilmington, DE 19808, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Trustee

The Trust Agreement provides that, to the extent that, at law or at equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Sponsor, such duties and liabilities are eliminated and replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. Under the Trust Agreement, the duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) at the direction of the Sponsor, the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Act.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 60 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and other expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will dissolve and liquidate the Trust and distribute its remaining assets in cash, although in certain circumstances a Shareholder may request an in-kind liquidating distribution.

The Administrator

Under the trust administration and accounting agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including calculating the NAV of the Trust and determining the net assets of the Trust, and calculating the size of the Creation Baskets.

The Transfer Agent

The Transfer Agent is responsible for (1) issuing and redeeming Shares in connection with creation and redemption transactions, (2) responding to correspondence by Shareholders and others relating to its duties, (3) maintaining Shareholder accounts and (4) making periodic reports to the Trust.

The Ethereum Custodian

Under the Ether Custody Agreement, the Ethereum Custodian is responsible for (1) safekeeping all of the ether owned by the Trust, (2) opening one or more accounts that hold the Trust’s ether and (3) facilitating the transfer of ether required for the operation of the Trust as directed by the Sponsor. The Ethereum Custodian is chartered as a limited purpose trust company by the NYSDFS and is authorized by the NYSDFS to provide digital asset custody services. The Ethereum Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.

The Cash Custodian

Under the Cash Custody Agreement, the Cash Custodian is responsible for holding the Trust’s cash in connection with creation and redemption transactions effected in cash. The Cash Custodian is a New York state-chartered bank and a member of the Federal Reserve System.

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Creation Baskets placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

The Execution Agent

The Sponsor has entered into an agreement with Galaxy Digital Funds LLC, a subsidiary of Galaxy Digital LP (“Galaxy” or the “Execution Agent”) to serve as Execution Agent. At the direction of the Sponsor, the Execution Agent is responsible for selling ether on behalf of the Trust to the extent necessary to permit the payment of the Trust’s expenses. The Trust also will utilize the services of the Execution Agent to purchase or sell ether in connection with cash creations and redemptions. When acquiring or disposing of ether on behalf of the Trust in connection with a creation or redemption transaction, the Sponsor will provide instructions to the Execution Agent, who will identify an Ethereum Counterparty. In connection with both creation and redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf.

Pursuant to the Execution Agent Agreement, and subject to specific instructions from the Sponsor, the Execution Agent in its discretion is responsible for selecting the method of transacting, the price, the Ethereum Counterparty or Counterparties and the trading platform or venue (if any) for the execution of each purchase and sale of ether on behalf of the Trust. The Execution Agent has established policies and procedures for identifying, monitoring and performing due diligence on potential Ethereum Counterparties and trading platforms or venues, with entities being added or removed from consideration on an ongoing basis. In addition, the Execution Agent evaluates Ethereum Counterparties and trading platforms or venues on a per-transaction basis. At the time it selects an Ethereum Counterparty for any specific transaction, the Execution Agent may consider a number of factors in an effort to seek to achieve “best execution,” including price, transaction costs, speed, and likelihood of execution and settlement, taking into account the size of the transaction and the experience and capabilities of the Ethereum Counterparty. Relying on its history of transacting in ether, the Execution Agent assesses Ethereum Counterparties in seeking to achieve the best overall outcome for the Trust. Although the Trust is new, and therefore does not have a history of trading ether, the Execution Agent (and its asset management affiliates) have extensive experience, having traded over $3.5 Billion in digital assets in 2023 across twelve counterparties for other accounts.

As of [  ], 2024, [●] have been identified by the Execution Agent as Ethereum Counterparties and have consented to be named in this Prospectus. Each of these Ethereum Counterparties are, and any other Ethereum Counterparty the Execution Agent, on behalf of the Trust, places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions, and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Execution Agent, on behalf of the Trust, may engage additional Ethereum Counterparties at any time. The Trust will include a list of Ethereum Counterparties in the Trust’s Annual Reports on Form 10-K.

In addition, as part of this agreement, the Execution Agent has agreed to co-brand and co-market the Trust, and the Sponsor has licensed the use of certain Execution Agent trademarks, service marks and trade names in connection with the Trust. The Execution Agent is a leader in digital asset investing and trading and has extensive knowledge of and experience with digital asset investing and related services and markets.

The Execution Agent offers passive private funds in both the Ethereum and Ethereum markets, including funds in Brazil and Canada which track the prices of ether and ether. Galaxy also offers active strategies such as its Flagship Liquid Alpha Fund, which seeks to provide access to the current and next generation of essential digital assets. Galaxy also has experience in the ether and digital asset markets through its affiliates, including Galaxy Digital Capital Management LP, which has been appointed as a fiduciary in the bankruptcy liquidation of FTX Trading Ltd. and acts as a fiduciary managing outside capital.

Galaxy is a subsidiary of Galaxy Digital Holdings LP (“Galaxy Holdings”). Galaxy Digital Holdings Ltd., which holds a limited partner interest in Galaxy Holdings, is listed on the Toronto Stock Exchange under the symbol “GLXY.”

Authorized Participants

The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). Creation and redemption transactions initially will take place in cash. Subject to Cboe receiving the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

In connection with both creation and redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. The Trust will create Shares by receiving ether from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust. The Trust will redeem shares by delivering ether to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust.

Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction.

As of the date of the Prospectus, the Trust has entered into Authorized Participant Agreements with [Jane Street Capital, LLC and Virtu Americas LLC].

CUSTODY OF THE TRUST’S ETHEREUM

The Ethereum Custodian will keep the private keys associated with the Trust’s ether in a “cold storage” environment where the private keys are generated and secured (the “Prime Custody Vault”). From time to time, such as when the Trust’s ether is being processed in connection with certain creation or redemption transactions or it is being sold, the Trust’s ether may be maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase” or the “Prime Broker”), an affiliate of the Ethereum Custodian. The Trust’s ether will be maintained by the Ethereum Custodian and Coinbase in accounts that are required to be segregated from the assets held by the Ethereum Custodian or Coinbase as principal and, when held in the Prime Custody Vault, the assets of their other customers. “Cold storage” refers to a safeguarding method by which the private keys corresponding to the Trust’s ether are generated and stored in an offline manner using computers or devices that are not directly connected to the internet, which is intended to make them more resistant to hacking, or similarly secure technology. All of the Trust’s ether will be held in the Prime Custody Vault unless it is maintained in the Trading Balance in connection with certain creation or redemption transactions or it is being sold to pay the Sponsor Fee or Trust expenses not assumed by the Sponsor. To the extent the Trust maintains a Trading Balance with Coinbase, such short-term holdings represent an omnibus claim on Coinbase’s ether held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in Coinbase’s name on a trading platform (including third-party venues and Coinbase’s own execution venue) where Coinbase executes orders to buy and sell ether on behalf of clients.

Custody of ether typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of ether from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. Cold storage of private keys involves keeping key material on storage devices not directly connected to the internet. In accordance with the Trust’s instructions, the Ethereum Custodian will keep the Trust’s ether in cold storage on an ongoing basis; however, from time to time, portions of the Trust’s ether will be held in the Trading Balance outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Creation Baskets or to sell ether to pay Trust expenses. Please see “Cybersecurity Risk Related to Ethereum,” “Risks Related to the Markets and Service Ecosystem for Ethereum,” and “Risks Related to the Trust and the Shares” for a discussion of custody risks.

Ethereum Custodian Access to Private Keys and Whitelisting

The Ethereum Custodian uses two distinct wallet architectures to support the Trust’s operations. There is the Prime Custody Vault environment that provides the storage where assets will be secured when not involved in creation or redemption transactions. Additionally, there is the Trading Balance environment where assets move through the Coinbase trading wallets for matching, settlement, and trade execution.

Prime Custody Vault

The following groups of personnel are involved in the Prime Custody Vault wallet digital signing process. Ethereum Custodian personnel that participate in wallet private key use activities each have access to material that is necessary to complete a transaction, but the material they have access to is not by itself sufficient to use a wallet private key and sign a transaction unilaterally (e.g., there is segregation of duties enforced between those that can initiate a private key use request, and those that can participate in wallet private key use).

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The Trust: The Sponsor, acting on behalf of the Trust is responsible for creating and approving the transaction (including specifying transaction details) within the Prime Custody Vault. Clients have the ability to manage address whitelist, where funds are permitted to be sent outside the boundaries of Ethereum Custodian’s environment. Modifications to the address book require client consensus and client-owned hardware two-factor authentication (2FA).

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Facilitation: The Ethereum Custodian has a back-office operations team that supports validation of transaction intent, facilitates optional client video authorization calls, and collaborates with the operators to track transaction processing.

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Key Management & Physical Access: Private keys are encrypted and secured with cryptographically enforced consensus policies and stored in offline vaults. A secure system is responsible for uploading encrypted key share materials from a secure storage facility based on authorization from human operators. Access to an Ethereum Custodian secure storage facility and materials therein is physically and logically restricted from a different operator group required for wallet private key use.

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Key Use: A group of human operators is responsible for providing the necessary cryptographic material to allow access to the private key. Cryptographic consensus must be achieved across this group of human operators before a wallet private key can be used, and transactions signed to be broadcast on-chain.

Upon cryptographic consensus being achieved the transaction is processed. The Ethereum Custodian securely signs the transaction and broadcasts to the blockchain. All system-to-system authentication and authorization is enforced to ensure that unauthorized services are blocked from accessing resources supporting wallet operations.

Trading Balance

For the ETF trading and settlement environment, clients have configurable security controls that mirror those of the Vault wallet.

Specifically, the Sponsor, on behalf of the Trust, has the ability to manage their address allowlist where funds are permitted to be sent outside the boundaries of the Ethereum Custodian’s environment. Modifications to the address book require client consensus and client- owned hardware two-factor authentication (2FA).

The wallet private keys are secured in an online, isolated, high security system that leverages hardware security modules (HSMs). Transaction signing occurs automatically within this secure environment.

In the Trading Balance, any human access to the environment is exceptional, requiring additional secure authentication protocols, and is actively monitored and logged. The private keys are encrypted at rest, and stored in a non-exportable format. All system-to-system authentication and authorization is enforced to ensure that unauthorized services are blocked from accessing resources supporting wallet operations.

Verifying Existence of Ethereum

The Ethereum Custodian issues Systems and Organizational Control (“SOC”) reports for the Prime Custody Vault, to verify the existence of digital assets among other objectives. It ensures controls are designed and operating effectively, providing reasonable assurance that customer digital asset positions held in the Ethereum Custodian and Prime Broker are authorized, executed, and accurately and completely recorded.

Moving Assets from Cold Storage

To summarize, any movement of funds initiated by the Ethereum Custodian on behalf of its customers adhere to the cold storage principles described above, which are inclusive of cryptographic consensus enforcement and segregation of duties between personnel among other security features.

Moving Assets into Cold Storage

The Ethereum Custodian supports transfer of funds between a client’s Trading Balance and Prime Custody Vault. This process requires a user to comply with the account’s configured Transfer Policy which governs the approval requirements to be met before a transfer can be processed. The transfer is considered processed when it receives the appropriate blockchain confirmations.

Specifically, the transaction would be broadcasted from the Trading Balance wallet environment and received by a specific Prime Custody Vault wallet. Moving assets from the Trading Balance to Prime Custody Vault can be initiated by the client via the Ethereum Custodian’s platform UI/API and must comply with client configured Transfer Policies.

Insurance of the Ethereum Custodian

The Ethereum Custodian purchases commercial crime and cyber coverage with comprehensive coverage terms and conditions. This insurance program, which has continuously run since 2013, provides the Ethereum Custodian and its clients with some of the broadest and deepest insurance coverage in the digital asset industry.

The Commercial Crime insurance program covers both cold and hot storage assets held by Coinbase Global, Inc. (“Coinbase Global”) and all its subsidiaries, including Coinbase Custody Trust Company, LLC (“Coinbase Custody”) and Coinbase, Inc. (collectively, “Coinbase”). Assets held within Coinbase Custody are secured within Coinbase’s cold storage environment.

Ethereum which is custodied by the Ethereum Custodian is held in segregated wallets and is not commingled with assets of Ethereum Custodian or its affiliates or with assets of other customers of the Ethereum Custodian. Neither the Trust, the Sponsor, nor any other entity is permitted to lend, pledge, hypothecate or rehypothecate any of the Trust’s ether. The Ethereum Custodian has also agreed in the Ether Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s ether, and that the Trust’s ether assets are not treated as general assets of the Ethereum Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Ethereum Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the ether held by the Ethereum Custodian for the Trust and that the Trust’s ether is held in a separate, segregated account under the Trust’s name. Under the Ether Custody Agreement, the Ethereum Custodian is required to obtain and maintain, at its sole expense, commercially reasonable insurance coverage for the custody services it provides to the Trust. The Ether Custody Agreement does not require that private key information with respect to the Trust’s ether be kept in a particular physical location. The Sponsor will continuously evaluate the Ethereum Custodian’s performance and operations by engaging in regular communications and scheduled meetings to ensure that the Ethereum Custodian operates consistent with the standards set forth in the Ether Custody Agreement and the Ethereum Custodian’s policies and procedures.

The Ethereum Custodian may receive deposits of ether but may not send ether without use of the corresponding private keys. In order to send ether kept in cold storage, private keys must be accessed from offline cold storage and used to sign transactions. At that point, the Ethereum Custodian can upload the fully signed transaction to an online network and transfer the ether. Because the Ethereum Custodian may need to access private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Ethereum Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. See “Risk Factors—Risks Related to Ethereum—Cybersecurity Risk Related to Ethereum.”

The Trust may engage third-party custodians or vendors besides the Ethereum Custodian and the Cash Custodian to provide custody and security services for all or a portion of its ether and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Ethereum Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate ethereum custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s ether holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into ether custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

Under the Ether Custody Agreement, the Ethereum Custodian’s liability is subject to the following limitations, among others: (i) other than with respect to claims and losses arising from fraud or willful misconduct, the Ethereum Custodian’s aggregate liability under the Ether Custody Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Ethereum Custodian in the 12 months prior to the event giving rise to the Ethereum Custodian’s liability, and (B) the value of the affected ether giving rise to the Ethereum Custodian’s liability; (ii) the Ethereum Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Ethereum Custodian is not liable, even if the Ethereum Custodian has been advised of or knew or should have known of the possibility thereof. The Ethereum Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ethereum Custodian. While the Ethereum Custodian does not limit the size of each wallet to $100 million in ether, and there is no guarantee that the amount of ether in each Trust wallet will remain below this threshold, the Sponsor intends to monitor each Trust wallet and adjust the amount of ether (valued in USD) in any given Trust wallet (including moving ether into additional wallets) in an effort to maintain the amount of ether in each Trust wallet below $100 million.

The Trust Is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Ethereum Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the Ethereum Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insure the Trust’s ether.

Also pursuant to the Ether Custody Agreement, Coinbase, an affiliate of the Ethereum Custodian, may provide prime broker services, including ether trade execution, from time to time as requested by the Sponsor. The Trust may engage in purchases or sales of ether by placing orders with Coinbase. Coinbase will route orders placed by the Sponsor through Coinbase’s execution platform to a Connected Trading Venue where the order will be executed. Each order placed with Coinbase by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. Subject to the foregoing, and to certain policies and procedures that the Ether Custody Agreement requires Coinbase to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Ether Custody Agreement provides that Coinbase shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading platforms not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Orders to sell ether on behalf of the Trust may be executed by the Coinbase at venues that have been approved in accordance with the Coinbase’s due diligence and risk assessment process. Due diligence includes reviews conducted by the legal, compliance, security, privacy and finance/credit-risk teams for every trading venue that Coinbase’s multi-venue execution capability connects to, helping ensure that the Coinbase only partners with secure and compliant liquidity partners. Coinbase also adheres to a maximum amount of assets that can ever be held on a venue, which is unique for each venue based on Coinbase’s venue diligence and continually refreshed.

As of the date of this Prospectus, Coinbase’s multi-venue execution capability connects with eight (8) venues in total: Coinbase Exchange, Bitstamp, LMAX, Kraken, and four non-bank market makers that it is unable to name due to confidentiality restrictions.

Coinbase may execute orders as an agent on behalf of the Trust. Coinbase does not operate a dealer and does not trade against its clients–all orders are routed to the venues listed above based on a variety of routing criteria, including pricing, liquidity and depth of order book.

Custody of the Trust’s Cash

The Trust generally does not intend to hold cash or cash equivalents. However, the Trust may hold cash and cash equivalents on a temporary basis to pay expenses or in connection with cash creation and redemption transactions. The Trust has entered into the Cash Custody Agreement with BNYM under which BNYM acts as custodian of the Trust’s cash and cash equivalents, if any.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent on behalf of the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”) and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

The Trust understands that DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

The Trust understands that DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol QETH. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges, as well as any bid-ask spread. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of Shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 5,000 Shares to Authorized Participants. Authorized Participants may pay a transaction fee for each order they place to create or redeem Creation Baskets.

The offering of Shares is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Baskets from, and have Creation Baskets redeemed by, the Trust. An Authorized Participant is under no obligation to create or redeem Creation Baskets or to offer to the public any Shares it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from the Trust, breaks the Creation Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple its purchases of Shares from the Trust with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the Securities Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

Seed Capital Investor; Selling Shareholders

In connection with the Trust’s launch, the Trust was seeded with $[●] on [●] through the sale of Shares (“Initial Seed Shares”) by the Trust to the Sponsor.

In this transaction, the Sponsor purchased [●] Shares ([●] Creation Baskets) at a price of $[●] per Share based on the Benchmark price as of 4:00 p.m. ET on [●]. The Execution Agent acquired [●] ether on behalf of the Trust. Accordingly, as of the market close on [●], the Trust had total assets of $[●], solely represented by ether held in custody by the Seed Capital Investor, and had [●] Shares outstanding, entirely held by the Sponsor. The Seed Capital Investor acted as a statutory underwriter in connection with these purchases. The price of the Shares acquired by the Seed Capital Investor was determined as described in this Prospectus, and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

It is anticipated that the Seed Capital Investor will redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange, if the third-party investment in the Trust exceeds the value of the Seed Capital Investor’s entire investment. The Trust will not receive any of the proceeds of the redemption of any Seed Creation Baskets by the Seed Capital Investor.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Creation Basket size through an Authorized Participant. See “Risk Factors—Risks Related to the Trust and Shares—The Sponsor and its affiliates are subject to conflicts of interest that could adversely affect your investment in the Trust.”

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Creation Baskets. The value of Creation Baskets are based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the Business Day the order to create or redeem Creation Baskets is properly received. Creation and redemption transactions initially will take place in cash. Subject to Cboe in the future receiving the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval and the related in-kind creation model is unknown and there is no guarantee that the Cboe will receive such approval. If Cboe receives the In-Kind Regulatory Approval and the Sponsor chooses to allow in-kind creations and redemptions, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

In connection with both creation and redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. The Trust will create Shares by receiving ether from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust. The Trust will redeem shares by delivering ether to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust.

The Sponsor recognizes that the size of the Creation Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Creation Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s shares.

Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Shares. The delivery of ether to or from the Trust in connection with creation and redemption transactions, may settle on the Ethereum network and is thus subject to the risks associated with Ethereum network transactions, including the irreversibility of transactions made in error. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants will pay a transaction fee for each order they place to create or redeem Shares. The transaction fee may be reduced, increased or otherwise changed by the Trust and the Sponsor. Authorized Participants receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants or their affiliates maybe capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell ether and may profit in these instances. See “Risk Factors—Risks Related to the Trust and Shares—The Sponsor and its affiliates are subject to conflicts of interest that could adversely affect your investment in the Trust.” To the extent that the activities of Authorized Participants or their affiliates have a meaningful effect on the ether market, it could affect the price of ether and impact the ability of the Authorized Participants or their affiliates to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust’s Shares. While the Sponsor currently expects that Authorized Participants’ or their affiliates direct activities in the ether or the secondary market in connection with the creation and redemption activities of the Trust will not significantly affect the price of ether or the Shares, the impact of the activities of the Trust and its Authorized Participants on ether or secondary market is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Creation Baskets is only a summary and a Shareholder should refer to the relevant provisions of the form of Authorized Participant Agreement for more detail. The form of Authorized Participant Agreement is filed as an exhibit to the registration statement of which this Prospectus is a part.

Creations and redemptions may be “off-chain” transactions that are represented in the books and records of the Prime Broker or on “on-chain” transactions reflected in the Trust’s Prime Custody Vault Account. The creating or redeeming Authorized Participant will be responsible for any on-chain transaction fees, as well as any transaction fees imposed by the Trust and any transaction charges imposed by the Execution Agent in connection with acquiring or disposing of ether in connection with creation or redemption transactions.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Ethereum Custodian in order to facilitate settlement of the Shares and cash and/or ether as described in more detail in the “—Creation Procedures” and “—Redemption Procedures” sections below.

Creation Procedures

On any Business Day, an Authorized Participant may place an order through the Transfer Agent’s electronic order delivery system to create one or more Creation Baskets. The Transfer Agent will acknowledge the purchase order unless the Trustee or the Sponsor decides to refuse the deposit as described below under “Rejection of Purchase Orders.” Orders to purchase Shares (“Purchase Orders”) must be placed by 2:30 p.m. ET or the close of regular trading on the Exchange, whichever is earlier. The day on which a valid order is received by the Transfer Agent is considered the “Purchase Order Date.”

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Purchase Orders on any specified day without providing notice to the Authorized Participants and may direct the Transfer Agent to reject any Purchase Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Purchase Orders when it deems so doing to be in the best interest of Shareholders. The Sponsor may choose to do so when it believes the market is too volatile to execute a ether transaction, when it believes the price of ether is being inconsistently, irregularly, or discontinuously published from ether trading platforms and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Purchase Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

If the Trustee accepts the Purchase Order, the Transfer Agent will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 5:00 p.m. ET on the date such Purchase Order is received, or deemed received, a copy of the Purchase Order endorsed “Accepted” by the Transfer Agent and indicating the Creation Basket Deposit that the Authorized Participant must deliver to the Ethereum Custodian or Prime Broker in exchange for each Creation Basket. In the case of Purchase Orders submitted via the Transfer Agent’s electronic order entry system, the Authorized Participant will receive an automated email indicating the acceptance of the Purchase Order and the Purchase Order will be marked “Accepted” in the Transfer Agent’s electronic order entry system. Prior to the Transfer Agent’s acceptance as specified above, a Purchase Order will only represent the Authorized Participant’s unilateral offer to deposit the requisite amount of cash in exchange for Creation Baskets and will have no binding effect upon the Trust, the Sponsor, the Trust Administrator, the Transfer Agent, the Ethereum Custodian or any other party.

If required by the Sponsor and the Trust, prior to the delivery of Creation Baskets for a Purchase Order, the Authorized Participant must have wired to the Transfer Agent the nonrefundable transaction fee due for the Purchase Order. Authorized Participants may not withdraw a Purchase Order.

The manner by which Creation Baskets are made is dictated by the terms of the Authorized Participant Agreement. By placing a Purchase Order, an Authorized Participant agrees to facilitate the deposit of the requisite amount of cash with the Trust’s Cash Custodian. If an Authorized Participant fails to consummate the foregoing, the Purchase Order will be cancelled. The Execution Agent will be responsible for acquiring the requisite amount of ether on behalf of the Trust.

The total cash deposit required to create each Creation Basket is an amount of cash equivalent to the amount of ether described below in the subsection entitled “Determination of Required Deposits,” plus any amount above the Benchmark on each Purchase Order Date that the Trust agrees to pay in order to acquire the required amount of ether as described in the subsection entitled “Determination of Required Deposits.” The Sponsor causes to be published each night the amount of ether that will be acquired in exchange for each Purchase Order, from which can be computed the estimated amount of cash required to create each cash Creation Basket, prior to accounting for any additional cash required to acquire the requisite amount of ether if the price paid by the Trust is in excess of the Benchmark on each Purchase Order Date.

Creation and redemption transactions initially will take place in cash. Subject to Cboe in the future receiving the In-Kind Regulatory Approval, these transactions may also take place in exchange for ether. The timing of the In-Kind Regulatory Approval and the related in-kind creation model is unknown and there is no guarantee that the Cboe will receive such approval. If Cboe receives the In-Kind Regulatory Approval and the Sponsor chooses to allow in-kind creations and redemptions, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

In connection with creation transactions (and, as noted below, redemption transactions), the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. The Authorized Participants will deliver only cash to create Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. The Trust will create Shares by receiving ether from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust.

The Sponsor and Transfer Agent shall reject any purchase order or redemption order that is not in proper form. Upon receipt of the ether deposit amount in the Trust’s Ethereum Account, the Ethereum Custodian will notify the Transfer Agent, the Authorized Participant and the Sponsor that the ether has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

As between the Trust and the Authorized Participant, the expense and risk of the difference between the value of ether calculated by the Administrator for daily valuation using the Benchmark and the price at which the Trust acquires the ether will be borne solely by the Authorized Participant to the extent that the Trust pays more for ether than the price used by the Trust for daily valuation. Any such additional cash amount will be included in the amount of cash calculated by the Administrator on the Purchase Order Date (identified as a variable transaction fee), communicated to the Authorized Participant on the Purchase Order Date, and wired by the Authorized Participant to the Cash Custodian on the day following the Purchase Order Date. If the Ethereum Counterparty fails to deliver the ether to the Ethereum Custodian, no cash is sent from the Cash Custodian to the Ethereum Counterparty, no Shares are transferred to the Authorized Participant’s DTC account, the cash is returned to the Authorized Participant, and the Cash Purchase Order is cancelled.

Ethereum transactions that occur on the blockchain are susceptible to delays due to Ethereum network outage, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that ether transfers from the Trust’s Trading Balance to the Trust’s Prime Custody Vault are delayed due to congestion or other issues with the Ethereum network, such ether will not be held in cold storage in the Prime Custody Vault until such transfers can occur.

Determination of Required Deposits

The quantity of ether required to create each Creation Basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Sponsor will publish the Creation Basket after market close, which is composed of an amount of ether that will be used to determine the amount of cash required to purchase a Creation Basket the following day. After the Trust’s NAV is struck on a Business Day, the Administrator adjusts the quantity of ether constituting the Creation Basket Deposit for the next Business Day as appropriate to reflect accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. The Administrator calculates the Creation Basket Deposit for a given day by multiplying the NAV by the number of Shares in a Creation Basket (5,000) divided by the price of ether at 4:00 p.m. ET as determined consistent with the Benchmark to determine the cash amount required for a Creation Basket. Fractions of an ether smaller than .000000001 are disregarded for purposes of the computation of the Creation Basket Deposit. Although the Administrator applies the ether price to the calculate of the Creation Basket value, the Administrator plays no role in the determination of the ether price used by the Trust; rather the ether price used in calculating the cash value of a Creation Basket is identical to the ether price used in determining the Trust’s NAV.

Each Business Day, the Sponsor will communicate the final Creation Basket Deposit for that same Business Day and an estimated Creation Basket Deposit for the next Business Day. The Creation Basket Deposit so determined is communicated daily via electronic mail message to all Authorized Participants. Authorized Participants may use the value of the ether in the Creation Basket to estimate the amount of cash needed for a Purchase Order.

The date the Transfer Agent receives a valid Purchase Order will determine the Creation Basket Deposit the Authorized Participant needs to deposit. However, Purchase Orders received by the Transfer Agent after 2:30 p.m. ET (or the close of regular trading on the Exchange, whichever is earlier) will be rejected and should be resubmitted on the following Business Day.

To the extent there is a difference between the price actually paid by the Trust to acquire a Creation Basket worth of ether in the creation process compared to the cash value of the Creation Basket (i.e., if there is a difference between the amount paid by the Execution Agent on behalf of the Trust to purchase the requisite amount of ether and the valuation of ether as part of the Trust’s NAV calculation), that difference will also be charged to the creating Authorized Participant in the form of a variable fee.

Delivery of Required Deposits

An Authorized Participant who places a Purchase Order must follow the procedures outlined in the “—Creation Procedures” section above. When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Cash Custodian will transfer cash to the Ethereum Counterparty in payment for the requisite amount of ether. The ether acquired from the Ethereum Counterparty will be transferred to the Ethereum Custodian. After receipt of the ether by the Ethereum Custodian, the Ethereum Custodian will notify the Sponsor and the Transfer Agent that the ether has been received, and the Transfer Agent will direct DTC to credit the number of Creation Baskets ordered to an Authorized Participant’s DTC account on the next Business Day following the Purchase Order Date. The expense and risk of delivery and ownership of ether until ether has been received by the Ethereum Custodian on behalf of the Trust, including transaction fees from the Ethereum network’s blockchain, will be borne solely by the Authorized Participant. If ether is to be delivered to the Trust other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts as the Sponsor determines to be desirable, or to reject such Purchase Order or Creation Basket Deposit.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any Purchase Order or Creation Basket Deposit if the Sponsor determines that:

•	the Purchase Order or Creation Basket Deposit is not in proper form as described in the Authorized Participant Agreement;

•	the acceptance of the Purchase Order or Creation Basket Deposit would not be in the best interest of the Trust;

•	the acceptance of the Purchase Order or the Creation Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance of the Creation Basket Deposit presents a security or regulatory risk to the Trust, the Sponsor, the Transfer Agent or the Ethereum Custodian;

•	the acceptance or receipt of the Purchase Order or Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Trust, the Sponsor or the Ethereum Custodian or Cash Custodian make it impractical or not feasible to process Creations Baskets.

None of the Sponsor, the Transfer Agent or the Ethereum Custodian will be liable for the rejection of any Purchase Order or Creation Basket Deposit.

Redemption Procedures

An order to redeem Creation Baskets is a “Redemption Order.” When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the Redemption Order. The Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf.

In connection with redemption transactions (and, as noted above, creation transactions), the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Ethereum Counterparty to transact on the Trust’s behalf. The Authorized Participants will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive ether as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving ether as part of the creation or redemption process. The Trust will redeem shares by delivering ether to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the ether. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of ether on behalf of the Trust on an agency basis. Once the Execution Agent selects an Ethereum Counterparty, the Ethereum Custodian will transfer ether to the Ethereum Counterparty in return for the requisite cash payment. The cash received from the Ethereum Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

When a Redemption Order is received, the Trust will instruct the Ethereum Custodian to move the corresponding amount of ether from the Trust’s Prime Custody Vault Balance to the Trading Balance by a specified time on the settlement date. Transfers of ether from the Trust’s Prime Custody Vault Balance to the Trust’s Trading Balance are “on-chain” transaction represented on the ether blockchain.

Ether transactions that occur on the blockchain are susceptible to delays due to Ethereum network outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that ether transfers from the Trust’s Prime Custody Vault to the Trust’s Trading Balance are delayed due to congestion or other issues with the Ethereum network, redemptions in the Trust could be delayed.

Disruption of services at the Ethereum Custodian would have the potential to delay settlement of the ether related to Redemption Orders.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of cash that is determined in the same manner as the determination of Creation Basket Deposits discussed above.

Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the first Business Day following the Redemption Order date if, by 9:00 a.m. ET on such Business Day, the Transfer Agent’s DTC account has been credited with the Creation Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Creation Baskets to be redeemed by such time, the redemption distribution will also be delayed. The expense and risk of delivery and ownership of ether in redemption distributions, including transaction fees from the Ethereum network’s blockchain, will be borne solely by the Authorized Participant.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of ether is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders (for example, where acceptance of the total deposit required to create each Creation Basket would have certain adverse tax consequences to the Trust or its Shareholders), or (4) as agreed upon between the Sponsor and Authorized Participant. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. An emergency could include situations where the Trust is unable to transact in ether or where the Trust is unable to value its ether holdings. Such a situation may arise when trading of ether is suspended on one or more of the digital asset trading platforms that are included in the Benchmark (for example, as a result of a significant technical failure, power outage or network error) or the Trust is unable to access the ether in the Trust’s ether custody account at the Ethereum Custodian due to technical or operating issues at the Trust or the Ethereum Custodian. Because the Trust’s ether transactions are expected to be effected by the Execution Agent over-the-counter, it is unlikely that the Trust’s ether transactions would be directly impacted by a trading halt on one or more digital asset trading platforms. However, such disruptions may have an effect on overall ether liquidity or cause price spreads of ether to widen. None of the Sponsor, the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, or the Ethereum Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Orders must be made in whole Creation Baskets. The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any Redemption Order if the Sponsor determines that:

•	the Redemption Order is not in proper form as described in the Authorized Participant Agreement;

•	the acceptance of the Redemption Order would not be in the best interest of the Trust;

•	the acceptance of the Redemption Order would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance of the Redemption Order presents a security risk to the Trust, the Sponsor, the Transfer Agent or the Ethereum Custodian;

•	the acceptance of the Redemption Order would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Trust, the Sponsor, or the Ethereum Custodian make it impractical or not feasible for the Shares to be delivered under the Redemption Order.

The Sponsor may also reject a Redemption Order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., 20 Creation Baskets) or less.

In the event that the Sponsor intends to suspend or postpone redemptions, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Creation Baskets, an Authorized Participant may be required to pay a transaction fee to the Transfer Agent to create or redeem Creation Baskets, which is not expected to vary in accordance with the number of Creation Baskets in such order, except to the extent that the fee in connection with a cash transaction is higher than the fee in connection with an in-kind transaction. The transaction fee may be reduced, increased or otherwise changed by the Sponsor and the Trust. The Sponsor will notify Authorized Participants of any change in the transaction fee and will not implement any increase in the fee for the redemption of Shares until thirty (30) days after the date of notice. Additionally, for any creation or redemption transaction, to the extent there is a difference (i) in the case of a creation, between the price actually paid by the Trust to acquire a Creation Basket worth of ether in the creation process compared to the cash value of the Creation Basket (i.e., if there is a difference between the amount paid by the Execution Agent on behalf of the Trust to purchase the requisite amount of ether and the valuation of ether as part of the Trust’s NAV calculation); or (ii) in the case of a redemption, between the cash proceeds of selling a Creation Basket worth of ether in the redemption value compared to the cash value of the Creation Basket (i.e., if there is a difference between the amount received by the Trust from an Ethereum Counterparty in selling the requisite amount of ether and the valuation of ether as part of the Trust’s NAV calculation), that difference will also be charged to the creating Authorized Participant in the form of a variable fee.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Creation Baskets. The creation and redemption of Shares are made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ether or cash determined as described above.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Creation Baskets, and an Authorized Participant is under no obligation to offer to the public any Shares it does create.

Authorized Participants that do offer to the public Shares from the Creation Baskets they create will do so at per-Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Creation Baskets are generally redeemed when the market price per Share is at a discount to the NAV. Shares initially constituting the same Creation Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Creation Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Creation Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Creation Baskets will initially consist of cash deposits. Such cash deposits are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of ether, (ii) delivered to Authorized Participants in connection with a redemption of Creation Baskets or (iii) transferred to pay the Sponsor Fee or for extraordinary expenses and liabilities not assumed by the Sponsor.

The Trust’s ether is held by the Ethereum Custodian (or held temporarily in the Trading Balance with Coinbase) on behalf of the Trust until sold by the Execution Agent to pay the Sponsor Fee or to pay for extraordinary expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or the Transfer Agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or the Transfer Agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has the authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

The Sponsor, the Prime Broker, the Execution Agent and their respective affiliates and/or employees may hold or participate in transactions related to ether, either for their own account or for the account of others, such as clients. Such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether. Because these parties may trade ether for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in ether which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

The Prime Broker and the Execution Agent may be subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Broker’s own execution venue or to the Execution Agent’s principal market, where the Trust’s orders may be executed against other customers of the Prime Broker or Execution Agent, or with the Prime Broker acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker or the Execution Agent, (iii) neither the Prime Broker nor the Execution Agent engages in front-running, but each is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge, and (iv) the Prime Broker or Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker or the Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests. While the Prime Broker and the Execution Agent each have in place procedures to mitigate conflicts of interest when executing the Trust’s orders, trading platforms or counterparties not used by the Prime Broker or Execution Agent may offer better prices and/or lower costs than the platforms or counterparties used to execute the Trust’s orders.

The Execution Agent has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including among others a Personal Trading Accounts Policy, a Code of Ethics and Business Conduct, and a Global Policy on the Use of Confidential Information and the Prohibition of Insider Trading, which address certain conflicts of interest (together, the “Policies”). Consistent with the requirements of the Policies, the Execution Agent will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in Shares of the Trust (“Ethereum Access Persons”) report and disclose personal trading activity and holdings in ether. All of the Execution Agent’s employees will be required to preclear personal transactions in the Shares of the Trust. In addition, the Sponsor will adopt a Code of Ethics that requires Ethereum Access Persons to report and pre-clear certain transactions in ether, Shares of the Trust, and certain other digital assets. Finally, trading on behalf of clients in the shares of the Trust will be subject to controls embedded in the Sponsor’s and the Execution Agent’s respective compliance programs and systems.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent). The Trust Agreement provides that the duty and authority to manage the affairs of the Trust is vested in the Sponsor, which duty and authority the Sponsor may further delegate.

Additionally, under the Trust Agreement, the Sponsor will have the power and authority as a sponsor of the Trust to cause the Trust, among other things:

•

To own ether, cash or any asset received as a result of a hard fork or air drop in respect of ether (an “IR Asset”), to store ether, cash or IR Assets with a Custodian, and to transfer ether, cash or IR Assets;

•	To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including claims for taxes;

•	To operate as a trust with the purpose for which the Trust was established as described in the Trust Agreement, and exercise all the powers necessary or appropriate to the conduct of such operations;

•

To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, transfer, dispose of and otherwise deal in Shares pursuant to applicable federal law; to establish terms and conditions including any fees or expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or Trust property;

•

To cause the Ethereum Custodian, in consultation with the Sponsor, to either (i) disclaim all rights to the IR Assets so created, (ii) sell the IR Assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders of record as of the date of the hard fork or air drop that resulted in the Trust’s acquisition of the IR Assets, or (iii) distribute the IR Assets in-kind as soon as reasonably practicable to the Shareholders of record as of the date of the hard fork or air drop that resulted in the Trust’s acquisition of the IR Assets or to an agent acting on behalf of such Shareholders;

•

To make such filings applications, statements, certificates, agreements and other instruments with the SEC, the Financial Industry Regulatory Authority or a national securities exchange as may be required by the federal securities laws or other applicable regulations or as deemed necessary or desirable in the sole judgment of the Sponsor;

•

To execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Shares to be issued by the Trust and also any filing required to be made as determined by the Sponsor and any other filing or application necessary or desirable as determined by the Sponsor in connection with the registration and/or offering of Shares by the Trust;

•

To negotiate the terms of, and execute on behalf of the Trust, any agreement, including, but not limited to, any underwriting agreement or purchase agreement relating to the Shares to be issued by the Trust as determined by the Sponsor;

•	To do all other acts which, in the Sponsor’s judgment, are reasonably necessary or desirable for the registration and/or offering of Shares by the Trust; and

•	To enter into contracts and carry on any other activities in connection with or incidental to any of the foregoing powers or with the furtherance of the Trust’s purpose.

The Sponsor will perform its duties in its subjective good faith belief as to what is in or not opposed to the best interests of the Trust, but only consistent with the terms of the Trust Agreement.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement. The Trustee shall not have any obligation or duty to supervise or monitor the performance of any other person, including the Trust or the Sponsor, and shall have no liability for the failure of any other person to perform its obligations or duties under the agreements to which the Trust or the Trustee is a party or otherwise. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)	the duties and obligations of the Trustee shall be determined solely by the express provisions of the Trust Agreement;

(b)	the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Trust Agreement;

(c)	no implied covenants, duties (including fiduciary duties and duties existing at law or in equity) or obligations shall be read into the Trust Agreement against the Trustee;

(d)

in the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Trust Agreement;

(e)	the Trustee shall not be liable for an error of judgment made in good faith by an officer or employee of the Trustee;

(f)

the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Sponsor or any other person with the right to direct the Trustee;

(g)

no provision of the Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(h)	under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant, agreement or indebtedness of the Trust;

(i)

the Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust Property, the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor; and

(j)

in the event that the Trustee is unsure of the course of action to be taken by it hereunder, the Trustee may request instructions from the Sponsor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith.

The Trustee will incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

The Trustee may execute any of the trusts or powers vested in it by the Trust Agreement or perform any of its duties hereunder either directly or by or through agents, nominees, or attorney-in-fact appointed with due care and shall not be responsible for any willful misconduct or negligence on the part of any agent, custodian, nominee or attorney-in-fact so appointed, provided that the appointment of any agent, custodian, nominee or attorney-in-fact shall not relieve the Trustee of any of its obligations or liabilities under the Trust Agreement.

Except as expressly provided in Section 2.2 of the Trust Agreement, in accepting the trust created by the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof.

The Trustee will not be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Trustee hereto be liable for any failure or delay in the performance of its obligations under the Trust Agreement or any related documents because of circumstances beyond its control.

Under the Trust Agreement, the Trust has agreed to be primary obligor and to indemnify, defend and hold harmless the Trustee, in its individual capacity and in its capacity as Trustee and any of the officers, directors, employees, affiliates and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable legal fees and expenses in connection with enforcement of its rights to indemnity hereunder and including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person.

As security for any amounts owing to the Trustee under the indemnification provisions of the Trust Agreement described above, the Trustee shall have a lien against the Trust’s property, which lien shall be prior to the rights of the Sponsor or any other Shareholder of the Trust. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Trust Agreement provides that the Trust will indemnify, defend and hold harmless the Sponsor, in its capacity as Sponsor, and any of the officers, directors, employees, affiliates and agents of the Sponsor (the “Sponsor Indemnified Persons”) from and against any and all Expenses, to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Sponsor Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated by the Trust Agreement; provided, however, that the Trust shall not be required to indemnify any Sponsor Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of a Sponsor Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by a Sponsor Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Sponsor Indemnified Person to repay such amount if it shall be determined that the Sponsor Indemnified Person is not entitled to be indemnified under the Trust Agreement. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Sponsor, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

VOTING BY SHAREHOLDERS; MANAGEMENT

The Shareholders of the Trust take no part in the management or control of, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that any amendment that imposes or increases any fees or charges or prejudices a substantial existing right of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given to the Shareholders. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee.

Liquidation and Voting Rights. The Sponsor will act to terminate the Trust upon the agreement of Shareholders owning at least seventy-five (75) percent of the outstanding Shares. Consistent with the Trust Agreement, upon dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and direct the Execution Agent to sell all the bitcoin remaining in the Trust in an orderly manner. Following the liquidation of the Trust’s bitcoin, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Trust Agreement.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. Under the Trust Agreement, all management functions of the Trust will be delegated to and will be conducted by the Sponsor, its agents and its affiliates, including the Ethereum Custodian. The following persons, in their respective capacities as officers of the Sponsor perform certain functions with respect to the Trust that, if the Trust had officers, would typically be performed by them.

Name	Capacity

Brian Hartigan*	Chief Executive Officer, Board of Managers

Peter Hubbard	Vice President and Director of Portfolio Management

Jordan Krugman*	Board of Managers

Terry Gibson Vacheron	Chief Financial Officer

Kelli Gallegos*	Principal Financial and Accounting Officer, Investment Pools

Melanie Zimdars	Chief Compliance Officer

John Zerr*	Board of Managers

*	Executive officer of the Trust, within the meaning of Rule 3b-7 under the Exchange Act.

The Sponsor is managed by a Board of Managers. The Board of Managers is composed of Messrs. Hartigan, Krugman and Zerr.

Brian Hartigan (45) has been Chief Executive Officer of the Sponsor since November 2023. In this role, he has general oversight responsibilities for all of the Sponsor’s business. Mr. Hartigan has been a Member of the Board of Managers of the Sponsor since November 2023. Previously, Mr. Hartigan was Global Head of ETF Investments and Indexed Strategies at Invesco Ltd., a global investment management company and affiliate of the Sponsor, since 2015. In that role, he was responsible for oversight of all portfolio management activities of exchange-traded funds ( ETFs), as well as providing support to the US ETF Board, serving as a global ETF expert/resource and providing day-to-day support. In addition, he was a team leader for Invesco’s unit investment trusts. Mr. Hartigan earned a BA degree from the University of St. Thomas in Minnesota and an MBA in finance from DePaul University. He is a Chartered Financial Analyst® (CFA) charterholder and a member of the CFA Society of Chicago.

Peter Hubbard (42) joined the Sponsor in May 2005 as a portfolio manager and has been Vice President, Director of Portfolio Management since September 2012. In his role, Mr. Hubbard manages a team of eight portfolio managers. His responsibilities include facilitating all portfolio management processes associated with more than 200 equity and fixed income Invesco Funds listed in the United States, Canada and Europe. He is a graduate of Wheaton College with a B.A. degree in Business & Economics.

Jordan Krugman (45) is Chief Financial Officer of the Americas for Invesco Ltd., a global investment management company affiliated with the Sponsor. He was appointed to this position in October 2020. In this capacity, Mr. Krugman is responsible for general management support, in addition to executing on various strategic initiatives and overseeing the financial framework for the business units operating within the Americas division of Invesco Ltd. He has also served as a Member of the Board of Managers of the Sponsor since October 2020. From March 2019 to October 2020, Mr. Krugman served as the Global Head of Financial Planning and Analysis at Invesco Ltd. In this role, he was responsible for overseeing Invesco’s forecasting, budgeting strategic planning and financial target setting processes, including analytics and decision support for Invesco Ltd.’s executive team. From March 2017 to March 2019, Mr. Krugman served as Invesco Ltd.’s Head of Finance & Corporate Strategy, North America. In this role, Mr. Krugman was responsible for strategic and financial planning for Invesco Ltd.’s global investments organization including global real estate, private equity and global fixed income. Prior to that, Mr. Krugman was Invesco Ltd.’s Treasurer and Head of Investor Relations from May 2011 to March 2017. In this role, he was responsible for management of Invesco Ltd.’s liquidity and capital management programs. Additionally, Mr. Krugman managed the communication with Invesco Ltd.’s external stakeholders including equity shareholders, debt investors, rating agencies, and research analysts. Mr. Krugman earned a BA degree in American civilizations, with a U.S. history concentration, from Middlebury College in Vermont in 1999, and earned an MBA from Santa Clara University in California in 2007. He is a Certified Treasury Professional (CTP).

Terry Vacheron CPA (58) is the Chief Accounting Officer (since April 2022) and Head of Global Tax (since November 2020) at Invesco Ltd. In this role, she leads the company’s financial reporting, accounting, corporate tax, payroll, and SOX functions. Ms. Vacheron also serves as the Chief Financial Officer (since June 2022) of the Sponsor and Invesco Advisers Inc. where she is responsible for overseeing all aspect of the companies’ financial operations, including financial reporting and accounting. Ms. Vacheron joined Invesco in November 2020 following a brief break while between roles in October 2020. Prior to joining the firm, she was with SunTrust Bank (and later Truist Bank, which was formed in 2019 following the merger of BB&T and SunTrust) from October 2009 until September 2020, where she served as the Chief Tax Officer. Ms. Vacheron directed the full spectrum of corporate tax matters and led the tax merger integration effort for the BBT and SunTrust merger. In an overlapping role as the Corporate Functions Risk Officer at SunTrust Bank from March 2013 to December 2019, she built and led multiple corporate risk programs to identify and manage risk while maintaining her Chief Tax Officer responsibilities. During her tenure, she oversaw the implementation of stronger guidelines and accountability for risk programs, including SOX, third-party risk management, and operational risk oversight. Ms. Vacheron earned a BS degree in accounting from the University of Tennessee. She is a Certified Public Accountant (CPA). Ms. Vacheron served on the board of the United Way of Greater Atlanta from 2013 to 2020. She served as a member of the United Way’s Community Engagement Council and is currently on the United Way’s Finance Committee.

Kelli Gallegos (51) has been Principal Financial and Accounting Officer—Investment Pools for the Sponsor since September 2018. Additionally, since September 2018, Ms. Gallegos has been Principal Financial and Accounting Officer – Investment Pools of Invesco Specialized Products, LLC (sponsor to a suite of currency exchange-traded funds, “ISP”), Head of North America Fund Reporting of Invesco, Ltd. (“Invesco”, a global investment management company), and Vice President and Treasurer of Invesco Exchange Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust, and Invesco Exchange-Traded Self-Indexed Fund Trusts (each a registered investment company offering series of exchange-traded funds, the “Invesco ETFs”). She also serves as Vice President (since March 2016), Principal Financial Officer (since March 2016) and Assistant Treasurer (since December 2008) for a suite of mutual funds advised by Invesco Advisers, Inc., a registered investment adviser (the “Invesco Funds”). In her roles with the Sponsor, ISP, Invesco, the Invesco ETFs, and the Invesco Funds, Ms. Gallegos has financial and administrative oversight responsibilities for, and serves as Principal Financial Officer of the Invesco ETFs, the Trust and the exchange-traded funds for which ISP serves as sponsor (the “CurrencyShares Trusts”). Previously, she was Director of Fund Financial Services from December 2008 to September 2018, Assistant Treasurer for the Sponsor from January 2013 to September 2018, Assistant Treasurer of ISP from April 2018 to September 2018, Assistant Treasurer for the Invesco ETFs from September 2014 to September 2018 and Assistant Vice President for the Invesco Funds from December 2008 to March 2016. In such roles, Ms. Gallegos managed the group of personnel responsible for the preparation of fund financial statements and other information necessary for shareholder reports, fund prospectuses, regulatory filings, and for the coordination and oversight of third-party service providers of the Trust, the Invesco ETFs, the Invesco Funds, and the CurrencyShares Trusts. Ms. Gallegos earned a BBA in accounting from Harding University in Searcy, AR.

Melanie H. Zimdars (46) has been Chief Compliance Officer of the Sponsor since November 2017. In this role she is responsible for all aspects of regulatory compliance for the Sponsor. Ms. Zimdars has also served as Chief Compliance Officer of Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust and Invesco Actively Managed Exchange-Traded Commodity Fund Trust since November 2017. From September 2009 to October 2017, she served as Vice President and Deputy Chief Compliance Officer at ALPS Holdings, Inc. where she was Chief Compliance Officer for six different mutual fund complexes, including active and passive ETFs and open-end and closed-end funds. Through its subsidiary companies, ALPS Holdings, Inc. is a provider of investment products and customized servicing solutions to the financial services industry. Ms. Zimdars received a BS degree from the University of Wisconsin-La Crosse.

John Zerr (60) has been a Member of the Board of Managers of the Sponsor since September 2006. Mr. Zerr has also served as Chief Operating Officer of the Americas for Invesco Ltd. since February 2018. Prior to his current position, Mr. Zerr served as Managing Director and General Counsel – U.S. Retail of Invesco Management Group, Inc., a registered investment adviser affiliated with the Sponsor, from March 2006 until February 2018, where he was responsible for overseeing the U.S. Retail Legal Department for Invesco Ltd. and its affiliated companies. Mr. Zerr has also been a Senior Vice President and Secretary of IDI since March 2006 and June 2006, respectively. He also served as a Director of that entity until February 2010. Mr. Zerr has served as Senior Vice President of Invesco Advisers, Inc., a registered investment adviser affiliated with the Sponsor, since December 2009. Mr. Zerr serves as a Director, Vice President and Secretary of Invesco Investment Services, Inc., a registered transfer agency since May 2007. Mr. Zerr has served as Director, Senior Vice President, General Counsel and Secretary of a number of other Invesco Ltd. wholly-owned subsidiaries which service or serviced portions of Invesco Ltd.’s U.S. Retail business since May 2007 and since June 2010 with respect to certain Van Kampen entities engaged in the asset management business that were acquired by Invesco Ltd. from Morgan Stanley. In each of the foregoing positions Mr. Zerr is responsible for overseeing legal operations. In such capacity, Mr. Zerr also is responsible for overseeing the legal activities of the Invesco Funds. Mr. Zerr earned a BA degree in economics from Ursinus College. He graduated cum laude with a J.D. from Temple University School of Law.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information that the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any other courts located in Delaware for any claims, suits, actions or proceedings, provided that (i) the forum selection provisions do not apply to suits brough to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the State of Delaware and any other courts located in Delaware is an inconvenient venue or is otherwise inappropriate.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinions

[  ] has advised the Sponsor in connection with the Shares being offered. [  ] advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of [  ], 2024 included in this Prospectus has been so included in reliance on the report of [•], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Amended and Restated Trust Agreement

The following is a description of the material terms of the Trust Agreement.

Appointment and Duties of Trustee

The Trust Agreement provides that the Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Act that the Trust have at least one trustee with a principal place of business in Delaware. The Sponsor shall have the exclusive authority to manage the affairs of the Trust as an agent of the Trust pursuant to Section 3806(b)(7) of the Delaware Act.

Under the Trust Agreement, the Trustee has no obligation to supervise or monitor the Trust’s service providers or otherwise manage the Trust. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) at the direction of the Sponsor, the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Act.

The Trust Agreement provides that the Trustee shall serve for the duration of the Trust and until the effective date of the Trustee’s resignation. The Trustee may resign upon sixty (60) days’ prior notice to the Sponsor, which shall promptly appoint a successor. If no successor has been appointed by the Sponsor within such sixty (60) day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee.

Jurisdiction and Waiver of Jury Trial

The Trust Agreement provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any other courts located in Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the State of Delaware and any other courts located in Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

Matters Pertaining to Shares and Shareholders of the Trust

The Trust Agreement authorizes the Trust to issue an unlimited number of shares unless otherwise determined and subject to any conditions set forth by the Sponsor. The Trust will issue and redeem the Shares in Creation Baskets only to certain Authorized Participants on an ongoing basis, or to such other purchaser or purchasers, including the Seed Capital Investor, as otherwise determined by the Sponsor in its sole discretion, and only in exchange for ether and/or cash. The creation and redemption mechanics are further described above under “Creation and Redemption of Shares.”

The Trust Agreement provides that all of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable, is fully paid and nonassessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions. Shareholders have no voting rights except in limited circumstances. Shareholder voting rights are further described above under “Voting by Shareholders; Management—Liquidation and Voting Rights.”

Powers and Duties of the Sponsor

The Trust Agreement provides that the duty and authority to manage the affairs of the Trust is vested in the Sponsor, which duty and authority the Sponsor may further delegate, all pursuant to Section 3806(b)(7) of the Delaware Act. The duties of the Sponsor under the Trust Agreement are further described above under “Duties of the Sponsor.”

Indemnification

Under the Trust Agreement, the Trustee and the Sponsor will have a right to be indemnified by the Trust for certain liabilities or expenses that each incurs without gross negligence, bad faith or willful misconduct on its part.

Amendments

The Trust Agreement provides that it may be amended by the Sponsor in its sole discretion and without the Shareholders’ consent. Any such amendment to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion, except that any amendment that imposes or increases any fees or charges or prejudices a substantial existing right of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given to the Shareholders. However, any amendment to the Trust Agreement that affects the rights or duties of the Trustee will require the Trustee’s prior written consent. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby.

Tax Matters

The Trust Agreement provides that the Sponsor intends that the Trust shall be treated, for federal, state and local income tax purposes, as a grantor trust, and that, notwithstanding anything contained in the Trust Agreement to the contrary, neither the Sponsor nor the Trustee, nor any other person acting for or on behalf of the Trust, shall take any action that is inconsistent with such treatment.

Governing Law

The validity and construction of the Trust Agreement and all amendments thereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision thereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflicts of law provisions thereof.

Derivative Actions

Under the Trust Agreement, no person who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. The Trust Agreement provides that no Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if it meets additional conditions described in the Trust Agreement.

Merger and Consolidation

Under the Trust Agreement, the Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Shares of the Trust to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Shares of the Trust to be exchanged for units in another trust or company under or pursuant to any U.S. state or federal statute to the extent permitted by law. Under the Trust Agreement, the Sponsor, with written notice to the Shareholders, may approve and effect any such transactions without any vote or other action of the Shareholders, but will not do so if doing so would cause the Trust, its successor or other trust or company in which the Shareholders hold beneficial interests as a result of such transaction to fail or cease to qualify as a grantor trust for U.S. federal income tax purposes and any purported approval or effecting of such a transaction shall be null and void ab initio and without legal effect.

Fund Administration and Accounting Agreement

Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and compute expense ratios, maintaining expense files and coordinating the payment of Trust approved invoices; (ii) calculating Trust approved income and per Share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.

The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Sponsor, or if such quotes are unavailable, then obtaining such prices from the Sponsor, and in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Sponsor.

The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided however, that the Trust shall not indemnify any Indemnitee for any losses arising out of the Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.

Transfer Agency and Services Agreement

Pursuant to the Transfer Agency and Services Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of purchases and redemption of Baskets in connection with creation and redemption transactions; (ii) preparing and transmitting by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.

The Transfer Agency and Services Agreement will have a three-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.

Ether Custody Agreement

Pursuant to the Ether Custody Agreement, the Ethereum Custodian is responsible for providing the Trust with segregated cold wallet digital asset custody. The Trust’s assets with the Ethereum Custodian are held in segregated wallets and are therefore not commingled with corporate or other customer assets. The Ethereum Custodian also segregates each of the accounts (comprising multiple wallets in some cases) that a client (such as the Trust) may hold with the Ethereum Custodian, and each such account’s balance represents the account’s on-chain balance, which can be independently verified by the client or third-party auditors as needed. This approach applies to each asset supported by the Ethereum Custodian.

Private key materials are generated and subsequently stored in a form whereby no private key is stored in a decrypted format. The private key materials are stored within the Ethereum Custodian’s secure storage facilities within the U.S. and Europe. For security reasons, these exact locations are never disclosed.

Personnel supporting key operations are very limited and the Ethereum Custodian requires a background check prior to onboarding, and where required, annually thereafter. No single individual associated with the Ethereum Custodian has access to full private keys. Private key use and subsequent transaction signing instead require access to multiple systems and human operators in order to access a key and perform an on-chain transaction. For security purposes, the Ethereum Custodian does not disclose specifics around the roles and numbers of individuals involved in these processes.

The Ethereum Custodian maintains an annually renewed insurance policy with comprehensive coverage terms and conditions. This insurance policy covers the loss of client assets held in cold storage at the Ethereum Custodian. This insurance program, which has continuously run since 2013, provides the Ethereum Custodian and its clients with some of the broadest and deepest insurance coverage in the digital asset industry, with coverage designed to be comprehensive, including losses from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hack, and fraudulent transfer. Furthermore, Coinbase also maintains a Cyber insurance program covering security failures.

The Ethereum Custodian maintains an Internal Audit team that performs periodic internal audits over custody operations. SOC attestations are also performed on the Ethereum Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls as well as ensure controls are designed and operating effectively, providing reasonable assurance that customer digital asset positions held in custody and prime brokerage accounts are authorized, executed and accurately and completely recorded. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Ethereum Custodian will not be liable for any amount greater than the greater of (i) the aggregate amount of custodial fees paid in a 12-month period from the Trust to the Ethereum Custodian or (ii) the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability, subject further to the maximum liability limit of $100 million for each cold storage address. Additionally, in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Ethereum Custodian is not liable, even if the Ethereum Custodian has been advised of or knew or should have known of the possibility thereof. The Ethereum Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ethereum Custodian.

Cash Custody Agreement

The Sponsor has entered into a Cash Custody Agreement with the Cash Custodian (the “Cash Custody Agreement”). Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-ether assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-ether assets for safekeeping.

In performing its duties under the Cash Custody Agreement, the Cash Custodian will exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market and shall perform its duties without negligence, fraud, bad faith or willful misconduct. The Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement will be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with this standard of care.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for certain aspects of the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Baskets of the Trust; (ii) maintaining copies of confirmations of Creation Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of the Prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for Prospectuses are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.

Execution Agent Agreement

The Sponsor and the Execution Agent have entered into an agreement pursuant to which the Execution Agent will provide certain execution services on behalf of the Trust. Pursuant to the Execution Agent Agreement, and subject to specific instructions from the Sponsor, the Execution Agent in its discretion is responsible for selecting the method of transacting, the price, the Ethereum Counterparty or Counterparties and the trading platform or venue (if any) for the execution of each purchase and sale of ether on behalf of the Trust. The Execution Agent has established policies and procedures for identifying, monitoring and performing due diligence on potential Ethereum Counterparties and trading platforms or venues, with entities being added or removed from consideration on an ongoing basis. In addition, the Execution Agent evaluates Ethereum Counterparties and trading platforms or venues on a per-transaction basis. At the time it selects an Ethereum Counterparty for any specific transaction, the Execution Agent may consider a number of factors in an effort to seek to achieve “best execution,” including price, transaction costs, speed, and likelihood of execution and settlement, taking into account the size of the transaction and the experience and capabilities of the Ethereum Counterparty or any other consideration relevant to the execution of the relevant transaction, giving priority to transacting at a price that is the same or similar to the Benchmark Price.

The Execution Agent shall designate, validate and maintain the Trust’s digital asset wallets in accordance with instructions received from the Sponsor. The Execution Agent shall cooperate with the Trust’s administrator and custodian(s) as necessary and in accordance with agreed upon procedures.

In addition to the duty of care provisions contained in the Agreement, the Execution Agent is expressly prohibited from using any information that it has gained about the Trust’s trading activities in ether pursuant to instructions to inform (in whole or in part) any decision to purchase or sell ether that it makes either for its own account or on behalf of any other person. The Execution Agent shall not aggregate any purchases or sales of ether it makes on behalf of the Trust with any purchases or sales of ether it makes either for its own account or on behalf of any other person unless it does so in a manner that is not reasonably expected to operate to the disadvantage of the Trust.

Master Services Agreement

The Sponsor has entered into a Master Services Agreement with the Benchmark Provider (the “Master Services Agreement”). Under the Master Services Agreement, the Benchmark Provider grants to Fund a license to access and use the Benchmark in addition to other services of the Benchmark Provider. The Master Services Agreement limits the Benchmark Provider’s liability to exclude, among others, (i) loss of profits and any indirect damages arising out of the Master Services Agreement and (ii) any breach of the Benchmark Provider’s servers or systems, including any hacking or unauthorized access to customer data. The Master Services Agreement also includes master terms that apply to other agreements between the Trust and the Benchmark Provider, including the Benchmark Provider Agreement, discussed below.

Calculation Services Subscription Agreement

The Sponsor has entered into a Calculation Services Subscription Agreement with the Benchmark Provider (the “Benchmark Provider Agreement”). Under the Benchmark Provider Agreement, the Benchmark Provider agrees to provide and update the Sponsor and other identified parties with the value of ether as calculated according to the methodology described in the “Description of Lukka Prime” section above, at agreed upon time frames, in exchanged for a fixed annual fee payable by the Sponsor.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by Shareholders. The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable, and the Trust urges you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of [ ], although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee intends to report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of [ ] is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position.

As discussed below in “Taxation of U.S. Shareholders,” if a hard fork, airdrop or similar event occurs in the Ethereum blockchain, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created. Although the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created, it is possible that Shareholders may incur a federal income tax liability if, for example, the IRS does not recognize such a disclaimer. The occurrence of a hard fork, airdrop or the Trust’s or Sponsor’s actions with respect thereto or with respect to any alternative digital asset the Trust receives may affect the Trust’s ability to qualify as a “grantor trust” for U.S. federal income tax purposes.

Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income (which may be eligible for preferential rates, in the case of non-corporate taxpayers, or a dividends received deduction, in the case of corporate taxpayers). However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a new technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any ether the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Trust may use ether to pay the Sponsor Fee, which under current IRS guidance would be treated as a sale of such ether. Although the Trust generally does not intend to sell ether for other purposes, it may do so in connection with cash redemption transactions, or if necessary to pay certain expenses that must be paid in cash. As and when the Trust sells ether (for example to pay any such expenses) or is treated as selling ether (for example, by using ether to pay the Sponsor Fee), a Shareholder will generally recognize a gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the ether held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of ether sold, and the denominator of which is the total amount of the ether held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the ether that was sold or treated as sold.

Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize a gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling ether) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold.

Gains or losses from the sale of ether to fund cash redemptions are expected to be treated as incurred by the Shareholder that is being redeemed, and the amount of such gain or loss will generally equal the difference between (a) the amount realized pursuant to the sale of the ether, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust that is sold to fund the redemption, as determined in the manner described in the paragraph that is two paragraphs above this one. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event to the Shareholder.

Following the In-Kind Regulatory Approval, an in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the ether received in the in-kind redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust immediately prior to the in-kind redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the ether received generally should include the period during which the Shareholder held the Shares redeemed in-kind. A subsequent sale of the ether received by the Shareholder generally will be a taxable event, unless a nonrecognition provision of the Code or Treasury Regulations applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or redemption for cash or, in the case of an in-kind redemption, that is treated as the basis of the ether received by the Shareholder in the in-kind redemption.

If a hard fork, airdrop or similar event occurs in the Ethereum blockchain, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets, as discussed above. Although the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created, it is possible that Shareholders may still incur a federal income tax liability as a result of a hard fork, airdrop or similar event if, for example, the IRS does not recognize such a disclaimer. Under current guidance, the IRS has held that a hard fork resulting in the receipt of new units of a digital asset is a taxable event giving rise to ordinary income. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income, and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold.

3.8% Tax on Net Investment Income

The Code generally imposes an additional 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts, and estates to the extent their income exceeds certain threshold amounts. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the potential tax consequences of a purchase of Shares.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

U.S. Federal Income Taxation of U.S. Tax-Exempt Shareholders

The Trust’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a hard fork, airdrop, or similar event with respect to digital currencies may be treated as UBTI. If the Trust were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

Tax-Exempt Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares.

U.S. Federal Income Taxation of Non-U.S. Shareholders

The Trust generally does not expect to generate taxable income except for gain (if any) upon the sale or transfer of ether. A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of the Shares, or upon the sale or transfer of ether by the Trust, unless (i) the Non-U.S. Shareholder is an individual and is present in the U.S. for one hundred and eighty-three (183) days or more during the taxable year of the sale, transfer or other disposition, and the gain is treated as being from U.S. sources; or (ii) the gain is (or is treated as) effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States (“ECI”).

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other FDAP income that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty or statutory exemption). There is currently no guidance as to whether income recognized by the Trust as a result of a fork, airdrop or similar event would constitute U.S. source FDAP.

Non-U.S. Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares.

Taxation in Jurisdictions Other Than the U.S.

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the U.S. are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to federal, state, local, non-U.S. or other law or regulation that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In considering an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment could constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the fiduciary standards under ERISA including investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Ethereum Custodian or any of their respective employees, representatives, agents or affiliates (the “Transaction Parties”) has, through this report and related materials, provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; (b) no Transaction Party is intended to be treated as fiduciary to the Plan with respect to any decision by the Plan to purchase, acquire, hold or dispose of the Shares; and (c) no Transaction Party is expected to serve in a trusted advisor role with respect to the Plan’s investment in the Shares.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Trust, the Sponsor, the Ethereum Custodian, the Execution Agent and other sources the Trust believes to be reliable.

You should disregard anything the Trust or the Sponsor said in an earlier document that is inconsistent with what is included in this Prospectus.

You should not assume that the information in this Prospectus is current as of any date other than the date on the front page of this Prospectus.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.invesco.com/QETH. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

INVESCO CAPITAL MANAGEMENT LLC PRIVACY NOTICE

Rev. March 5, 2020

FACTS	WHAT DOES INVESCO DO WITH YOUR PERSONAL INFORMATION?*

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•  Social Security number and income

•  Transaction history and investment experience

•  Investment experience and assets

When you are no longer our customer, we continue to share information about you according to our policies.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Invesco chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Invesco share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes— to offer our products and services to you	No	We do not share
For joint marketing with other financial companies	No	We do not share
For our affiliates’ everyday business purposes— information about your transactions and experiences	No	We do not share
For our affiliates’ everyday business purposes— information about your credit worthiness	No	We do not share
For our affiliates to market to you	No	We do not share
For non-affiliates to market to you	No	We do not share

Questions?	Call 1-800-959-4246 (toll free).

*

This privacy notice applies to individuals who obtain or have obtained a financial product or service from the Invesco family of companies. For a complete list of Invesco entities, please see the section titled “Who is providing this notice” on page 2.

Who we are
Who is providing this notice?	Invesco Advisers, Inc., Invesco Private Capital, Inc., Invesco Senior Secured Management, Inc., WL Ross & Co. LLC, Invesco Distributors, Inc., Invesco Managed Accounts, LLC, and the Invesco family of mutual funds.

What we do

How does Invesco protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Invesco collect my personal information?

We collect your personal information, for example, when you

•  Open an account or give us your contact information

•  Make deposits or withdrawals from your account or give us your income information

•  Make a wire transfer

We also collect your personal information from others, such as credit bureaus, affiliates or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

•  Sharing for affiliates’ everyday business purposes—information about your creditworthiness

•  Affiliates from using your information to market to you

•  Sharing for nonaffiliates to market to you

Definitions

Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies.Invesco does not share with our affiliates so that they can market to you.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies.Invesco does not share with non-affiliates so that they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you.Invesco doesn’t jointly market.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1940 Act”: Investment Company Act of 1940, as amended.

“Administrator”: The Bank of New York Mellon.

“ASC Topic 820”: the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures”.

“AUL”: Authorized User List.

“Authorized Participant”: One that purchases or redeems Creation Baskets from or to the Trust.

“Authorized Participant Agreement”: The authorized participant agreement by and among the Trust, the Sponsor and the Authorized Participant(s).

“Benchmark”: Lukka Prime Ethereum Reference Rate.

“Benchmark Pricing Source”: A ether pricing source included in the Benchmark.

“Benchmark Provider”: Lukka, Inc.

“Benchmark Provider Agreement”: Calculation Services Subscription Agreement between the Sponsor and the Benchmark Provider.

“BES”: Base Exchange Score.

“BGP”: Border gateway protocol.

“BNYM”: The Bank of New York Mellon.

“BSA”: U.S. Bank Secrecy Act, as amended.

“Business Day”: Any day other than a day when the Exchange is closed for regular trading.

“Cash Custodian”: The Bank of New York Mellon.

“Cash Custody Agreement”: Custody agreement by and between the Cash Custodian and the Trust.

“Cash Purchase Order”: An order to purchase one or more Creation Baskets with the Transfer Agent in exchange for cash.

“CBDCs”: Central bank digital currencies.

“Cboe”: Cboe BZX.

“CEA”: Commodity Exchange Act of 1936, as amended.

“CFIX”: Bloomberg Crypto Price Fixings.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the U.S.

“Code”: Internal Revenue Code of 1986, as amended.

“Coinbase”: Coinbase, Inc.

“Coinbase Custody”: Coinbase Custody Trust Company, LLC.

“Coinbase Global”: Coinbase Global, Inc.

“Connected Trading Venue”: Third-party trading platform or other trading platform where the Prime Broker routes orders to buy and sell ether on behalf of the Trust if the Execution Agent opts to utilize the Prime Broker to execute such orders.

“Creation Basket”: A block of 5,000 Shares used by the Trust to issue or redeem Shares.

“Creation Basket Deposit”: The total deposit required to create each Creation Basket.

“CTA”: Consolidated Tape Association

“CurrencyShares Trusts”: Exchange-traded funds for which ISP serves as sponsor.

“DSTA”: Delaware Statutory Trust Act.

“DTC”: Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“ECI”: Effectively Connected Income.

“ERISA”: The Employee Retirement Income Security Act of 1974.

“Ether”: Ether with a lowercase “e” is used when referring to the digital asset within the Ethereum network.

“Ether Custody Agreement”: Prime brokerage and custody agreement between the Trust and Coinbase Custody Trust Company, LLC.

“Ethereum”: Ethereum with an uppercase “E” is used to describe the system as a whole that is involved in maintaining the ledger of ether ownership and facilitating the transfer of ether among parties.

“Ethereum Access Persons”: Execution Agent personnel who have access to information about creation and redemption activity in Shares of the Trust.

“Ethereum Counterparty”: Digital asset trading platforms or counterparties with whom the Execution Agent transacts in acquiring or disposing of ether on behalf of the Trust.

“Ethereum Custodian”: Coinbase Custody Trust Company, LLC.

“ETHW”: EthereumPoW network.

“ETP”: Exchange-traded product.

“Examinations”: The U.S. Securities and Exchange Commission’s Division of Examinations.

“Exchange”: Cboe BZX.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Execution Agent”: Galaxy Digital Funds LLC

“Expenses”: losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever.

“FASB”: Financial Accounting Standards Board.

“FDAP”: Fixed or determinable annual or periodical gains, profits and income.

“FDIC”: Federal Deposit Insurance Corporation.

“FinCEN”: The Financial Crimes Enforcement Network.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“FMV”: Fair market value.

“FTX”: FTX Trading Ltd.

“Galaxy”: Galaxy Digital LP.

“Galaxy Holdings”: Galaxy Digital Holdings LP.

“GBTC”: Grayscale Bitcoin Trust.

“Genesis”: Genesis Global Capital, LLC.

“ICO”: Initial coin offering.

“IFRS”: International Financial Reporting Standards Foundation

“IIV”: Intraday indicative value.

“Incidental Rights”: Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust or of the Sponsor on behalf of the Trust.

“Indemnified Person”: The Trustee as well as any officers, directors, employees and agents of the Trustee.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“Initial Seed Shares”: 4,000 shares of the Trust sold to Invesco Ltd. in connection with the Trust’s launch.

“In-Kind Regulatory Approval”: Regulatory approval that may be received by Cboe to permit the Trust to create and redeem Creation Baskets in-kind for Ethereum.

“Invesco”: Invesco Capital Management LLC.

“Invesco ETFs”: Invesco Exchange Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust, and Invesco Exchange-Traded Self-Indexed Fund Trusts.

“Invesco Funds”: Mutual funds advised by Invesco Advisers, Inc., a registered investment adviser.

“IR Assets”: Virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

“IRAs”: Individual retirement accounts.

“IRS”: U.S. Internal Revenue Service.

“ISP”: Invesco Specialized Products, LLC.

“JOBS Act”: Jumpstart Our Business Startups Act.

“KYT”: Know-Your-Transaction.

“Losses”: Losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith).

“Marketing Agent”: Invesco Distributors, Inc.

“Marketing Agent Indemnitees”: The Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act.

“Marketing Materials”: Certain Trust marketing materials submitted by the Trust for review.

“Master Services Agreement”: Master Services Agreement between the Sponsor and the Benchmark Provider.

“NAV”: Net asset value per share of the Trust.

“NFA”: National Futures Association.

“NYSDFS”: The New York State Department of Financial Services.

“NYSDTF”: The New York State Department of Taxation and Finance.

“OFAC”: The Office of Foreign Assets Control of the United States Department of the Treasury.

“OTC”: Over-the-counter markets.

“PCAOB”: Public Company Accounting Oversight Board.

“PIOB”: Benchmark Provider’s Price Integrity Oversight Board.

“Plans”: Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

“PoS”: Proof-of-Stake.

“PoW”: Proof-of-Work.

“Prime Broker”: Coinbase, Inc.

“Prime Custody Vault”: “Cold storage” environment where the private keys associated with the Trust’s ether are generated and secured.

“Redemption Order Date”: The date a redemption order is received in satisfactory form and approved by the Transfer Agent.

“Relevant Coinbase Entities”: Coinbase and Coinbase Global Inc.

“SEC”: The U.S. Securities and Exchange Commission.

“Securities Act”: Securities Act of 1933, as amended.

“Seed Capital Investor”: Invesco Ltd. or a subsidiary thereof.

“Seed Creation Baskets”: Creation Baskets comprising $[ ] million worth of Shares purchased by the Seed Capital Investor.

“Selling Shareholder”: Each initial seed investor, and each affiliate of the Trust and the Sponsor who may hold Shares from time to time, that sells some or all of the Shares held by them pursuant to the registration statement for the Trust.

“Shareholders”: Holders of Shares.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“SIPC”: Securities Investor Protection Corporation.

“SOC”: Systems and Organizational Control.

“Sponsor”: Invesco Capital Management LLC.

“Sponsor Ethereum Account”: The Sponsor’s account, if any, at the Ethereum Custodian.

“Sponsor Fee”: The unified fee of [●]% per annum paid by the Trust to the Sponsor.

“Trading Balance”: Trading account used to maintain the Trust’s ether when it is being processed in connection with certain creation or redemption transactions or it is being sold.

“Transaction Parties”: The Sponsor, the Trustee, the Ethereum Custodian or any of their respective affiliates.

“Transfer Agent”: The Bank of New York Mellon.

“Trust”: Invesco Galaxy Ethereum ETF.

“Trust Agreement”: Amended and Restated Declaration of Trust and Trust Agreement of [  ], 2024.

“Trust” Ethereum Account”: Each Trust account at the Ethereum Custodian.

“Trustee”: CSC Delaware Trust Company, a Delaware trust company.

“U.S.”: United States of America.

“U.S. GAAP”: U.S. generally accepted accounting principles.

“U.S. Treasury Department”: United States Department of the Treasury.

“UBTI”: Unrelated Business Taxable Income.

“USDC”: U.S. Dollar Coin.

“WHO”: World Health Organization.

“You”: The current and prospective owner or holder of Shares.

INVESCO GALAXY ETHEREUM ETF

[ ]

COMMON SHARES

PROSPECTUS

[   ], 2024

Until [    ], 2024 (25 calendar days after the date of the initial Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Invesco Capital Management LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	$
Exchange Listing Fee	$
Printing and engraving expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Total	$

*	Subject to revision upon completion of the offering.

Item 14. Indemnification of Directors and Officers.

Under the Trust Agreement, the Trust has agreed to be primary obligor and to indemnify, defend and hold harmless the Trustee, in its individual capacity and in its capacity as Trustee and any of the officers, directors, employees, affiliates and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable legal fees and expenses in connection with enforcement of its rights to indemnity hereunder and including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. As security for any amounts owing to the Trustee under the indemnification provisions of the Trust Agreement described above, the Trustee shall have a lien against the Trust’s property, which lien shall be prior to the rights of the Sponsor or any other Shareholder of the Trust. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

The Trust Agreement provides that the Trust shall indemnify, defend and hold harmless the Sponsor, in its capacity as Sponsor, and any of the officers, directors, employees, affiliates and agents of the Sponsor (the “Sponsor Indemnified Persons”) from and against any and all Expenses, to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Sponsor Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated by the Trust Agreement; provided, however, that the Trust shall not be required to indemnify any Sponsor Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of a Sponsor Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by a Sponsor Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Sponsor Indemnified Person to repay such amount if it shall be determined that the Sponsor Indemnified Person is not entitled to be indemnified under the Trust Agreement. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

In connection with the Trust’s launch, the Trust was seeded with $[●] on [●] through the sale of Shares (“Initial Seed Shares”) by the Trust to the Sponsor.

In this transaction, the Sponsor purchased [●] Shares ([●] Creation Baskets) at a price of $[●] per Share based on the Benchmark price as of 4:00 p.m. ET on [●]. The Execution Agent acquired [●] ether on behalf of the Trust. Accordingly, as of the market close on [●], the Trust had total assets of $[●], solely represented by ether held in custody by the Ethereum Custodian, and had [●] Shares outstanding, entirely held by the Seed Capital Investor. These transactions were effected pursuant to Section 4(a)(2) of the Securities Act. The Seed Capital Investor acted as a statutory underwriter in connection with these transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Declaration of Trust and Trust Agreement[1]

3.2	Amended and Restated Declaration of Trust and Trust Agreement*

3.3	Certificate of Trust[1]

5.1	Opinion of [ ] as to legality**

8.1	Opinion of [ ] as to tax matters**

10.1	[Reserved]

10.2	Form of Initial Authorized Participant Agreement*

10.3	Form of Marketing Agent Agreement*

10.4	Ether Custody Agreement*

10.5	Form of Cash Custody Agreement*

10.6	Form of Trust Administration and Accounting Agreement*

10.7	Form of Transfer Agency Agreement*

10.8	Form of Calculation Services Subscription Agreement*

10.9	Execution Agent Agreement*

10.10	Lukka Master Services Agreement*

23.1	Consent of Independent Registered Public Accounting Firm**

23.2	Consent of [ ] (included in Exhibit 5.1) **

23.3	Consent of [ ] (included in Exhibit 8.1)**

107	Filing Fee Table*

*	Filed herewith.
**	To be filed by amendment.
[1]	Previously filed as an exhibit to the Registration Statement on Form S-1 filed September 29, 2023 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Downers Grove, and the State of Illinois, on May 31, 2024.

INVESCO GALAXY ETHEREUM ETF Invesco Capital Management LLC, as Sponsor of the Trust

By:	/s/ Brian Hartigan
Name: Brian Hartigan Title: Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/S/ Brian Hartigan Name: Brian Hartigan	Chief Executive Officer, Manager (principal executive officer)	May 31, 2024

/S/ Kelli Gallegos	Principal Financial and Accounting Officer, Investment Pools (principal financial officer and principal accounting officer)	May 31, 2024
Name: Kelli Gallegos

/S/ Jordan Krugman Name: Jordan Krugman	Manager	May 31, 2024

/S/ John Zerr Name: John Zerr	Manager	May 31, 2024

*	The registrant is a trust and the persons are signing in their capacities as officers of Invesco Capital Management LLC, the Sponsor of the registrant.